                                                                   EXHIBIT 10.26

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                          DATED AS OF FEBRUARY 25, 2004

                                      AMONG

                NEWPARK RESOURCES, INC., A DELAWARE CORPORATION,
                 BATSON-MILL, L.P., A TEXAS LIMITED PARTNERSHIP,
                  DURA-BASE NEVADA, INC., A NEVADA CORPORATION,
                 EXCALIBAR MINERALS, INC., A TEXAS CORPORATION,
                       EXCALIBAR MINERALS OF LA., L.L.C.,
                     A LOUISIANA LIMITED LIABILITY COMPANY,
              NES PERMIAN BASIN, L.P., A TEXAS LIMITED PARTNERSHIP,
       NEWPARK DRILLING FLUIDS, L.L.C., A TEXAS LIMITED LIABILITY COMPANY,
                     NEWPARK ENVIRONMENTAL SERVICES, L.L.C.,
                     A LOUISIANA LIMITED LIABILITY COMPANY,
                    NEWPARK ENVIRONMENTAL MANAGEMENT COMPANY,
                 L.L.C., A LOUISIANA LIMITED LIABILITY COMPANY,
                 NEWPARK ENVIRONMENTAL SERVICES OF TEXAS, L.P.,
                          A TEXAS LIMITED PARTNERSHIP,
                NEWPARK HOLDINGS, INC., A LOUISIANA CORPORATION,
          NEWPARK TEXAS L.L.C., A LOUISIANA LIMITED LIABILITY COMPANY,
                     NID, L.P., A TEXAS LIMITED PARTNERSHIP,
                   OGS LABORATORY, INC., A TEXAS CORPORATION,
             SOLOCO, L.L.C., A LOUISIANA LIMITED LIABILITY COMPANY,
              SOLOCO TEXAS, L.P., A TEXAS LIMITED PARTNERSHIP, and
       SUPREME CONTRACTORS, L.L.C., A LOUISIANA LIMITED LIABILITY COMPANY,

                                  AS BORROWERS,

                         THE LOAN PARTIES PARTY HERETO,

                   THE LENDERS PARTY HERETO FROM TIME TO TIME,

                       BANK ONE, NA (MAIN OFFICE CHICAGO),
                             AS AGENT AND LC ISSUER,

                         BANC ONE CAPITAL MARKETS, INC.,
                      AS LEAD ARRANGER AND SOLE BOOK RUNNER

                                       AND

                           FLEET CAPITAL CORPORATION,
                              AS SYNDICATION AGENT

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS..........................................................................................        2

ARTICLE II THE FACILITY........................................................................................       25

   2.1.        The Facility....................................................................................       25
         2.1.1.      Revolving Loans...........................................................................       25
         2.1.2.      Facility LCs..............................................................................       26
         2.1.3.      Non-Ratable Loans.........................................................................       31
         2.1.4.      Protective Advances and Overadvances......................................................       31
         2.1.5.      Term A Loans..............................................................................       32
         2.1.6.      Supplemental Term Loans...................................................................       32
         2.1.7.      Reallocation of Loans and Commitments.....................................................       33
   2.2.        Ratable Loans; Risk Participation...............................................................       33
   2.3.        Payment of the Obligations......................................................................       34
   2.4.        Minimum Amount of Each Advance..................................................................       34
   2.5.        Funding Account.................................................................................       34
   2.6.        Reliance Upon Authority; No Liability...........................................................       34
   2.7.        Conversion and Continuation of Outstanding Advances.............................................       34
   2.8.        Telephonic Notices..............................................................................       35
   2.9.        Notification of Advances, Interest Rates and Repayments.........................................       35
   2.10.       Fees............................................................................................       35
   2.11.       Interest Rates..................................................................................       35
   2.12.       Eurodollar Advances Post Default; Default Rates.................................................       36
   2.13.       Interest Payment Dates; Interest and Fee Basis..................................................       36
   2.14.       Voluntary Prepayments...........................................................................       36
   2.15.       Mandatory Prepayments...........................................................................       37
   2.16.       Termination of the Facility.....................................................................       38
   2.17.       Method of Payment...............................................................................       39
   2.18.       Apportionment, Application, and Reversal of Payments............................................       40
   2.19.       Settlement......................................................................................       40
   2.20.       Indemnity for Returned Payments.................................................................       41
   2.21.       Noteless Agreement; Evidence of Indebtedness....................................................       41
   2.22.       Lending Installations...........................................................................       42
   2.23.       Non-Receipt of Funds by the Agent; Defaulting Lenders...........................................       42
   2.24.       Limitation of Interest..........................................................................       43

ARTICLE III YIELD PROTECTION; TAXES............................................................................       44

   3.1.        Yield Protection................................................................................       44
   3.2.        Changes in Capital Adequacy Regulations.........................................................       45
   3.3.        Availability of Types of Advances...............................................................       45
   3.4.        Funding Indemnification.........................................................................       46
   3.5.        Taxes...........................................................................................       46
   3.6.        Lender Statements; Survival of Indemnity........................................................       47

ARTICLE IV CONDITIONS PRECEDENT................................................................................       48

   4.1.        Effectiveness...................................................................................       48
   4.2.        Each Credit Extension...........................................................................       51

ARTICLE V REPRESENTATIONS AND WARRANTIES.......................................................................       52

A&R CREDIT AGREEMENT

   5.1.        Existence and Standing..........................................................................       52
   5.2.        Authorization and Validity......................................................................       52
   5.3.        No Conflict; Government Consent.................................................................       52
   5.4.        Security Interest in Collateral.................................................................       53
   5.5.        Financial Statements............................................................................       53
   5.6.        Material Adverse Change.........................................................................       53
   5.7.        Taxes...........................................................................................       53
   5.8.        Litigation and Contingent Obligations...........................................................       53
   5.9.        Capitalization and Subsidiaries.................................................................       54
   5.10.       ERISA...........................................................................................       54
   5.11.       Accuracy of Information.........................................................................       54
   5.12.       Names; Prior Transactions.......................................................................       54
   5.13.       Regulation U....................................................................................       54
   5.14.       Material Agreements.............................................................................       54
   5.15.       Compliance With Laws............................................................................       55
   5.16.       Ownership of Properties.........................................................................       55
   5.17.       Plan Assets; Prohibited Transactions............................................................       55
   5.18.       Environmental Matters...........................................................................       55
   5.19.       Investment Company Act..........................................................................       55
   5.20.       Public Utility Holding Company Act..............................................................       55
   5.21.       Bank Accounts...................................................................................       55
   5.22.       Indebtedness....................................................................................       55
   5.23.       Affiliate Transactions..........................................................................       55
   5.24.       Real Property; Leases...........................................................................       56
   5.25.       Intellectual Property Rights....................................................................       56
   5.26.       Insurance.......................................................................................       56
   5.27.       Solvency........................................................................................       56
   5.28.       Subordinated Indebtedness; Indenture............................................................       57
   5.29.       Post-Retirement Benefits........................................................................       57
   5.30.       Common Enterprise...............................................................................       57
   5.31.       Reportable Transaction..........................................................................       57
   5.32.       Labor Disputes..................................................................................       57
   5.33.       Joint Venture...................................................................................       57

ARTICLE VI COVENANTS...........................................................................................       58

   6.1.        Financial and Collateral Reporting..............................................................       58
   6.2.        Use of Proceeds.................................................................................       61
   6.3.        Notices.........................................................................................       61
   6.4.        Conduct of Business.............................................................................       63
   6.5.        Taxes...........................................................................................       63
   6.6.        Payment of Indebtedness and Other Liabilities...................................................       63
   6.7.        Insurance.......................................................................................       64
   6.8.        Compliance with Laws............................................................................       65
   6.9.        Maintenance of Properties and Intellectual Property Rights......................................       65
   6.10.       Inspection......................................................................................       65
   6.11.       Appraisals; Additional Real Property Requirements...............................................       66
   6.12.       Communications with Accountants.................................................................       66
   6.13.       Collateral Access Agreements and Real Estate Purchases..........................................       66
   6.14.       Deposit Account Control Agreements..............................................................       67
   6.15.       Additional Collateral; Further Assurances.......................................................       67
   6.16.       Dividends.......................................................................................       68

A&R CREDIT AGREEMENT

   6.17.       Indebtedness....................................................................................       69
   6.18.       Capital Structure...............................................................................       70
   6.19.       Merger..........................................................................................       70
   6.20.       Sale of Assets..................................................................................       70
   6.21.       Investments and Acquisitions....................................................................       70
   6.22.       Liens...........................................................................................       72
   6.23.       Change of Name or Location; Change of Fiscal Year...............................................       73
   6.24.       Affiliate Transactions..........................................................................       73
   6.25.       Amendments to Agreements........................................................................       73
   6.26.       Prepayment of Indebtedness; Subordinated Indebtedness...........................................       74
   6.27.       Financial Contracts.............................................................................       74
   6.28.       Capital Expenditures............................................................................       74
   6.29.       Financial Covenants.............................................................................       74
         6.29.1.     Fixed Charge Coverage Ratio...............................................................       74
         6.29.2.     Minimum Tangible Net Worth................................................................       75
         6.29.3.     Minimum Excess Availability...............................................................       75
   6.30.       Depository Banks................................................................................       75
   6.31.       Real Property Purchases.........................................................................       75
   6.32.       Sale of Accounts................................................................................       75
   6.33.       Canadian Subsidiaries Negative Pledge...........................................................       75

ARTICLE VII DEFAULTS...........................................................................................       75

ARTICLE VIII REMEDIES; WAIVERS AND AMENDMENTS..................................................................       78

   8.1.        Remedies........................................................................................       78
   8.2.        Waivers by Loan Parties.........................................................................       79
   8.3.        Amendments......................................................................................       80
   8.4.        Preservation of Rights..........................................................................       81

ARTICLE IX GENERAL PROVISIONS..................................................................................       81

   9.1.        Survival of Representations.....................................................................       81
   9.2.        Governmental Regulation.........................................................................       81
   9.3.        Headings........................................................................................       81
   9.4.        Entire Agreement................................................................................       81
   9.5.        Several Obligations; Benefits of this Agreement.................................................       81
   9.6.        Expenses; Indemnification.......................................................................       82
   9.7.        Numbers of Documents............................................................................       83
   9.8.        Accounting......................................................................................       83
   9.9.        Severability of Provisions......................................................................       84
   9.10.       Nonliability of Lenders.........................................................................       84
   9.11.       Confidentiality.................................................................................       84
   9.12.       Nonreliance.....................................................................................       85
   9.13.       Disclosure......................................................................................       85
   9.14.       Patriot Act Notice..............................................................................       85
   9.15.       Amendment and Restatement.......................................................................       86

ARTICLE X THE AGENT............................................................................................       86

   10.1.       Appointment; Nature of Relationship.............................................................       86
   10.2.       Powers..........................................................................................       86
   10.3.       General Immunity................................................................................       87
   10.4.       No Responsibility for Credit Extensions, Recitals, etc..........................................       87

A&R CREDIT AGREEMENT

   10.5.       Action on Instructions of the Lenders...........................................................       87
   10.6.       Employment of Agents and Counsel................................................................       87
   10.7.       Reliance on Documents; Counsel..................................................................       87
   10.8.       Agent's Reimbursement and Indemnification.......................................................       87
   10.9.       Notice of Default...............................................................................       88
   10.10.      Rights as a Lender..............................................................................       88
   10.11.      Lender Credit Decision..........................................................................       88
   10.12.      Successor Agent.................................................................................       89
   10.13.      Delegation to Affiliates........................................................................       89
   10.14.      Execution of Loan Documents.....................................................................       89
   10.15.      Collateral Matters..............................................................................       90
   10.16.      Co-Agents, Documentation Agent, Syndication Agent, etc..........................................       91

ARTICLE XI SETOFF; RATABLE PAYMENTS............................................................................       92

   11.1.       Setoff..........................................................................................       92
   11.2.       Ratable Payments................................................................................       92

ARTICLE XII BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS..................................................       92

   12.1.       Successors and Assigns..........................................................................       92
   12.2.       Participations..................................................................................       93
   12.3.       Assignments.....................................................................................       93
   12.4.       Dissemination of Information....................................................................       95
   12.5.       Tax Treatment...................................................................................       95
   12.6.       Assignment by LC Issuer.........................................................................       95

ARTICLE XIII NOTICES...........................................................................................       95

   13.1.       Notices; Effectiveness; Electronic Communications...............................................       95
   13.2.       Change of Address, Etc..........................................................................       96

ARTICLE XIV COUNTERPARTS.......................................................................................       96

ARTICLE XV GUARANTY............................................................................................       97

   15.1.       Guaranty........................................................................................       97
   15.2.       Guaranty of Payment.............................................................................       97
   15.3.       No Discharge or Diminishment of Guaranty........................................................       97
   15.4.       Defenses Waived.................................................................................       98
   15.5.       Rights of Subrogation...........................................................................       99
   15.6.       Reinstatement; Stay of Acceleration.............................................................       99
   15.7.       Information.....................................................................................       99
   15.8.       Termination.....................................................................................       99
   15.9.       Taxes...........................................................................................       99
   15.10.      Severability....................................................................................      100
   15.11.      Contribution....................................................................................      100
   15.12.      Lending Installations...........................................................................      101
   15.13.      Liability Cumulative............................................................................      101

ARTICLE XVI CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.......................................      101

   16.1.       CHOICE OF LAW...................................................................................      101
   16.2.       CONSENT TO JURISDICTION.........................................................................      101
   16.3.       WAIVER OF JURY TRIAL............................................................................      102

ARTICLE XVII THE BORROWER REPRESENTATIVE.......................................................................      102

A&R CREDIT AGREEMENT

   17.1.       Appointment; Nature of Relationship.............................................................      102
   17.2.       Powers..........................................................................................      102
   17.3.       Employment of Agents............................................................................      102
   17.4.       Notices.........................................................................................      102
   17.5.       Successor Borrower Representative...............................................................      102
   17.6.       Execution of Loan Documents; Aggregate Borrowing Base Certificate...............................      102
   17.7.       Reporting.......................................................................................      103

PRICING SCHEDULE...............................................................................................       ii

EXHIBIT A  BORROWING NOTICE....................................................................................        1

EXHIBIT B CONVERSION/CONTINUATION NOTICE.......................................................................        1

EXHIBIT C-1  REVOLVING NOTE....................................................................................        1

EXHIBIT C-2  TERM A NOTE.......................................................................................        1

EXHIBIT D  FORM OF OPINION.....................................................................................        1

EXHIBIT E  COMPLIANCE CERTIFICATE..............................................................................        1

EXHIBIT F  JOINDER AGREEMENT...................................................................................        1

EXHIBIT G  ASSIGNMENT AND ASSUMPTION AGREEMENT.................................................................        1

EXHIBIT H  BORROWING BASE CERTIFICATE..........................................................................        1

EXHIBIT I  AGGREGATE BORROWING BASE CERTIFICATE................................................................        1

SCHEDULE 5.8  LITIGATION AND CONTINGENT OBLIGATIONS............................................................       ii

SCHEDULE 5.9  CAPITALIZATION AND SUBSIDIARIES..................................................................      iii

SCHEDULE 5.12  NAMES; PRIOR TRANSACTIONS.......................................................................       iv

SCHEDULE 5.14  MATERIAL AGREEMENTS.............................................................................        v

SCHEDULE 5.16 OWNERSHIP OF PROPERTIES..........................................................................       vi

SCHEDULE 5.22  INDEBTEDNESS....................................................................................      vii

SCHEDULE 5.23  AFFILIATE TRANSACTIONS..........................................................................     viii

SCHEDULE 5.24  REAL PROPERTY; LEASES...........................................................................       ix

SCHEDULE 5.25  INTELLECTUAL PROPERTY RIGHTS....................................................................        x

SCHEDULE 5.26  INSURANCE.......................................................................................       xi

A&R CREDIT AGREEMENT

SCHEDULE 5.32  LABOR MATTERS...................................................................................      xii

SCHEDULE 6.7  INSURANCE EXCEPTIONS.............................................................................     xiii

SCHEDULE 6.21  OTHER INVESTMENTS...............................................................................      xiv

SCHEDULE 6.22  LIENS...........................................................................................       15

A&R CREDIT AGREEMENT

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

         This Amended and Restated Credit Agreement, dated as of February 25, 2004, is among Newpark Resources, Inc., a Delaware corporation, as the Company and as a Borrower, Batson-Mill, L.P., a Texas limited partnership, Dura-base Nevada, Inc., a Nevada corporation, Excalibar Minerals, Inc., a Texas corporation, Excalibar Minerals of LA., L.L.C., a Louisiana limited liability company, NES Permian Basin, L.P., a Texas limited partnership, Newpark Drilling Fluids, L.L.C., a Texas limited liability company, Newpark Environmental Services, L.L.C., a Louisiana limited liability company, Newpark Environmental Management Company, L.L.C., a Louisiana limited liability company, Newpark Environmental Services of Texas, L.P., a Texas limited partnership, Newpark Holdings, Inc., a Louisiana corporation, Newpark Texas L.L.C., a Louisiana limited liability company, NID, L.P., a Texas limited partnership, OGS Laboratory, Inc., a Texas corporation, SOLOCO, L.L.C., a Louisiana limited liability company, SOLOCO Texas, L.P., a Texas limited partnership, and Supreme Contractors, L.L.C., a Louisiana limited liability company, each as a Borrower, the other Loan Parties, the Lenders and Bank One, NA, a national banking association with its main office in Chicago, Illinois, as an LC Issuer and as the Agent.

                                    RECITALS

         WHEREAS, previous hereto, the Company, certain lenders, certain guarantors, and Bank One, N.A., as agent entered into the Original Loan Agreement (as defined herein), which Original Loan Agreement has since been amended, restated, modified, extended, renewed and restructured from time to time, through and including the Amended Loan Agreement (as defined herein);

         WHEREAS, the Borrowers have now requested that the lenders further amend, restate, modify, extend, renew and restructure the loans made pursuant to the Amended Loan Agreement, to admit additional Persons as borrowers, guarantors, and lenders, as the case may be, and make available to the Borrowers loans and other extensions of credit, on the terms and conditions set forth herein in an aggregate original principal amount not to exceed $85,000,000, which extensions of credit will be used by the Borrowers for the purposes set forth in Section 6.2;

         WHEREAS, the Borrowers and the other Loan Parties have agreed to secure all of their obligations under the Loan Documents by granting to the Agent, on behalf of the Lenders, a security interest in and lien upon the Collateral as set forth in the Collateral Documents; and

         WHEREAS, the Guarantors have agreed to guarantee all of the Obligations of the Borrowers under the Loan Documents to the Agent and the Lenders as set forth in the Guaranty;

         NOW, THEREFORE, in consideration of these premises and the terms and conditions set forth in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby amend and completely restate the Amended Loan Agreement, effective as of the Closing Date as defined below, and do hereby agree as follows:

A&R CREDIT AGREEMENT

                                   ARTICLE I

                                   DEFINITIONS

         As used in this Agreement:

         "Account" shall have the meaning given to such term in the Security Agreement.

         "Account Debtor" means any Person obligated on an Account.

         "Acquisition" means any transaction, or any series of related transactions, consummated on or after the Closing Date, by which any Loan Party
(a) acquires any going business or all or substantially all of the assets of any Person, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Capital Stock of a Person which has ordinary voting power for the election of directors or other similar management personnel of a Person (other than Capital Stock having such power only by reason of the happening of a contingency) or a majority of the outstanding Capital Stock of a Person.

         "Adjusted Excess Cash Flow" means, for the relevant period of determination, the amount of Consolidated EBITDA in excess of the amount of Consolidated EBITDA required for the Company's Fixed Charge Coverage Ratio to equal 1.5 to 1.0 for such period.

         "Advance" means a borrowing hereunder, (a) made by some or all of the Lenders on the same Borrowing Date, or (b) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period. The term Advance shall include Non-Ratable Loans Overadvances and Protective Advances unless otherwise expressly provided.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of the voting Capital Stock of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Capital Stock, by contract or otherwise.

         "Agent" means Bank One in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

         "Aggregate Borrowing Base" means the sum of (a) aggregate of the Borrowing Bases of all of the Borrowers, plus (b) the Bridge Availability.

         "Aggregate Borrowing Base Certificate" means a certificate signed by an Authorized Officer of the Borrower Representative in the form of Exhibit I or another form which is acceptable to the Agent in its sole discretion.

         "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as reduced or increased from time to time pursuant to the terms hereof, which Aggregate Commitment shall initially be in the amount of $85,000,000.

A&R CREDIT AGREEMENT

         "Aggregate Credit Exposure" means, at any time, the aggregate of the Credit Exposure of all the Lenders.

         "Aggregate Revolving Exposure" means, at any time, the aggregate Revolving Exposure of all the Lenders.

         "Agreement" means this Credit Agreement, as it may be amended or modified and in effect from time to time.

         "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (a) the Prime Rate for such day and (b) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

         "Amended Agreement Lenders" has the meaning specified in Section 2.1.7.

         "Amended Loan Agreement" has the meaning specified in Section 9.15.

         "Applicable LC Fee Rate" means, at any time, the percentage rate per annum at which fees accrue on the average daily undrawn stated amount under each Facility LC.

         "Applicable Unused Commitment Fee Rate" means, at any time, the percentage rate per annum at which fees accrue on Available Revolving Commitment at such time as set forth in the Pricing Schedule.

         "Applicable Margin" means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

         "Approved Bridge Availability Refinancing" means a refinancing or other repayment of a portion of the Revolving Obligations in an amount equal to the amount by which the aggregate outstanding Revolving Obligations exceeds the aggregate Borrowing Bases of all Borrowers, which refinancing or repayment has been approved by Required Bridge Lenders in their sole discretion and otherwise complies with this Agreement.

         "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         "Arranger" means Banc One Capital Markets, Inc., a Delaware corporation, and its successors, in its capacity as Lead Arranger and Sole Book Runner.

         "Article" means an article of this Agreement unless another document is specifically referenced.

         "Assignment Agreement" is defined in Section 12.3(a).

         "Authorized Officer" means any of John R. Dardenne, Matthew W. Hardey or Eric M. Wingerter.

         "Availability" means, with respect to all of the Borrowers, at any time, an amount equal to the lesser of (a) the Revolving Commitment and (b) the Aggregate Borrowing Base, in each case, minus the Aggregate Revolving Exposure.

         "Available Revolving Commitment" means, at any time, the Revolving Commitment then in effect minus the Aggregate Revolving Exposure at such time.

A&R CREDIT AGREEMENT

         "Bank One" means Bank One, NA, a national banking association, with its main office in Chicago, Illinois, in its individual capacity, and its successors.

         "Banking Services" means each and any of the following bank services provided to any Loan Party by Bank One or any of its Affiliates: (a) commercial credit cards, (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

         "Banking Services Obligations" of the Loan Parties means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

         "Banking Services Reserves" means all Reserves which the Agent from time to time establishes in its Permitted Discretion for Banking Services then provided or outstanding.

         "Bankruptcy Code" means Title 11 of the U.S. Code (11 U.S.C. Section 101 et seq.) as amended, reformed, or otherwise modified froM time to time, and any rule or regulation issued thereunder.

         "Borrower" or "Borrowers" means, individually or collectively, jointly and severally, the Company, Batson-Mill, L.P., a Texas limited partnership, Dura-base Nevada, Inc., a Nevada corporation, Excalibar Minerals, Inc., a Texas corporation, Excalibar Minerals of LA., L.L.C., a Louisiana limited liability company, NES Permian Basin, L.P., a Texas limited partnership, Newpark Drilling Fluids, L.L.C., a Texas limited liability company, Newpark Environmental Services, L.L.C., a Louisiana limited liability company, Newpark Environmental Management Company, L.L.C., a Louisiana limited liability company, Newpark Environmental Services of Texas, L.P., a Texas limited partnership, Newpark Holdings, Inc., a Louisiana corporation, Newpark Texas L.L.C., a Louisiana limited liability company, NID, L.P., a Texas limited partnership, OGS Laboratory, Inc., a Texas corporation, SOLOCO, L.L.C., a Louisiana limited liability company, SOLOCO Texas, L.P., a Texas limited partnership, and Supreme Contractors, L.L.C., a Louisiana limited liability company.

         "Borrower Representative" means the Company, in its capacity as contractual representative of the Borrowers pursuant to Article XVII.

         "Borrowing Base" means, at any time, with respect to each Borrower, the sum of (a) 85% of such Borrower's Eligible Accounts at such time, plus (b) 70% of such Borrower's Eligible Unbilled Accounts, plus (c) the lesser of (i) 60% of such Borrower's Eligible Inventory, valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time and (ii) 85% of the Net Orderly Liquidation Value of such Borrower's Eligible Inventory, minus (d) Reserves related to such Borrower. The Agent may, in its Permitted Discretion, reduce the advance rates set forth above or reduce one or more of the other elements used in computing the Borrowing Base.

         "Borrowing Base Certificate" means a certificate, signed by an Authorized Officer of a Borrower, in the form of Exhibit H or another form which is acceptable to the Agent in its sole discretion.

         "Borrowing Date" means a date on which an Advance or a Loan is made hereunder.

         "Borrowing Notice" is defined in Section 2.1.1(b).

         "Bridge Availability" means (a) during the Bridge Period, the aggregate amount of the Bridge Revolving Commitment, and (b) thereafter, $0.

A&R CREDIT AGREEMENT

         "Bridge Component" means, as to Revolving Obligations during the Bridge Period, all Revolving Obligations to the extent that the aggregate sum thereof at such time do not exceed the amount of the Bridge Revolving Commitment.

         "Bridge Period" means the period commencing on the Closing Date and ending on the earlier of (i) August 25, 2004 (or such later date as may be approved in writing by Required Bridge Lenders in their sole discretion), or
(ii) the effective date of an Approved Bridge Availability Refinancing.

         "Bridge Revolving Commitment" means, (a) as to any Revolving Lender, the aggregate commitment of such Revolving Lender to make the Bridge Component of Revolving Loans or incur the Bridge Component of LC Obligations during the Bridge Period as set forth in the Commitment Schedule or in the most recent Assignment Agreement executed by such Revolving Lender and (b) as to all Revolving Lenders, the aggregate commitment of all Revolving Lenders to make the Bridge Component of Revolving Loans or incur the Bridge Component of LC Obligations during the Bridge Period, which aggregate commitment shall be Eight Million and No/100 Dollars ($8,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with this Agreement or as otherwise agreed by Required Bridge Lenders.

         "Business Day" means (a) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York City for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in U.S. dollars are carried on in the London interbank market and (b) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

         "Canadian Subsidiaries" is defined in Section 6.33.

         "Capital Expenditures" means, without duplication, any expenditure or commitment to expend money for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP.

         "Capital Stock" means any and all corporate stock, units, shares, partnership interests, membership interests, equity interests, rights, securities, or other equivalent evidences of ownership (howsoever designated) issued by any Person.

         "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

         "Capitalized Lease Obligations" of a Person means the aggregate amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

         "Cash Equivalent Investments" means (a) short-term obligations of, or fully guaranteed by, the U.S., (b) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, (c) demand deposit accounts maintained in the ordinary course of business with any domestic office of any commercial bank organized under the laws of the U.S. or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000, and (d) certificates of deposit issued by and time deposits with any domestic office of any commercial bank organized under the laws of the U.S. or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

A&R CREDIT AGREEMENT
provided that, in each case, the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

         "Change in Control" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting Capital Stock of any Borrower.

         "Closing Date" means the date of this Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any rule or regulation issued thereunder.

         "Collateral" means any and all Property covered by the Collateral Documents and any and all other Property of any Loan Party, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of the Agent, on behalf of itself and the Lenders, to secure the Secured Obligations.

         "Collateral Access Agreement" means any landlord waiver or other agreement, in form and substance satisfactory to the Agent, between the Agent and any third party (including any bailee, consignee, customs broker, processor, or other similar Person) in possession of any Collateral or any landlord of any Loan Party for any real Property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated, or otherwise modified from time to time.

         "Collateral Documents" means, collectively, the Security Agreement, the Mortgages and any other documents granting a Lien upon the Collateral as security for payment of the Secured Obligations.

         "Collateral Shortfall Amount" is defined in Section 2.1.2(l).

         "Commitment" means, for each Lender, the obligation of such Lender to make Loans to the Borrowers, and participate in Facility LCs issued upon the application of any Borrower, in an aggregate amount not exceeding the amount set forth in the Commitment Schedule or as set forth in any Assignment Agreement that has become effective pursuant to Section 12.3(c), as such amount may be modified from time to time pursuant to the terms hereof.

         "Commitment Schedule" means the Schedule attached hereto identified as such.

         "Company" means Newpark Resources, Inc., a Delaware corporation and its successors and assigns.

         "Compliance Certificate" is defined in Section 6.1(e).

         "Consolidated Capital Expenditures" means, with reference to any period, the Capital Expenditures of the Company and its Subsidiaries calculated on a consolidated basis for such period.

         "Consolidated EBITDA" means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (a) Consolidated Interest Expense, (b) expense for taxes paid or accrued, net of tax refunds, (c) depreciation and (d) amortization, minus, to the extent included in Consolidated Net Income, extraordinary gains (as determined in accordance with GAAP)

A&R CREDIT AGREEMENT
realized other than in the ordinary course of business, all calculated for the Company and its Subsidiaries on a consolidated basis.

         "Consolidated Fixed Charges" means, with reference to any period, without duplication, cash Consolidated Interest Expense, plus prepayments and scheduled principal payments on Indebtedness (other than with respect to the Revolving Loans under this Agreement) made during such period, plus expense for taxes paid in cash, plus dividends or distributions paid in cash, plus Capitalized Lease payments, plus cash contributions to any Plan, all calculated for the Company and its Subsidiaries on a consolidated basis.

         "Consolidated Interest Expense" means, with reference to any period, the interest expense of the Company and its Subsidiaries calculated on a consolidated basis for such period.

         "Consolidated Net Income" means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries calculated on a consolidated basis for such period.

         "Consolidated Net Worth" means at any time the consolidated stockholders' equity of the Company and its Subsidiaries calculated on a consolidated basis as of such time.

         "Consolidated Tangible Net Worth" means Consolidated Net Worth, minus Intangibles.

         "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

         "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Conversion/Continuation Notice" is defined in Section 2.7.

         "Copyrights" shall have the meaning given to such term in the Security Agreement.

         "Credit Exposure" means, as to any Lender at any time, the sum of (a) such Lender's Revolving Exposure at such time, plus (b) an amount equal to the aggregate principal amount of its Term Loans outstanding at such time, plus (c) an amount equal to its Pro Rata Share, if any, of the aggregate principal amount of Non-Ratable Loans, Overadvances and Protective Advances outstanding at such time.

         "Credit Extension" means the making of an Advance or the issuance of a Facility LC hereunder.

         "Credit Extension Date" means the Borrowing Date for an Advance or the issuance date for a Facility LC.

         "Customer List" means a list of a Borrower's customers, specifying each customer's name, mailing address and phone number.

A&R CREDIT AGREEMENT

         "Default" means an event described in Article VII.

         "Defaulting Lender" is defined in Section 2.23(b).

         "Deposit Account Control Agreement" means an agreement, in form and substance satisfactory to the Agent, among any Loan Party, a banking institution holding such Loan Party's funds, and the Agent with respect to collection and control of all deposits and balances held in a deposit account maintained by any Loan Party with such banking institution.

         "Document" shall have the meaning given to such term in the Security Agreement.

         "Domestic Subsidiary" means any Subsidiary which is organized under the laws of the U.S. or any state of the U.S.

         "Effective Date" means the date that the conditions precedent set forth in Article IV are satisfied.

         "Eligible Accounts" means, at any time, the Accounts of a Borrower which the Agent determines in its Permitted Discretion are eligible as the basis for Credit Extensions hereunder. Without limiting the Agent's discretion provided herein, Eligible Accounts shall not include any Account:

                           (a) which is not subject to a first priority perfected security interest in favor of the Agent;

                           (b) which is subject to any Lien other than (i) a Lien in favor of the Agent and (ii) a Permitted Lien which does not have priority over the Lien in favor of the Agent;

                           (c) with respect to which more than 90 days have elapsed since the date of the original invoice therefor or which is more than 60 days past the due date for payment, whichever is the earlier to occur;

                           (d) which is owing by an Account Debtor for which more than 25% of the Accounts owing from such Account Debtor and its Affiliates are ineligible hereunder;

                           (e) which is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to (i) such Borrower exceeds 25% of the aggregate amount of Eligible Accounts of such Borrower or (ii) all Borrowers exceeds 25% of the aggregate amount of Eligible Accounts of all Borrowers;

                           (f)      with respect to which any covenant,
                  representation, or warranty contained in this Agreement or in the Security Agreement has been breached or is not true;

                           (g) which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation satisfactory to the Agent which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon such Borrower's completion of any further performance, or (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis;

A&R CREDIT AGREEMENT

                           (h) for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by a Borrower;

                           (i) with respect to which any check or other instrument of payment has been returned uncollected for any reason;

                           (j)      which is owed by an Account Debtor which has
                  (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets,
                  (ii) has had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state or federal bankruptcy laws, (iv) has admitted in writing its inability, or is generally unable to, pay its debts as they become due,
                  (v) become insolvent, or (vi) ceased operation of its business;

                           (k) which is owed by any Account Debtor which has sold all or substantially all of its assets;

                           (l) which is owed by an Account Debtor which (i) does not maintain its chief executive office in the U.S. or Canada (other than the Province of Newfoundland) or (ii) is not organized under applicable law of the U.S., any state of the U.S., Canada, or any province of Canada other than the Province of Newfoundland) unless, in either case, such Account is backed by a Letter of Credit acceptable to the Agent which is in the possession of the Agent;

                           (m) which is owed in any currency other than U.S. dollars;

                           (n) which is owed by (i) the government (or any department, agency, public corporation, or instrumentality thereof) of any country other than the U.S. unless such Account is backed by a Letter of Credit acceptable to the Agent which is in the possession of the Agent, or (ii) the government of the U.S., or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C.
                  Section 3727 et seq. and 41 U.S.C. Section 15 et seq.), and any other steps necessary to perfect the Lien of the Agent in such Account have been complied with to the Agent's satisfaction;

                           (o) which is owed by any Affiliate, employee, or director of any Loan Party;

                           (p) which, for any Account Debtor, exceeds a credit limit determined by the Agent, to the extent of such excess;

                           (q) which is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Loan Party is indebted, but only to the extent of such indebtedness;

                           (r) which is subject to any counterclaim, deduction, defense, setoff or dispute;

                           (s) which is evidenced by any promissory note, chattel paper, or instrument;

A&R CREDIT AGREEMENT

                           (t) which is owed by an Account Debtor located in any jurisdiction which requires filing of a "Notice of Business Activities Report" or other similar report in order to permit such Borrower to seek judicial enforcement in such jurisdiction of payment of such Account, unless such Borrower has filed such report or qualified to do business in such jurisdiction;

                           (u) with respect to which such Borrower has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business; or

                           (v) which the Agent determines may not be paid by reason of the Account Debtor's inability to pay or which the Agent otherwise determines is unacceptable for any reason whatsoever.

In the event that an Account which was previously an Eligible Account ceases to be an Eligible Account hereunder, such Borrower or the Borrower Representative shall notify the Agent thereof (i) within three Business Days of the earlier of the date such Borrower or the Borrower Representative has obtained knowledge thereof if any such Account is in excess of $1,000,000 in the aggregate and (ii) on and at the time of submission by the Borrower Representative to the Agent of the next Aggregate Borrowing Base Certificate in all other cases.

         "Eligible Inventory" means, at any time, the Inventory of a Borrower which the Agent determines in its Permitted Discretion is eligible as the basis for Credit Extensions hereunder. Without limiting the Agent's discretion provided herein, Eligible Inventory shall not include any Inventory:

                           (a) which is not subject to a first priority perfected Lien in favor of the Agent;

                           (b) which is subject to any Lien other than (i) a Lien in favor of the Agent and (ii) a Permitted Lien which does not have priority over the Lien in favor of the Agent;

                           (c) which is, in the Agent's opinion, slow moving, obsolete, unmerchantable, defective, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the ordinary course of business or unacceptable due to age, type, category and/or quantity;

                           (d)      with respect to which any covenant,
                  representation, or warranty contained in this Agreement or the Security Agreement has been breached or is not true;

                           (e) which does not conform to all standards imposed by any governmental authority;

                           (f) which is not finished goods or raw materials purchased in the ordinary course by a Borrower, and used in the manufacture of other Inventory of such Borrower, or which constitutes work-in-process, spare or replacement parts, subassemblies, packaging and shipping material, manufacturing supplies, display items, bill-and-hold goods, returned or repossessed goods, defective goods, goods held on consignment, or goods which are not of a type held for sale in the ordinary course of business;

A&R CREDIT AGREEMENT

                           (g) which is not located in the U.S. or is in transit with a common carrier from vendors and suppliers, provided that, up to $6,000,000 of Inventory in transit that otherwise constitutes Eligible Inventory may be included as eligible pursuant to this clause (g) so long as (i) the Agent shall have received (1) a true and correct copy of the non-negotiable bill of lading and other shipping documents for such Inventory, (2) casualty insurance naming the Agent as loss payee and otherwise covering such risks as the Agent may reasonably request, (3) a duly executed Collateral Access Agreement from the applicable customs broker for such Inventory, and (4) such other documentation as the Agent may request in its Permitted Discretion, and (ii) the common carrier is not an Affiliate of the applicable vendor or supplier;

                           (h) which is located in any location leased by such Borrower unless the lessor has delivered to the Agent a Collateral Access Agreement;

                           (i)      which is located in any third party
                  warehouse or is in the possession of a bailee and is not evidenced by a Document (other than non-negotiable bills of lading to the extent permitted pursuant to clause (g) above), unless such warehouseman or bailee has delivered to the Agent a Collateral Access Agreement and such other documentation as the Agent may require;

                           (j) which is the subject of a consignment by such Borrower as consignor;

                           (k)      which is perishable;

                           (l) which contains or bears any Intellectual Property Rights licensed to such Borrower unless the Agent is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor,
                  (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement;

                           (m)      which is not reflected in a current
                  perpetual inventory report of such Borrower (unless such Inventory is reflected in a report to the Agent as "in transit" Inventory); or

                           (n) which the Agent otherwise determines is unacceptable for any reason whatsoever.

In the event that Inventory which was previously Eligible Inventory ceases to be Eligible Inventory hereunder, such Borrower or the Borrower Representative shall notify the Agent thereof (i) within three Business Days of the earlier of the date the Borrower or the Borrower Representative has obtained knowledge thereof if any such Inventory has a value (based on the lower of cost, determined on a first-in, first-out basis, or market) in excess of $1,000,000 in the aggregate and (ii) on and at the time of submission by the Borrower Representative to the Agent of the next Aggregate Borrowing Base Certificate in all other cases.

         "Eligible Unbilled Accounts" means, at any time, Accounts of a Borrower that are not Eligible Accounts for the sole reason that such Accounts are not evidenced by invoices or other documentation satisfactory to the Agent which have been sent to the Account Debtor; provided, however, that no such Account shall be an Eligible Unbilled Account if evidence of such Account (by an invoice or other documentation satisfactory to the Agent) is not sent to the Account Debtor within thirty (30) days (or 60

A&R CREDIT AGREEMENT
days with respect to Accounts owing by Account Debtors approved by Agent in its Permitted Discretion), provided that the amount of such Eligible Unbilled Accounts shall not exceed $10,000,000 at any time of the date such Account is created. In the event that an Account which was previously an Eligible Unbilled Account ceases to be an Eligible Unbilled Account hereunder, such Borrower or the Borrower Representative shall notify the Agent thereof (i) within three Business Days of the earlier of the date such Borrower or the Borrower Representative has obtained knowledge thereof if any such Account is in excess of $500,000 in the aggregate and (ii) in all other cases, at the time of submission by the Borrower Representative to the Agent of the next Aggregate Borrowing Base Certificate.

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to
(a) the protection of the environment, (b) the effect of the environment on human health, (c) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (d) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

         "Equipment" has the meaning specified in the Security Agreement.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "Eurodollar Advance" means an Advance which, except as otherwise provided in Section 2.12, bears interest at the applicable Eurodollar Rate.

         "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the applicable British Bankers' Association LIBOR rate for deposits in U.S. dollars as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, if no such British Bankers' Association LIBOR rate is available to the Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

         "Eurodollar Loan" means a Loan which, except as otherwise provided in
Section 2.12, bears interest at the applicable Eurodollar Rate.

         "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (a) the quotient of (i) the Eurodollar Base Rate applicable to such Interest Period, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(b) the Applicable Margin.

         "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall revenue or net income, and franchise taxes imposed on it, by (a) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or (b) the jurisdiction in which the Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

A&R CREDIT AGREEMENT

         "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

         "Existing Obligations" means the Obligations (as defined in the Amended Loan Agreement) outstanding on the Effective Date, immediately prior to the effectiveness of this Agreement.

         "Existing Preferred Stock" means the Company's 80,000 shares of Series B Convertible Preferred Stock issued June 1, 2000 and outstanding on the Effective Date.

         "Facility" means the credit facility described in Section 2.1 hereof to be provided to the Borrowers on the terms and conditions set forth in this Agreement.

         "Facility LC" is defined in Section 2.1.2(a).

         "Facility LC Application" is defined in Section 2.1.2(c).

         "Facility LC Collateral Account" is defined in Section 2.1.2(j).

         "Facility Termination Date" means February 25, 2007, or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

         "Fee Letter" is defined in Section 2.10(c).

         "Financial Contract" of a Person means (a) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, or (b) any Rate Management Transaction.

         "Fiscal Month" means any of the monthly accounting periods of the Company.

         "Fiscal Quarter" means any of the quarterly accounting periods of the Company, ending on March 31, June 30, September 30 and December 31 of each year.

         "Fiscal Year" means any of the annual accounting periods of the Company ending on December 31 of each year.

         "Fixed Charge Coverage Ratio" means, the ratio, determined as of the end of each Fiscal Quarter of the Company for the applicable Test Period, of (a) Consolidated EBITDA minus the unfinanced portion of Consolidated Capital Expenditures to (b) Consolidated Fixed Charges, all calculated for the Company and its Subsidiaries on a consolidated basis.

         "Fixtures" has the meaning specified in the Security Agreement.

A&R CREDIT AGREEMENT

         "Floating Rate" means, for any day, a rate per annum equal to (a) the Alternate Base Rate for such day plus (b) the Applicable Margin, in each case changing when and as the Alternate Base Rate changes.

         "Floating Rate Advance" means an Advance which, except as otherwise provided in Section 2.12, bears interest at the Floating Rate.

         "Floating Rate Loan" means a Loan which, except as otherwise provided in Section 2.12, bears interest at the Floating Rate.

         "Foreign Intercompany Notes" is defined in section 6.21(g).

         "Foreign Subsidiary" means any Subsidiary which is not a Domestic Subsidiary.

         "Form 10-K" means, for any Fiscal Year, the Company's annual report on Form 10-K (or any successor form) and the accompanying consolidated financial statements filed with the Securities and Exchange Commission.

         "Form 10-Q" means, for any Fiscal Quarter, the Company's quarterly report on Form 10-Q (or any successor form) and the accompanying consolidated financial statements filed with the Securities and Exchange Commission.

         "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

         "Funding Account" is defined in Section 2.5.

         "GAAP" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.5.

         "Guaranteed Obligations" is defined in Section 15.1.

         "Guarantor" means each Loan Party, any other Person who becomes a Loan Party pursuant to a Joinder Agreement, any other Person who executes a Guaranty and their respective successors and assigns.

         "Guaranty" means Article XV of this Agreement and each separate guaranty, in form and substance satisfactory to the Agent, delivered by (if required by Agent) a Foreign Subsidiary (which guaranty shall be governed by the laws of the country in which such Foreign Subsidiary is located), as it may be amended or modified and in effect from time to time.

         "Highest Lawful Rate" shall mean, on any day, the maximum nonusurious rate of interest permitted for that day by applicable federal or Texas law stated as a rate per annum. On each day, if any, that Chapter 303 of the Texas Finance Code, as amended (formerly Tex. Rev. Civ. Stat. Ann. Art. 5069-1D.003) establishes the Highest Lawful Rate, such rate shall be the "indicated (weekly) rate ceiling" (as defined in Chapter 303 of the Texas Finance Code, as amended) for that day.

         "Indebtedness" of a Person means such Person's (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (c)

A&R CREDIT AGREEMENT
obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or other instruments, (e) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property or any other Off-Balance Sheet Obligations, (f) Capitalized Lease Obligations, (g) Contingent Obligations for which the underlying transaction constitutes Indebtedness under this definition,
(h) the maximum available stated amount of all letters of credit or bankers' acceptances created for the account of such Person and, without duplication, all reimbursement obligations with respect to letters of credit, (i) Rate Management Transactions/Net Mark-to-Market Exposure under all Rate Management Transactions,
(j) obligations of such Person under any Sale and Leaseback Transaction, (k) obligations under any liquidated earn-out and (l) any other obligation for borrowed money or other financial accommodation which in accordance with GAAP would be shown as a liability on the consolidated balance sheet of such Person.

         "Indenture" means that certain Indenture, dated December 17, 1997, among the Company, certain Subsidiaries of the Company, as guarantors and U.S. Bank, N.A., as trustee, as in effect on the Effective Date.

         "Intangibles" means, as of any date, all of the intangible assets of a Person including, without limitation, (a) any surplus resulting from any write-up of assets subsequent to the Closing Date; (b) deferred assets (including without limitation, deferred taxes), other than prepaid insurance and prepaid taxes; (c) Intellectual Property Rights, non-compete agreements, franchises and other similar intangibles; and (d) goodwill, including any amounts, however designated on a balance sheet, representing the excess of the purchase price paid for assets or stock over the value assigned thereto on the books of such Person.

         "Intellectual Property Rights" means, with respect to any Person, all of such Person's Patents, Copyrights, Trademarks, and Licenses, all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations and continuations-in-part of any of the foregoing, and all rights to sue for past, present, and future infringement of any of the foregoing.

         "Intercompany Notes" is defined in Section 6.17(e).

         "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower Representative pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

         "Inventory" has the meaning specified in the Security Agreement.

         "Investment" of a Person means any (a) loan, advance, extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person, (b) stocks, bonds, mutual funds, partnership interests, notes, debentures, securities or other Capital Stock owned by such Person, (c) any deposit accounts and certificate of deposit owned by such Person, and (d) structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

A&R CREDIT AGREEMENT

         "Joinder Agreement" is defined in Section 6.15(a).

         "LC Fee" is defined in Section 2.10(b).

         "LC Issuer" means Bank One (or any subsidiary or Affiliate of Bank One designated by Bank One) in its capacity as an issuer of Facility LCs hereunder.

         "LC Obligations" means, at any time, the sum, without duplication, of
(a) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (b) the aggregate unpaid amount at such time of all Reimbursement Obligations.

         "LC Payment Date" is defined in Section 2.1.2(d).

         "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

         "Lending Installation" means, with respect to a Lender, the LC Issuer or the Agent, the office, branch, subsidiary or Affiliate of such Lender, LC Issuer or the Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender, the LC Issuer or the Agent pursuant to
Section 2.22.

         "Letter of Credit" of a Person means a letter of credit, bankers' acceptances or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

         "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "Licenses" shall have the meaning given to such term in the Security Agreement.

         "Loan Documents" means this Agreement, any Notes, the Facility LC Applications, the Collateral Documents and all other agreements, instruments, documents and certificates identified in Section 4.1 executed and delivered to, or in favor of, Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to the Agent or any Lender in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

         "Loan Parties" means the Borrowers, the Borrower's Domestic Subsidiaries and any other Person who becomes a party to this Agreement pursuant to a Joinder Agreement and their successors and assigns.

         "Loans" means, with respect to a Lender, such Lender's loans made pursuant to Article II (or any conversion or continuation thereof), including Non-Ratable Loans, Overadvances and Protective Advances.

A&R CREDIT AGREEMENT

         "Material Adverse Effect" means a material adverse effect on (a) the business, Property, condition (financial or otherwise), results of operations, or prospects of a Borrower and its Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform its obligations under the Loan Documents to which it is a party, (c) the Collateral, or the Agent's Liens (on behalf of itself and the Lenders) on the Collateral or the priority of such Liens or (d) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent, the LC Issuer or the Lenders thereunder.

         "Material Indebtedness" means Indebtedness in an outstanding principal amount of $1,000,000 or more in the aggregate (or the equivalent thereof in any currency other than U.S. dollars).

         "Material Indebtedness Agreement" means any agreement under which any Material Indebtedness was created or is governed or which provides for the incurrence of Indebtedness in an amount which would constitute Material Indebtedness (whether or not an amount of Indebtedness constituting Material Indebtedness is outstanding thereunder).

         "Modify" and "Modification" are defined in Section 2.1.2(a).

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgages" means any mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Agent, for the benefit of the Agent and the Lenders, on real Property of Loan Party, including any amendment, modification or supplement thereto.

         "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Company or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

         "Net Cash Proceeds" means, if in connection with (a) an asset disposition, cash proceeds net of (i) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by such Loan Party in connection therewith (in each case, paid to non-Affiliates), (ii) transfer taxes, (iii) amounts payable to holders of senior Liens on such asset (to the extent such Liens constitute Permitted Liens hereunder), if any, and (iv) an appropriate reserve for income taxes in accordance with GAAP established in connection therewith, (b) the issuance or incurrence of Indebtedness, cash proceeds net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith or, (c) an equity issuance, cash proceeds net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith.

         "Net Mark-to-Market Exposure" of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Management Transactions. As used in this definition, "unrealized losses" means the fair market value of the cost to such Person of replacing such Rate Management Transaction as of the date of determination (assuming the Rate Management Transaction were to be terminated as of that date), and "unrealized profits" means the fair market value of the gain to such Person of replacing such Rate Management Transaction as of the date of determination (assuming such Rate Management Transaction were to be terminated as of that date).

         "Net Orderly Liquidation Value" means, with respect to Inventory of any Person, the orderly liquidation value thereof as determined in a manner acceptable to the Agent by an appraiser acceptable to the Agent, net of all estimated costs of liquidation thereof.

A&R CREDIT AGREEMENT

         "Non-Bridge Component" means, as to Revolving Obligations during the Bridge Period, all Revolving Obligations to the extent that the aggregate sum thereof at such time exceed the amount of the Bridge Revolving Commitment.

         "Non-Bridge Revolving Commitment" means, (a) as to any Revolving Lender, the aggregate commitment of such Revolving Lender to make the Non-Bridge Component of Revolving Loans or incur the Non-Bridge Component of LC Obligations during the Bridge Period as set forth in the Commitment Schedule or in the most recent Assignment Agreement executed by such Revolving Lender and (b) as to all Revolving Lenders, the aggregate commitment of all Revolving Lenders to make the Non-Bridge Component of Revolving Loans or incur the Non-Bridge Component of LC Obligations during the Bridge Period, which aggregate commitment shall be Sixty-Two Million and No/100 Dollars ($62,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with this Agreement.

         "Non-Ratable Loan" and "Non-Ratable Loans" are defined in Section
2.1.3.

         "Non-U.S. Lender" is defined in Section 3.5(d).

         "Notes" means, collectively, the Revolving Notes and the Term Notes.

         "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Loan Parties to the Lenders or to any Lender, the Agent, the LC Issuer or any indemnified party arising under the Loan Documents.

         "Off-Balance Sheet Liability" of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any Sale and Leaseback Transaction which is not a Capitalized Lease, (c) any indebtedness, liability or obligation under any so-called "synthetic lease" transaction entered into by such Person, or (d) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding from this clause
(d) Operating Leases.

         "Operating Lease" of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

         "Operating Lease Obligations" means, as at any date of determination, the amount obtained by aggregating the present values, determined in the case of each particular Operating Lease by applying a discount rate (which discount rate shall equal the discount rate which would be applied under GAAP if such Operating Lease were a Capitalized Lease) from the date on which each fixed lease payment is due under such Operating Lease to such date of determination, of all fixed lease payments due under all Operating Leases of the Company and its Subsidiaries.

         "Original Loan Agreement" means that certain Credit Agreement, dated June 25, 1995, by and among Newpark Resources, Inc., certain of its Subsidiaries, the lending institutions party thereto as lenders, Bank One, Louisiana, National Association, as administrative and syndication agent and the other parties thereto, as amended.

         "Other Taxes" is defined in Section 3.5(b).

A&R CREDIT AGREEMENT

         "Overadvances" has the meaning specified in Section 2.1.4(b).

         "Participants" is defined in Section 12.2(a).

         "Patents" shall have the meaning given to such term in the Security Agreement.

         "Payment Date" means (a) with respect to interest payments due on any Floating Rate Loan, the first day of each calendar month and the Facility Termination Date, (b) with respect to interest payments due on any Eurodollar Loan, (i) the last day of the applicable Interest Period, and (ii) in the case of any Interest Period in excess of three months, the day which is three months after the first day of such Interest Period, and (iii) the Facility Termination Date, and (c) with respect to any payment of LC Fees or Unused Commitment Fees, the first day of each calendar month and the Facility Termination Date.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Permitted Acquisitions" means Acquisitions, in each case, in the event
(a) the cumulative aggregate cash consideration (defined as total net cash to be paid, plus Indebtedness and Contingent Obligations to be assumed in connection with such Acquisition, plus the Acquisition costs associated with such Acquisitions) is less than $15,000,000 through the Facility Termination Date and
(b) (i) the acquisition target is in the same or similar line of business as the Company and its Subsidiaries; (ii) the Company or a Domestic Subsidiary is the surviving entity holding one hundred percent (100%) of the Capital Stock in the Acquisition target; (iii) no Default or Unmatured Default shall exist before or after such Acquisition; (iv) such Acquisition shall be completed in accordance with applicable laws; (v) Agent shall be provided with satisfactory opinions with regard to such Acquisition as it may request; (vi) the terms of Section 6.15(a) or 6.15(c) as the case may be, are satisfied; (vii) the board of directors of the Acquisition target approves the Acquisition; and (viii) both before and (on a pro-forma basis) after giving effect to such Acquisition, (A) the Company's Fixed Charge Coverage Ratio shall be equal to or greater than 1.25 to 1.0 and (B) the Borrowers' Availability shall be in excess of $15,000,000.

         "Permitted Discretion" means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

         "Permitted Liens" is defined in Section 6.22.

         "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which a Loan Party or any member of the Controlled Group may have any liability.

         "Prepayment Fee" is defined in Section 2.16(b).

         "Pricing Schedule" means the Schedule attached hereto identified as such.

         "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

         "Prior Loan Agreements" has the meaning specified in Section 9.15.

A&R CREDIT AGREEMENT

         "Projections" is defined in Section 6.1(d).

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "Pro Rata Share" means, with respect to any Lender, (a) with respect to Revolving Obligations at all times other than during the Bridge Period, a portion thereof equal to a fraction the numerator of which is such Lender's Revolving Commitment and the denominator of which is the aggregate Revolving Commitment of all Revolving Lenders, (b) with respect to Revolving Obligations during the Bridge Period, a portion thereof equal to (i) as to the Bridge Component thereof, a fraction the numerator of which is such Lender's Bridge Revolving Commitment and the denominator of which is the aggregate Bridge Revolving Commitment of all Revolving Lenders and (ii) as to the Non-Bridge Component thereof, a fraction the numerator of which is the amount of such Lender's Non-Bridge Revolving Commitment and the denominator of which is the aggregate Non-Bridge Revolving Commitment of all Revolving Lenders, (c) with respect to Term A Loans, a portion equal to a fraction the numerator of which is such Lender's outstanding principal amount of the Term A Loan and the denominator of which is the aggregate outstanding amount of the Term A Loans of all Term A Lenders, (d) with respect to Supplemental Term Loans, a portion equal to a fraction the numerator of which is such Lender's outstanding principal amount of its Supplemental Term Loan and the denominator of which is the aggregate outstanding amount of the Supplemental Term Loans of all Supplemental Term Lenders, (e) with respect to Protective Advances or with respect to all Credit Extensions in the aggregate prior to the Facility Termination Date, a portion equal to a fraction the numerator of which is such Lender's Commitment and the denominator of which is the Aggregate Commitment of all Lenders, and (f) with respect to Protective Advances or with respect to all Credit Extensions in the aggregate after the Facility Termination Date, a portion equal to a fraction the numerator of which is such Lender's Credit Exposure and the denominator of which is the Aggregate Credit Exposure of all Lenders.

         "Protective Advances" is defined in Section 2.1.4(a).

         "Purchasers" is defined in Section 12.3(a).

         "Rate Management Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Rate Management Transactions, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

         "Rate Management Transaction" means any transaction (including an agreement with respect thereto) now existing or hereafter entered by any Loan Party which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

A&R CREDIT AGREEMENT

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "Reimbursement Obligations" means, at any time, the aggregate of all obligations of the Borrowers then outstanding under Section 2.1.2 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty days of the occurrence of such event, provided however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or
Section 412(d) of the Code.

         "Reports" means reports prepared by Bank One or another Person showing the results of appraisals, field examinations or audits pertaining to the Borrowers' assets from information furnished by or on behalf of the Borrowers, after Bank One has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by Bank One.

         "Required Bridge Lenders" means Revolving Lenders in the aggregate having at least 66-2/3% of the Bridge Revolving Commitment.

         "Required Lenders" means Lenders in the aggregate having at least a majority of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least a majority of the Aggregate Credit Exposure.

         "Required Revolving Lenders" means Revolving Lenders in the aggregate having at least a majority of the Revolving Commitment or, if the Revolving Commitment has been terminated, Revolving Lenders in the aggregate holding at least a majority of the Aggregate Revolving Exposure.

         "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

         "Reserves" means any and all reserves which the Agent deems necessary, in its Permitted Discretion, to maintain (including, without limitation, reserves for accrued and unpaid interest on the Secured Obligations, Banking Services Reserves, reserves for rent at locations leased by any Loan Party and for consignee's, warehousemen's and bailee's charges, reserves for dilution of Accounts, reserves for Inventory shrinkage, reserves for customs charges and shipping charges related to any Inventory in transit, reserves for Rate Management Transactions, reserves for contingent liabilities of any Loan Party, reserves for uninsured losses of any Loan Party and reserves for taxes, fees, assessments, and other governmental charges) with respect to the Collateral or any Loan Party.

         "Revolving Commitment" means, (a) except during the Bridge Period (i) as to any Revolving Lender, the aggregate commitment of such Revolving Lender to make Revolving Loans or incur LC Obligations as set forth in the Commitment Schedule or in the most recent Assignment Agreement executed by such Revolving Lender and (ii) as to all Revolving Lenders, the aggregate commitment of all Revolving Lenders to make the Non-Bridge Component of Revolving Loans or incur the Bridge

A&R CREDIT AGREEMENT

Component of LC Obligations during the Bridge Period, which aggregate commitment shall be Seventy Million and No/100 Dollars ($70,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with this Agreement, and (b) during the Bridge Period, (i) as to any Revolving Lender, the Bridge Revolving Commitment of such Lender and the Non-Bridge Revolving Commitment of such Lender and (ii) as to all Revolving Lenders, the aggregate Bridge Revolving Commitment of all Revolving Lenders and the aggregate Non-Bridge Revolving Commitment of all Revolving Lenders.

         "Revolving Exposure" means, as to any Lender at any time, the sum of
(a) an amount equal to its Pro Rata Share of the aggregate principal amount of the Revolving Loans outstanding at such time, plus (b) an amount equal to its Pro Rata Share of any LC Obligations at such time, plus (c) an amount equal to its Pro Rata Share of the aggregate principal amount of Non-Ratable Loans and Overadvances outstanding at such time.

         "Revolving Lenders" means, as of any date of determination, Lenders having a Revolving Commitment.

         "Revolving Loans" means the revolving loans extended by the Lenders to the Borrowers pursuant to Section 2.1.1 hereof.

         "Revolving Note" is defined in Section 2.21(d).

         "Revolving Obligations" means Revolving Loans, LC Obligations, Non-Ratable Loans and Overadvances.

         "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

         "Sale and Leaseback Transaction" means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

         "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Secured Obligations" means, collectively, (i) the Obligations; (ii) all Banking Services Obligations; and (iii) all Rate Management Obligations owing to one or more Lenders or any of their respective Affiliates, provided that at or prior to the time that any Rate Management Transaction relating to such Rate Management Obligation is executed, the Lender party thereto (other than Bank One) shall have delivered written notice to the Agent that such a Rate Management Transaction has been entered into and that it constitutes a Secured Obligation entitled to the benefits of the Collateral Documents.

         "Security Agreement" means that certain Pledge and Security Agreement, dated as of the date hereof, between the Loan Parties and the Agent, for the benefit of the Agent and the Lenders, and any other pledge or security agreement entered into, after the Closing Date by any other Loan Party (as required by this Agreement or any other Loan Document), or any other Person, as the same may be amended, restated or otherwise modified from time to time.

A&R CREDIT AGREEMENT

         "Senior Subordinated Notes" means, collectively, the Company's 8 5/8% Senior Subordinated Notes due 2007, Series A, and 8 5/8% Senior Subordinated Notes due 2007, Series B, each as issued pursuant to the Indenture.

         "Single Employer Plan" means a Plan maintained by the Company or any member of the Controlled Group for employees of the Company or any member of the Controlled Group.

         "Stated Rate" is defined in Section 2.24.

         "Subordinated Indebtedness" of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Secured Obligations to the written satisfaction of the Agent.

         "Subsidiary" of a Person means, any corporation, partnership, limited liability company, association, joint venture or similar business organization more than 50% of the outstanding Capital Stock having ordinary voting power of which shall at the time be owned or controlled by such Person. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of a Borrower.

         "Substantial Portion" means Property which represents more than 10% of the consolidated assets of the Company and its Subsidiaries or property which is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Company and its Subsidiaries, in each case, as would be shown in the consolidated financial statements of the Company and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made (or if financial statements have not been delivered hereunder for that month which begins the twelve-month period, then the financial statements delivered hereunder for the quarter ending immediately prior to that month).

         "Supplemental Term Lenders" means, as of any date of determination, Lenders having a Supplemental Term Loan Commitment.

         "Supplemental Term Loan Commitment" means (a) as to any Supplemental Term Lender, the aggregate commitment of such Supplemental Term Lender to make Supplemental Term Loans as set forth in the Commitment Schedule or in the most recent Assignment Agreement executed by such Supplemental Term Lender and (b) as to all Supplemental Term Lenders, the aggregate commitment of all Supplemental Term Lenders to make Supplemental Term Loans, which aggregate commitment shall be Eleven Million One Hundred Thousand and No/l00 Dollars ($11,100,000) on the Closing Date. After advancing the Supplemental Term Loan, each reference to a Lender's Supplemental Term Loan Commitment shall refer to that Lender's Pro Rata Share.

         "Supplemental Term Loans" means the term loans extended by the Lenders to the Borrowers pursuant to Section 2.1.6 hereof.

         "Supplemental Term Note" is defined in Section 2.21(d).

         "Supporting Letter of Credit" is defined in Section 2.1.2(l).

         "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

A&R CREDIT AGREEMENT

         "Term A Lenders" means, as of any date of determination, Lenders having a Term A Loan Commitment.

         "Term A Loan Commitment" means (a) as to any Term A Lender, the aggregate commitment of such Term A Lender to make Term A Loans as set forth in the Commitment Schedule or in the most recent Assignment Agreement executed by such Term A Lender and (b) as to all Term A Lenders, the aggregate commitment of all Term A Lenders to make Term A Loans, which aggregate commitment shall be Three Million Nine Hundred Thousand and No/l00 Dollars ($3,900,000) on the Closing Date. After advancing the Term A Loan, each reference to a Lender's Term A Loan Commitment shall refer to that Lender's Pro Rata Share.

         "Term A Loans" means the term loans extended by the Lenders to the Borrowers pursuant to Section 2.1.5 hereof.

         "Term A Note" is defined in Section 2.21(d).

         "Term Notes" means, collectively, the Term A Notes and the Supplemental Term Notes.

         "Test Period" means (i) as of March 31, 2004, the Fiscal Quarter then ending, (ii) as of June 30, 2004, the two (2) consecutive Fiscal Quarters then ending, (iii) as of September 30, 2004, the three (3) consecutive Fiscal Quarters then ending, and (iv) as of December 31, 2004 and as of the last day of each Fiscal Quarter thereafter, the four (4) consecutive Fiscal Quarters then ending.

         "Trademarks" shall have the meaning given to such term in the Security Agreement.

         "Transferee" is defined in Section 12.4.

         "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance and with respect to any Loan, its nature as a Floating Rate Loan or a Eurodollar Loan.

         "UCC" means the Uniform Commercial Code as in effect from time to time in the State of Texas or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

         "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

         "Unliquidated Secured Obligations" means, at any time, any Secured Obligations (or portion thereof) that is contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.

         "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "Unused Commitment Fee" is defined in Section 2.10(a).

A&R CREDIT AGREEMENT

         "U.S." means the United States of America.

         "Wholly-Owned Subsidiary" of a Person means, any Subsidiary all of the outstanding Capital Stock of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II

                                  THE FACILITY

         2.1. The Facility. Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to (a) make Loans to the Borrowers as set forth below and (b) participate in Facility LCs issued upon the request of a Borrower, provided that, after giving effect to the making of each such Loan and the issuance of each such Facility LC, such Lender's Credit Exposure shall not exceed its Commitment; provided further, that the Aggregate Credit Exposure shall not exceed the Aggregate Commitment. The LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.1.2. The Facility shall be composed of Revolving Loans, Non-Ratable Loans, Protective Advances, Overadvances and Facility LCs and Term Loans as set forth below:

                  2.1.1.   Revolving Loans.

                          (a)      Amount. From and including the Effective
                  Date and prior to the Facility Termination Date, each Revolving Lender severally agrees, on the terms and conditions set forth in this Agreement, to make revolving loans (the "Revolving Loans") to the Borrower Representative on behalf of the applicable Borrower and participate in Facility LCs issued to any Borrower as set forth in Section 2.1.2 below, in aggregate amounts not to exceed such Lender's Pro Rata Share at such time. If any advance of a Revolving Loan or participation in a Facility LC would exceed the Borrowers' Availability, the Revolving Lenders will refuse to make or may otherwise restrict the making of Revolving Loans or the issuance of Facility LCs as the Required Revolving Lenders determine until such excess has been eliminated, subject to the Agent's authority, in its sole discretion, to make Protective Advances and Overadvances pursuant to the terms of
                  Section 2.1.4. The Revolving Loans may consist of Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower Representative in accordance with Sections 2.1.1(b) and 2.7. Subject to the terms of this Agreement, the Borrowers may borrow, repay and reborrow Revolving Loans at any time prior to the Facility Termination Date. The Commitments to extend credit under this Section 2.1.1(a) shall expire on the Facility Termination Date.

                           (b)      Borrowing Procedures. The Borrower
                  Representative shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto, from time to time. The Borrower Representative shall give the Agent irrevocable notice in the form of Exhibit A (a "Borrowing Notice") not later than 11:00 a.m. (Chicago time) on the Borrowing Date of each Floating Rate Advance and three Business Days before the Borrowing Date for each Eurodollar Advance, specifying: (1) the name of the applicable Borrower, (2) the Borrowing Date, which shall be a Business

A&R CREDIT AGREEMENT

                  Day, of such Advance, (3) the aggregate amount of such Advance, (4) the Type of Advance selected; provided that, if the Borrower Representative fails to specify the Type of Advance requested, such request shall be deemed a request for a Floating Rate Advance; and (5) the duration of the Interest Period if the Type of Advance requested is a Eurodollar Advance; provided that, if the Borrower Representative fails to select the duration of the Interest Period for the requested Eurodollar Advance, the Borrower Representative shall be deemed to have requested on behalf of the applicable Borrower that such Eurodollar Advance be made with an Interest Period of one month.

                           (c) The Agent's Election. Promptly after receipt of a Borrowing Notice (or telephonic notice in lieu thereof) of a requested Floating Rate Advance, the Agent shall elect in its sole discretion to have the terms of Section 2.1.1(d) (pro rata advance by all Revolving Lenders) or Section 2.1.3 (advance by the Agent, in the form of a Non-Ratable Loan, on behalf of the Revolving Lenders) apply to such requested Advance.

                           (d) Pro Rata Advance. Unless the Agent elects to have the terms of Section 2.1.3 apply to a requested Floating Rate Advance, or a requested Advance is for a Eurodollar Advance, then promptly after receipt of a Borrowing Notice or telephonic notice in lieu thereof as permitted by Section 2.8, the Agent shall notify the Lenders by telecopy, telephone, or e-mail of the requested Advance. Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Revolving Loan in funds immediately available in Chicago to the Agent and the Agent will make the funds so received from the Lenders available to the Borrower Representative at the Funding Account as set forth in Section 2.5.

                           (e) Increase in Aggregate Commitment. With the prior written consent of Agent, and provided that such increase would not cause an Event of Default, the Company shall have the option to request that the Revolving Lenders increase their respective Revolving Commitments such that the Aggregate Revolving Commitment shall be increased by a minimum amount of $10,000,000 (in each case, and not to exceed $20,000,000 in the aggregate), but no Revolving Lender shall have any obligation whatsoever to agree to any such requested increase, and each Revolving Lender may in its sole and absolute discretion reject any such requested increase. If the Revolving Lenders do not agree to increase their respective Revolving Commitments by amounts sufficient to provide the entire amount of the requested increase in the Aggregate Revolving Commitment, the Agent shall have the right to admit additional Revolving Lenders, if any are agreeable, to increase the Aggregate Revolving Commitment to the amount requested by the Borrower, up to the maximum amount of $95,000,000. In the event of such increase, whether by increase in the respective Revolving Commitments of existing Revolving Lenders or by admission of additional Revolving Lenders, the Pro Rata Share of the Revolving Lenders automatically shall be adjusted.

                  2.1.2.   Facility LCs.

                           (a) Issuance. The LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue to any Borrower standby and commercial Letters of Credit (each, a "Facility LC") and to renew, extend, increase, decrease or otherwise modify each Facility LC ("Modify," and each such action a "Modification"), from time to time from and including the Effective Date and prior to the Facility Termination Date upon the request of the Borrower Representative for the account of the applicable Borrower; provided that, the maximum face amount of the Facility LC to be issued or

A&R CREDIT AGREEMENT

                  Modified, does not exceed the least of (i) an amount equal to $20,000,000 minus the sum of (1) the aggregate undrawn amount of all outstanding Facility LCs at such time plus, without duplication, (2) the aggregate unpaid Reimbursement Obligations with respect to all Facility LCs outstanding at such time and (ii) the Borrowers' Availability. No Facility LC (or any renewal thereof) shall have an expiry date later than the earlier of (x) the thirtieth (30th) Business Day prior to the Facility Termination Date and (y) one year after its issuance; provided that any Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (x) above).

                           (b) Participations. Upon the issuance or Modification by the LC Issuer of a Facility LC in accordance with this Section 2.1.2, the LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Revolving Lender, and each Revolving Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

                           (c) Notice. Subject to Section 2.1.2(a), the Borrower Representative, on behalf of the applicable Borrower, shall give the LC Issuer notice prior to 11:00 a.m. (Chicago time) at least three Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the LC Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Revolving Lender, of the contents thereof and of the amount of such Revolving Lender's participation in such proposed Facility LC. The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which the LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC Issuer and that the applicable Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a "Facility LC Application"). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

                           (d) Administration; Reimbursement by Revolving Lenders. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the LC Issuer shall notify the Agent and the Agent shall promptly notify the Borrower Representative and each other Revolving Lender as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the "LC Payment Date"). The responsibility of the LC Issuer to the Borrower Representative, the Borrowers and each Revolving Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Revolving Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition

A&R CREDIT AGREEMENT
                  precedent whatsoever, to reimburse the LC Issuer on demand for
                  (i) such Revolving Lender's Pro Rata Share of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrowers pursuant to Section 2.1.2(e) below, plus (ii) interest on the foregoing amount to be reimbursed by such Revolving Lender, for each day from the date of the LC Issuer's demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Chicago time) on such date, from the next succeeding Business
                  Day) to the date on which such Revolving Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances.

                           (e) Reimbursement by Borrowers. Each Borrower shall be irrevocably and unconditionally obligated to reimburse the LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by the LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that, no Borrower nor any Revolving Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by such Borrower or such Revolving Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the LC Issuer's failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by the LC Issuer and remaining unpaid by the Borrowers shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Floating Rate Advances for such day if such day falls on or before the applicable LC Payment Date and (y) the sum of 2% plus the rate applicable to Floating Rate Advances for such day if such day falls after such LC Payment Date. The LC Issuer will pay to each Revolving Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Borrowers for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Revolving Lender has made payment to the LC Issuer in respect of such Facility LC pursuant to Section 2.1.2(d). Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with Section 2.1.1(b) and the satisfaction of the applicable conditions precedent set forth in Article IV), the Borrower Representative may request an Advance hereunder on behalf of the applicable Borrower for the purpose of satisfying any Reimbursement Obligation.

                           (f) Obligations Absolute. Each Borrower's obligations under this Section 2.1.2 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which any Borrower may have or have had against the LC Issuer, any Revolving Lender or any beneficiary of a Facility LC. Each Borrower further agrees with the LC Issuer and the Revolving Lenders that the LC Issuer and the Revolving Lenders shall not be responsible for, and such Borrower's Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among any Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of any Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such

A&R CREDIT AGREEMENT
                  transferee. The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. Each Borrower agrees that any action taken or omitted by the LC Issuer or any Revolving Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon such Borrower and shall not put the LC Issuer or any Revolving Lender under any liability to any Borrower. Nothing in this Section 2.1.2(f) is intended to limit the right of the Borrowers to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.1.2(e).

                           (g) Actions of LC Issuer. The LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Revolving Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Revolving Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.1.2, the LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Revolving Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Revolving Lenders and any future holders of a participation in any Facility LC.

                           (h) Indemnification. Each Borrower hereby agrees to, jointly and severally, indemnify and hold harmless each Revolving Lender, the LC Issuer and the Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Revolving Lender, the LC Issuer or the Agent may incur (or which may be claimed against such Revolving Lender, the LC Issuer or the Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the LC Issuer may incur by reason of or in connection with (i) the failure of any other Revolving Lender to fulfill or comply with its obligations to the LC Issuer hereunder (but nothing herein contained shall affect any rights any Borrower may have against any Defaulting Lender) or (ii) by reason of or on account of the LC Issuer issuing any Facility LC which specifies that the term "Beneficiary" included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer, evidencing the appointment of such successor Beneficiary; provided that, the Borrowers shall not be required to indemnify any Revolving Lender, the LC Issuer or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this

A&R CREDIT AGREEMENT

                  Section 2.1.2(h) is intended to limit the obligations of the Borrowers under any other provision of this Agreement.

                           (i) Revolving Lenders' Indemnification. Each Revolving Lender shall, ratably in accordance with its Pro Rata Share, indemnify the LC Issuer, its Affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrowers) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.1.2 or any action taken or omitted by such indemnitees hereunder.

                           (j)      Facility LC Collateral Account. The
                  Borrowers agree that they will, upon the request of the Agent in its Permitted Discretion or the Required Revolving Lenders and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to the LC Issuer or the Revolving Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements satisfactory to the Agent (the "Facility LC Collateral Account") at the Agent's office at the address specified pursuant to Article XIII, in the name of the Borrowers but under the sole dominion and control of the Agent, for the benefit of the Lenders and in which the Borrowers shall have no interest other than as set forth in Section 8.1. Nothing in this Section 2.1.2(j) shall either obligate the Agent to require any Borrower to deposit any funds in the Facility LC Collateral Account or limit the right of the Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by Section 8.1. Each Borrower hereby pledges, assigns and grants to the Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuer, a security interest in all of such Borrower's right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Secured Obligations. The Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of Bank One having a maturity not exceeding thirty days.

                           (k) Rights as a Lender. In its capacity as a Lender, the LC Issuer shall have the same rights and obligations as any other Lender.

                           (l)      Termination of the Facility. If,
                  notwithstanding the provisions of this Section 2.1.2, any Facility LC is outstanding upon the earlier of (x) the termination of this Agreement and (y) the Facility Termination Date, then upon such termination the Borrowers shall deposit with the Agent, for the benefit of the Agent and the Lenders, with respect to all LC Obligations, as the Agent in its discretion shall specify, either (i) a standby letter of credit (a "Supporting Letter of Credit"), in form and substance satisfactory to the Agent, issued by an issuer satisfactory to the Agent, in a stated amount equal to 105% of the difference of (x) the amount of LC Obligations at such time, less (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the "Collateral Shortfall Amount"), under which Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent, the LC Issuer and the Lenders for payments to be made by the Agent, the LC Issuer and the Lenders under any such Facility LC and any fees and expenses associated with such

A&R CREDIT AGREEMENT

                  Facility LC, or (ii) cash, in immediately available funds, in an amount equal to 105% of the Collateral Shortfall Amount to be held in the Facility LC Collateral Account. Such Supporting Letter of Credit or deposit of cash shall be held by the Agent, for the benefit of the Agent and the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Facility LC remaining outstanding.

                  2.1.3. Non-Ratable Loans. Subject to the restrictions set forth in Section 2.1.1(a), the Agent may elect to have the terms of this Section
2.1.3 apply to any requested Floating Rate Advance and Bank One shall thereafter make an Advance, on behalf of the Revolving Lenders and in the amount requested, available to the Borrowers on the applicable Borrowing Date by transferring same day funds to the Funding Account. Each Advance made solely by the Agent pursuant to this Section 2.1.3 is referred to in this Agreement as a "Non-Ratable Loan," and such Advances are referred to as the "Non-Ratable Loans." Each Non-Ratable Loan shall be subject to all the terms and conditions applicable to other Advances funded by the Revolving Lenders, except that all payments thereon shall be payable to Bank One solely for its own account. The Agent shall not make any Non-Ratable Loan if the requested Non-Ratable Loan exceeds the Borrowers' Availability (before giving effect to such Non-Ratable Loan). Non-Ratable Loans may be made even if a Default or Unmatured Default exists, but may not be made if the conditions precedent set forth in Section 4.2 have not been satisfied. The Non-Ratable Loans shall be secured by the Liens granted to the Agent in and to the Collateral and shall constitute Obligations hereunder. All Non-Ratable Loans shall be Floating Rate Advances and are subject to the settlement provisions set forth in Section 2.19.

                  2.1.4.   Protective Advances and Overadvances.

                           (a)      Protective Advances. Subject to the
                  limitations set forth below, after the occurrence and during the continuance of a Default or an Unmatured Default, the Agent is authorized by the Borrowers and the Lenders, from time to time in the Agent's sole discretion (but shall have absolutely no obligation to), to make Advances, on behalf of all Lenders, in an aggregate amount outstanding at any time not to exceed $7,000,000, which the Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (iii) to pay any other amount chargeable to or required to be paid by the Borrowers pursuant to the terms of this Agreement, including costs, fees, and expenses as described in Section 9.6 (any of such Advances are herein referred to as "Protective Advances"); provided that, no Protective Advance shall cause the Aggregate Credit Exposure to exceed the Aggregate Commitment. Protective Advances may be made even if the conditions precedent set forth in Section 4.2 have not been satisfied. The Protective Advances shall be secured by the Liens in favor of the Agent in and to the Collateral and shall constitute Obligations hereunder. All Protective Advances shall be Floating Rate Advances, shall bear interest at the default rate set forth in Section 2.12 and shall be payable on the earlier of demand or the Facility Termination Date. The Required Lenders may at any time revoke the Agent's authorization to make Protective Advances. Any such revocation must be in writing and shall become effective prospectively upon the Agent's receipt thereof. At any time that there is sufficient Availability and the conditions precedent set forth in Section 4.2 have been satisfied, the Agent may request the Revolving Lenders to make a Revolving Loan to repay a Protective Advance. At any other time the Agent may require the Lenders to fund their risk participations described in
                  Section 2.2.

                           (b)      Overadvances. Any provision of this
                  Agreement to the contrary notwithstanding, at the request of the Borrower Representative on behalf of any

A&R CREDIT AGREEMENT

                  Borrower, the Agent may in its sole discretion (but shall have absolutely no obligation to), make Advances to the Borrower Representative (for the account of such Borrower), on behalf of the Revolving Lenders, in amounts that exceed the Borrowers' Availability (any such excess Advances are herein referred to collectively as "Overadvances"); provided that,
                  (i) no such Overadvance shall be outstanding for more than thirty (30) consecutive days, (ii) no such event or occurrence shall cause or constitute a waiver of the Agent's or Revolving Lenders' right to refuse to make any further Overadvances, Revolving Loans or Non-Ratable Loans, or issue Facility LCs, as the case may be, at any time that an Overadvance exists, and (iii) no Overadvance shall result in a Default or Unmatured Default due to such Borrower's failure to comply with Section 2.1.1(a) for so long as the Agent permits such Overadvance to remain outstanding, but solely with respect to the amount of such Overadvance. In addition, Overadvances may be made even if a Default or Unmatured Default exists, but may not be made if the conditions precedent set forth in Section
                  4.2 have not been satisfied (other than the condition regarding Availability). All Overadvances shall constitute Floating Rate Advances, shall bear interest at the default rate set forth in Section 2.12, shall be payable on the earlier of demand or the Facility Termination Date and are subject to the settlement provisions set forth in Section
                  2.19. The authority of the Agent to make Overadvances is limited to an aggregate amount not to exceed $7,000,000 at any time, and no Overadvance shall cause any Revolving Lender's Revolving Credit Exposure to exceed its Revolving Commitment or the Aggregate Credit Exposure to exceed the Aggregate Commitment; provided that, the Required Revolving Lenders may at any time revoke the Agent's authorization to make Overadvances. Any such revocation must be in writing and shall become effective prospectively upon the Agent's receipt thereof.

                  2.1.5.   Term A Loans.

                           (a) Amounts of Term A Loans. Borrowers and Lenders agree that on the Effective Date a portion of the Existing Obligations equal to the aggregate Term A Loan Commitment shall be restructured as terms loans made by each Lender, respectively (any such term loan being referred to as a "Term A Loan" and such term loans being referred to collectively as the "Term A Loans"), to the Borrowers, in an amount equal to such Lender's Pro Rata Share of the Term A Loan Commitment. The Term A Loans shall initially be Floating Rate Advances but may be converted into Eurodollar Advances in accordance with Section 2.7.

                           (b) Amortization; Payments. The Term A Loans shall amortize in thirty-six (36) monthly installments. Each of the first thirty-five (35) installments of principal shall be in an amount equal to $65,000 and shall be payable on the first day of each month, commencing on March 1, 2004, and ending on February 1, 2007. The final installment of principal shall be in the amount of $1,625,000 or otherwise in an amount equal to the then remaining principal balance of the Term A Loans and shall be payable on the Facility Termination Date. Each such installment shall be payable to the Agent for the account of the applicable Term A Lender. Payments or prepayments of the Term A Loans may not be reborrowed.

                  2.1.6.   Supplemental Term Loans.

                           (a)      Amounts of Supplemental Term Loans.
                  Borrowers and Lenders agree that on the Effective Date a portion of the Existing Obligations equal to the aggregate Supplemental Term Loan Commitment shall be restructured as terms loans made by each

A&R CREDIT AGREEMENT

                  Lender, respectively (any such term loan being referred to as a "Supplemental Term Loan" and such term loans being referred to collectively as the "Supplemental Term Loans"), to the Borrowers, in an amount equal to such Lender's Pro Rata Share of the Supplemental Term Loan Commitment. The Supplemental Term Loans shall initially be Floating Rate Advances but may be converted into Eurodollar Advances in accordance with
                  Section 2.7.

                           (b) Amortization; Payments. The Supplemental Term Loans shall amortize in thirty-six (36) monthly installments. Each of the first thirty-five (35) installments of principal shall be in an amount equal to $185,000 and shall be payable on the first day of each month, commencing on March 1, 2004, and ending on February 1, 2007. The final installment of principal shall be in the amount of $4,625,000 or otherwise in an amount equal to the then remaining principal balance of the Supplemental Term Loans and shall be payable on the Facility Termination Date. Each such installment shall be payable to the Agent for the account of the applicable Supplemental Term Lender. Payments or prepayments of the Supplemental Term Loans may not be reborrowed.

                  2.1.7. Reallocation of Loans and Commitments. On the Effective Date, each Lender, if any, whose relative proportion of its Commitment hereunder is increasing over the proportion of the Commitment held by it prior to the Effective Date shall, by assignments from the Lenders which were parties to the Amended Loan Agreement prior to the Effective Date (the "Amended Agreement Lenders") (which assignments shall be deemed to occur hereunder automatically, and without any requirement for additional documentation, on the Effective
         Date) acquire a portion of the Loans and Commitments of the Lenders so designated in such amounts, and the Lenders shall, through Agent, make such other adjustments among themselves as shall be necessary so that after giving effect to assignments and adjustments, the Lenders shall hold all Loans outstanding under this Agreement ratably in accordance with their respective Commitments as reflected on the signature pages under such Lender's name, as modified from time to time pursuant to the terms hereof. On the Effective Date, all Interest Periods under the Amended Loan Agreement in respect of any Existing Obligations under the Amended Loan Agreement shall automatically be terminated (and the Borrowers shall on the Effective Date make payments to the Amended Agreement Lenders that held such Existing Obligations to compensate for such termination as if such termination were a payment or prepayment referred to in said Section 3.4), and subject to the other restrictions contained herein, the Borrower shall be permitted to continue such Eurodollar Advances or to convert such Eurodollar Advances into Floating Rate Advances or Floating Rate Loans, respectively, hereunder.

         2.2. Ratable Loans; Risk Participation. Except as otherwise provided below, each Advance made in connection with a Revolving Loan or a Term Loan shall consist of Loans made by each Lender in an amount equal to such Lender's Pro Rata Share. Upon the making of an Advance by the Agent in connection with a Non-Ratable Loan or an Overadvance (whether before or after the occurrence of a Default or an Unmatured Default and regardless of whether the Agent has requested a Settlement with respect to such Non-Ratable Loan or Overadvance), the Agent shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Revolving Lender and each Revolving Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Agent, without recourse or warranty, an undivided interest and participation in such Non-Ratable Loan or Overadvance in proportion to its Pro Rata Share of the Revolving Commitment. Upon the making of an Advance by the Agent in connection with a Protective Advance (whether before or after the occurrence of a Default or an Unmatured Default and regardless of whether the Agent has requested a Settlement with respect to such Protective Advance), the Agent shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to

A&R CREDIT AGREEMENT
each Lender and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Agent, without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to its Pro Rata Share of the Aggregate Commitment. From and after the date, if any, on which any Lender is required to fund its participation in any Non-Ratable Loan, Overadvance or Protective Advance purchased hereunder, the Agent shall promptly distribute to such Lender, such Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Loan.

         2.3. Payment of the Obligations. The Borrowers shall repay the outstanding principal balance of the Loans, together with all other Obligations, including all accrued and unpaid interest thereon, on the Facility Termination Date.

         2.4. Minimum Amount of Each Advance. Each Eurodollar Advance shall be in the minimum amount of $5,000,000 and in multiples of $1,000,000 if in excess thereof. Floating Rate Advances may be in any amount.

         2.5. Funding Account. The Borrower Representative shall deliver to the Agent, on the Effective Date, a notice setting forth the deposit account of the Borrower Representative (the "Funding Account") to which the Agent is authorized by the Borrowers to transfer the proceeds of any Advances requested pursuant to this Agreement. The Borrower Representative may designate a replacement Funding Account from time to time by written notice to the Agent. Any designation by the Borrower Representative of the Funding Account must be reasonably acceptable to the Agent.

         2.6. Reliance Upon Authority; No Liability. The Agent is entitled to rely conclusively on any individual's request for Advances hereunder, so long as the proceeds thereof are to be transferred to the Funding Account. The Agent shall have no duty to verify the identity of any individual representing himself or herself as a person authorized by the Borrowers to make such requests on their behalf. The Agent shall not incur any liability to the Borrowers as a result of acting upon any notice referred to in Section 2.1 which the Agent reasonably believes to have been given by an officer or other person duly authorized by the Borrowers to request Advances on their behalf or for otherwise acting under this Agreement. The crediting of Advances to the Funding Account shall conclusively establish the joint and several obligation of the Borrowers to repay such Advances as provided herein.

         2.7. Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this
Section 2.7 or are repaid in accordance with this Agreement. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with this Agreement or (y) the Borrower Representative shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.4, the Borrower Representative may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar Advance on behalf of the applicable Borrower. The Borrower Representative shall give the Agent irrevocable notice in the form of Exhibit B (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 11:00 a.m. (Chicago time) at least three Business Days prior to the date of the requested conversion or continuation, specifying (i) the requested date, which shall be a Business Day, of such conversion or continuation, (ii) the aggregate amount and Type of the Advance which is to be converted or continued, and (iii) the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

A&R CREDIT AGREEMENT

         2.8. Telephonic Notices. Each Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower Representative, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower Representative agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer of the Borrower Representative. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

         2.9. Notification of Advances, Interest Rates and Repayments. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Promptly after notice from the LC Issuer, the Agent will notify each Revolving Lender of the contents of each request for issuance of a Facility LC hereunder or any Modification. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

         2.10.    Fees.

                           (a) Unused Commitment Fee. The Borrowers agree to pay to the Agent, for the account of each Revolving Lender in accordance with such Lender's Pro Rata Share, an unused commitment fee at a per annum rate equal to the Applicable Unused Commitment Fee Rate on the average daily Available Revolving Commitment, payable on each Payment Date hereafter and on the Facility Termination Date (the "Unused Commitment Fee").

                           (b) LC Fees. The Borrowers shall pay to the Agent, for the account of the Revolving Lenders ratably in accordance with their respective Pro Rata Shares, a letter of credit fee at a per annum rate equal to the Applicable LC Fee Rate on the average daily undrawn stated amount under each Facility LC, such fee to be payable in arrears on each Payment Date (the "LC Fee"). The Borrowers shall also pay to the LC Issuer for its own account (x) at the time of issuance of each Facility LC, a fronting fee of 0.125% of the face amount of the Facility LC, and (y) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with the LC Issuer's standard schedule for such charges as in effect from time to time.

                           (c) Agent and Arranger Fees. The Borrowers agree to pay to the Agent and the Arranger such additional fees as are specified in the fee letter dated as of the Effective Date, among the Agent, the Arranger and the Borrowers (the "Fee Letter").

         2.11. Interest Rates. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.7, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to
Section 2.7 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but

A&R CREDIT AGREEMENT
not including) the last day of such Interest Period at the interest rate determined by the Agent as applicable to such Eurodollar Advance based upon the Borrower Representative's selections under Sections 2.1.1 and 2.7 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date. If at any time Loans are outstanding with respect to which the Borrower Representative has not delivered a notice to the Agent specifying the basis for determining the interest rate applicable thereto, those Loans shall bear interest at the Floating Rate.

         2.12. Eurodollar Advances Post Default; Default Rates. Notwithstanding anything to the contrary contained hereunder, during the continuance of a Default or Unmatured Default the Agent or the Required Lenders may, at their option, by notice to the Borrower Representative (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.3 requiring unanimous consent of the Lenders to reductions in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default the Agent or the Required Lenders may, at their option, by notice to the Borrower Representative (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.3 requiring unanimous consent of the Lenders to reductions in interest rates), declare that (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum, (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum and (iii) the LC Fee shall be increased by 2% per annum, provided that, during the continuance of a Default under subsection (f) or (g) of Article VII, the interest rates set forth in clauses (i) and (ii) above and the increase in the LC Fee set forth in clause (iii) above shall be applicable to all Credit Extensions without any election or action on the part of the Agent or any Lender.

         2.13. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof and at maturity. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on all Advances, Unused Commitment Fees and LC Fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment. After giving effect to any Loan, Advance, continuation, or conversion of any Eurodollar Rate Loan, there may not be more than eight different Interest Periods in effect hereunder.

         2.14. Voluntary Prepayments. The Borrowers may from time to time prepay, without penalty or premium, all or any portion of the outstanding Floating Rate Advances upon written notice to the Agent. The Borrowers may also from time to time prepay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon three Business Days' prior notice to the Agent.

A&R CREDIT AGREEMENT

         2.15.    Mandatory Prepayments.

                           (a) Borrowing Base Compliance. Except for Overadvances permitted pursuant to Section 2.1.4(b), the Borrowers shall immediately repay the Revolving Loans, Reimbursement Obligations and/or Non-Ratable Loans if at any time the Aggregate Revolving Exposure exceeds the lesser of
                  (i) the Revolving Commitment and (ii) the Aggregate Borrowing Base, to the extent required to eliminate such excess. If any such excess remains after repayment in full of all outstanding Revolving Loans, Reimbursement Obligations and Non-Ratable Loans, the Borrowers shall provide cash collateral or a Supporting Letter of Credit for the LC Obligations in the manner set forth in Section 2.1.2(l) to the extent required to eliminate such excess.

                           (b) Sale of Assets. Immediately upon receipt by any Loan Party of the Net Cash Proceeds of any asset disposition (other than sales of inventory in the ordinary course of business and sales the Net Cash Proceeds of which do not exceed $100,000) the applicable Borrower shall prepay the Obligations or shall cause the applicable Loan Party to deliver funds to the Agent for application to the Obligations, in an amount equal to all such Net Cash Proceeds. Any such prepayment shall be applied first, to pay the principal of the Overadvances and Protective Advances, second, to scheduled principal installments of the Supplemental Term Loans in inverse order of maturity and then to the Term Loans A in the inverse order of maturity, third, to pay the principal of the Non-Ratable Loans, fourth, to pay the principal of the Revolving Loans without (unless otherwise necessary to comply with the Indenture) a concomitant reduction in the Revolving Commitment, and fifth, to cash collateralize outstanding Facility LCs; provided, however, that if such Net Cash Proceeds are received in connection with an Approved Bridge Availability Refinancing, such Net Cash Proceeds shall be applied first to such Approved Bridge Availability Refinancing and then to the Obligations in the order set forth above.

                           (c) Issuance of Debt or Equity. If any Borrower issues Capital Stock or any Loan Party issues Indebtedness (other than Indebtedness permitted by Sections 6.17(a),(c),(e), (g) and (h)) or if any Loan Party receives any dividend or distribution from a Person other than a Loan Party, no later than the Business Day following the date of any Net Cash Proceeds of such issuance or receipt of such dividend, distribution, loan or advance, the Borrowers shall prepay the Obligations in an amount equal to all such Net Cash Proceeds, dividends, distributions, loans or advances. Any such prepayment shall be applied first, to pay the principal of the Overadvances and Protective Advances, second, to scheduled principal installments of the Supplemental Term Loans in inverse order of maturity and then to the Term A Loans in the inverse order of maturity, third, to pay the principal of the Non-Ratable Loans, fourth, to pay the principal of the Revolving Loans without a concomitant reduction in the Revolving Commitment, and fifth, to cash collateralize outstanding Facility LCs; provided, however, that if such Net Cash Proceeds are received in connection with an Approved Bridge Availability Refinancing, such Net Cash Proceeds shall be applied first to such Approved Bridge Availability Refinancing and then to the Obligations in the order set forth above.

                           (d) Adjusted Excess Cash Flow. Until the Term Loan Facility Termination Date, the Borrowers shall prepay the Supplemental Term Loans on the date that is ten days after the earlier of (i) the date on which Borrowers' annual audited Financial Statements for the immediately preceding Fiscal Year are delivered pursuant to Section 6.1 or (ii) the date on which such annual audited Financial Statements were

A&R CREDIT AGREEMENT
                  required to be delivered pursuant to Section 6.1, in an amount equal to one hundred percent (100%) of the Company's Adjusted Excess Cash Flow for the immediately preceding Fiscal Year, not to exceed the aggregate amount of the principal payments due and payable with respect to the Supplemental Term Loans during such Fiscal Year. Each such prepayment shall be accompanied by a certificate signed by the chief financial officer of the Borrower Representative (on behalf of the Borrowers) certifying the manner in which Adjusted Excess Cash Flow and the resulting prepayment were calculated, which certificate shall be in form and substance satisfactory to the Agent.

                           (e) Insurance/Condemnation Proceeds. Any insurance or condemnation proceeds to be applied to the Obligations in accordance with Section 6.7(c) shall be applied as follows: (i) insurance proceeds from casualties or losses to cash or Inventory shall be applied, first, to the Overadvances and Protective Advances, pro rata, second, to the Non-Ratable Loans, third, to the Revolving Loans of the Borrower who received such proceeds, fourth, to cash collateralize outstanding Facility LCs of the Borrower who received such proceeds, fifth, to the Revolving Loans of the other Borrowers, sixth, to the to cash collateralize outstanding Facility LCs of the other Borrowers, and seventh, to scheduled principal installments of the Supplemental Term Loans in inverse order of maturity and then, to the Term A Loans in the inverse order of maturity; and (ii) insurance or condemnation proceeds from casualties or losses to Equipment, Fixtures and real Property shall be applied first, to pay the principal of the Overadvances and Protective Advances, second, to scheduled principal installments of the Supplemental Term Loans in inverse order of maturity and then to the Term A Loans in the inverse order of maturity, third, to pay the principal of the Non-Ratable Loans, fourth, to pay the principal of the Revolving Loans, and fifth, to cash collateralize outstanding Facility LCs. The Revolving Commitment shall not be permanently reduced by the amount of any such prepayments. If the precise amount of insurance or condemnation proceeds allocable to Inventory as compared to Equipment, Fixtures and real Property is not otherwise determined, the allocation and application of those proceeds shall be determined by the Agent, in its Permitted Discretion.

                           (f) General. Without in any way limiting the foregoing, immediately upon receipt by any Loan Party of proceeds of any sale of any Collateral, the Borrowers shall cause such Loan Party to deliver such proceeds to the Agent, or deposit such proceeds in a deposit account subject to a Deposit Account Control Agreement. All of such proceeds shall be applied as set forth above or otherwise as provided in
                  Section 2.18. Nothing in this Section 2.15 shall be construed to constitute Agent's or any Lender's consent to any transaction that is not permitted by other provisions of this Agreement or the other Loan Documents.

         2.16.    Termination of the Facility.

                           (a)      Without limiting Section 2.3 or Section 8.1,
                  (a) the Aggregate Commitments shall expire on the Facility Termination Date and (b) the Aggregate Credit Exposure and all other unpaid Obligations shall be paid in full by the Borrowers on the Facility Termination Date.

                           (b) The Borrowers may terminate this Agreement with at least ten Business Days' prior written notice thereof to the Agent and the Lenders, upon (i) the payment in full of all outstanding Loans, together with accrued and unpaid interest thereon, (ii) the cancellation and return of all outstanding Facility LCs (or alternatively, with respect to

A&R CREDIT AGREEMENT
                  each such Facility LC, the furnishing to the Agent of a cash deposit or Supporting Letter of Credit as required by Section 2.1.2(l)), (iii) the payment in full of the early termination fee set forth in the following sentence (the "Prepayment Fee"), (iv) the payment in full of all reimbursable expenses and other Obligations together with accrued and unpaid interest thereon, and (v) the payment in full of any amount due under Section 3.4. Subject to Section 2.24, if this Agreement is terminated at any time prior to the Facility Termination Date, whether pursuant to this Section 2.16 or pursuant to Section 8.1, the Borrower shall pay to the Agent, for the account of the Lenders, an early termination fee determined in accordance with the following table:

         Period during which early
             termination occurs                              Prepayment Fee
-------------------------------------------              -----------------------
On or prior to the first anniversary of the              1.0% of the Aggregate
Closing Date                                             Commitment

After the first anniversary of the Closing
Date but on or prior to the second                       0.50% of the Aggregate
anniversary of the Closing Date                          Commitment

                  No such Prepayment Fee shall be payable in the event this Agreement is terminated in connection with refinancing of the Obligations in a transaction in which Bank One or one of its Affiliates that is a banking institution provides or arranges a replacement bank credit facility for the Borrowers.

         2.17.    Method of Payment.

                           (a) All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower Representative, by noon (local time) on the date when due and shall be applied ratably by the Agent among the Lenders. Any payment received by the Agent after such time shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue. Solely for purposes of determining the amount of Loans available for borrowing purposes, checks and cash or other immediately available funds from collections of items of payment and proceeds of any Collateral shall be applied in whole or in part against the Obligations, on the day of receipt, subject to actual collection. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender.

                           (b) At the election of the Agent, all payments of principal, interest, reimbursement obligations in connection with Facility LCs, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses pursuant to Section 9.6), and other sums payable under the Loan Documents, may be paid from the proceeds of Advances made hereunder whether made following a request by the Borrower Representative pursuant to Section 2.1 or a deemed request as provided in this Section 2.17 or may be deducted from the Funding Account or any other deposit account of any Borrower maintained with the Agent. Each Borrower hereby irrevocably authorizes (i) the Agent to make an Advance for the purpose of paying each payment of

A&R CREDIT AGREEMENT
                  principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Loans (including Non-Ratable Loans, Overadvances and Protective Advances) and that all such Advances shall be deemed to have been requested pursuant to Section 2.1 and (ii) the Agent to charge the Funding Account or any other deposit account of any Borrower maintained with Bank One for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents.

         2.18. Apportionment, Application, and Reversal of Payments. Except as otherwise required pursuant to Section 2.19, principal and interest payments shall be apportioned ratably among the Lenders as set forth in this Article II and payments of the fees shall, as applicable, be apportioned ratably among the Lenders, except for fees payable solely to the Agent or the LC Issuer and except as provided in Section 2.10(c). All payments shall be remitted to the Agent and all such payments not relating to principal or interest of specific Loans or not constituting payment of specific fees as specified by the Borrower Representative, and all proceeds of any Collateral received by the Agent, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Agent from the Borrowers (other than in connection with Banking Services or Rate Management Obligations), second, to pay any fees or expense reimbursements then due to the Lenders from the Borrowers (other than in connection with Banking Services or Rate Management Obligations), third, to pay interest due in respect of the Overadvances and Protective Advances, fourth, to pay the principal of the Overadvances and Protective Advances, fifth, to interest then due and payable on the Supplemental Term Loans and then the Term A Loans, sixth, to prepay the principal installments of the Supplemental Term Loans in inverse order of maturity and then to the Term A Loans in the inverse order of maturity, seventh, to pay interest due in respect of the Non-Ratable Loans, eighth, to pay interest due in respect of the Revolving Loans (other than Non-Ratable Loans, Overadvances and Protective Advances), ninth, to pay or prepay principal of the Non-Ratable Loans, tenth, to pay or prepay principal of the Revolving Loans (other than Non-Ratable Loans, Overadvances and Protective Advances) and unpaid reimbursement obligations in respect of Facility LCs (except, in each case, during the Bridge Period, the Bridge Component thereof), eleventh, to pay an amount to the Agent equal to one hundred five percent (105%) of the aggregate undrawn face amount of all outstanding Facility LCs and the aggregate amount of any unpaid reimbursement obligations in respect of Facility LCs, to be held as cash collateral for such Obligations, twelfth, during the Bridge Period, to pay or prepay the Bridge Component of the principal of the Revolving Loans (other than Non-Ratable Loans, Overadvances and Protective Advances) and unpaid reimbursement obligations in respect of Facility LCs, thirteenth, to payment of any amounts owing with respect to Banking Services and Rate Management Obligations, and fourteenth, to the payment of any other Secured Obligation due to the Agent or any Lender by the Borrowers. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower Representative, or unless a Default is in existence, neither the Agent nor any Lender shall apply any payment which it receives to any Eurodollar Loan, except
(a) on the expiration date of the Interest Period applicable to any such Eurodollar Loan or (b) in the event, and only to the extent, that there are no outstanding Floating Rate Loans and, in any event, the Borrowers shall pay the Eurodollar breakage losses in accordance with Section 3.4. The Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations. All Loans to Borrowers and all of the other Obligations of Borrowers arising under this Agreement and the other Loan Documents shall constitute one general obligation of Borrowers secured by all of the Collateral.

         2.19. Settlement. Each Revolving Lender's funded portion of the Loans is intended by the Revolving Lenders to be equal at all times to such Revolving Lender's Pro Rata Share of the outstanding Loans. Notwithstanding such agreement, the Agent, Bank One, and the Lenders agree (which agreement shall not be for the benefit of or enforceable by the Loan Parties) that in order to facilitate the

A&R CREDIT AGREEMENT
administration of this Agreement and the other Loan Documents, settlement among them as to the Loans, including the Non-Ratable Loans and Overadvances shall take place on a periodic basis as follows. The Agent shall request settlement (a "Settlement") with the Lenders on at least a weekly basis, or on a more frequent basis at the Agent's election, by notifying the Lenders of such requested Settlement by telecopy, telephone, or e-mail no later than 12:00 noon (Chicago time) on the date of such requested Settlement (the "Settlement Date"). Each Revolving Lender (other than the Agent, in the case of the Non-Ratable Loans and Overadvances) shall transfer the amount of such Revolving Lender's Pro Rata Share of the outstanding principal amount of the applicable Loan with respect to which Settlement is requested to the Agent, to such account of the Agent as the Agent may designate, not later than 2:00 p.m. (Chicago time), on the Settlement Date applicable thereto. Settlements may occur during the existence of a Default or an Unmatured Default and whether or not the applicable conditions precedent set forth in Section 4.2 have then been satisfied. Such amounts transferred to the Agent shall be applied against the amounts of the applicable Loan and, together with Bank One's Pro Rata Share of such Non-Ratable Loan or Overadvance, shall constitute Revolving Loans of such Lenders, respectively. If any such amount is not transferred to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon as specified in Section 2.23.

         2.20. Indemnity for Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent or such Lender and the Borrowers shall be liable to pay to the Agent and the Lenders, and each Borrower hereby indemnifies the Agent and the Lenders and holds the Agent and the Lenders harmless for the amount of such payment or proceeds surrendered. The provisions of this Section 2.20 shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent's and the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 2.20 shall survive the termination of this Agreement.

         2.21.    Noteless Agreement; Evidence of Indebtedness.

                           (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                           (b) The Agent shall also maintain accounts in which it will record (i) the amount of each Loan extended hereunder, the Type thereof, the name of the Borrower who requested such Loan and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder, (iii) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, and (iv) the amount of any sum received by the Agent hereunder from the Borrowers and each Lender's share thereof.

A&R CREDIT AGREEMENT

                           (c) The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Obligations in accordance with their terms.

                           (d) Any Lender may request that its Revolving Loans be evidenced by a promissory note in substantially the form of Exhibit C-1 (a "Revolving Note"), that its Term A Loans be evidenced by a promissory note in substantially the form of Exhibit C-2 attached hereto (a "Term A Note") and that its Supplemental Term Loans be evidenced by a promissory note in substantially the form of Exhibit C-3 attached hereto (a "Supplemental Term Note"). In such event, each Borrower shall prepare, execute and deliver to such Lender such Note payable to the order of such Lender. Thereafter, the Revolving Loans evidenced by such Revolving Note, the Term A Loans evidenced by such Term A Note, the Supplemental Term Loans evidenced by such Supplemental Term Note and interest on the foregoing shall at all times (prior to any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein, except to the extent that any such Lender subsequently returns any such Note for cancellation and requests that such Revolving Loans, Term A Loans or Supplemental Term Loans once again be evidenced as described in paragraphs (a) and (b) above.

         2.22. Lending Installations. Each Lender may book its Loans and its participation in any LC Obligations and the LC Issuer may book the Facility LCs at any Lending Installation selected by such Lender or the LC Issuer, as the case may be, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, Reimbursement Obligations and any Notes issued hereunder shall be deemed held by each Lender or the LC Issuer, as the case may be, for the benefit of any such Lending Installation. Each Lender and the LC Issuer may, by written notice to the Agent and the Borrower Representative in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.

         2.23.    Non-Receipt of Funds by the Agent; Defaulting Lenders.

                           (a) Unless the Borrower Representative or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of
                  (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrowers, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrowers, as the case may be, have not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrowers, the interest rate applicable to the relevant Loan.

A&R CREDIT AGREEMENT

                           (b) If a payment has not been made by a Lender (a "Defaulting Lender"), the Agent will notify the Borrower Representative of such failure to fund and, upon demand by the Agent, the Borrowers shall pay such amount (to the extent such amount had been made available to Borrowers hereunder) to the Agent for the Agent's account, together with interest thereon for each day elapsed since the Borrowing Date at a rate per annum equal to the interest rate applicable to the relevant Loan. The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by the Borrowers to the Agent for the Defaulting Lender's benefit, and, in the absence of such transfer to the Defaulting Lender, the Agent shall transfer any such payments to each other non-Defaulting Lender ratably in accordance with their Pro Rata Share of the Commitments (but only to the extent that such Defaulting Lender's Advance was funded by the other Lenders) or, if so directed by the Borrower Representative and if no Unmatured Default or Default has occurred and is continuing (and to the extent such Defaulting Lender's Advance was not funded by the other Lenders), retain the same to be re-advanced to the Borrowers as if such Defaulting Lender had made Advances to the Borrowers. Subject to the foregoing, the Agent may hold and, in its Permitted Discretion, setoff such Defaulting Lender's funding shortfall against that Defaulting Lender's Pro Rata Share of all payments received from the Borrowers or re-lend to the Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by the Agent for the account of such Defaulting Lender. Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Advance (i) solely for the purposes of voting or consenting to matters with respect to the Loan Documents, such Defaulting Lender shall be deemed not to be a "Lender" and such Defaulting Lender's Commitment shall be deemed to be zero, (ii) such Defaulting Lender shall not be entitled to any portion of the Unused Commitment Fee and (iii) the Unused Commitment Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Advance and shall be allocated among such non-Defaulting Lenders ratably based on their Pro Rata Share of the Commitments. This Section shall remain effective with respect to such Defaulting Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable, (y) the non-Defaulting Lenders, the Agent, and the Borrower Representative shall have waived such Defaulting Lender's default in writing, or (z) the Defaulting Lender makes its Pro Rata Share of the applicable Advance and pays to the Agent all amounts owing by the Defaulting Lender in respect thereof. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder.

         2.24. Limitation of Interest. The Borrowers, the Agent and the Lenders intend to strictly comply with all applicable laws, including applicable usury laws. Accordingly, the provisions of this Section 2.24 shall govern and control over every other provision of this Agreement or any other Loan Document which conflicts or is inconsistent with this Section 2.24, even if such provision declares that it controls. As used in this Section 2.24, the term "interest" includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law, provided that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and (b) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread, in equal parts during the full term of the Obligations. In no event shall the Borrowers or any other Person be obligated to pay, or any Lender have any right or privilege to reserve, receive or retain, (a) any interest in excess of the maximum amount of nonusurious interest permitted under the laws of the State of Texas or the applicable laws (if any) of the U.S. or of any other applicable

A&R CREDIT AGREEMENT
state, or (b) total interest in excess of the amount which such Lender could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of the Obligations at the Highest Lawful Rate. On each day, if any, that the interest rate (the "Stated Rate") called for under this Agreement or any other Loan Document exceeds the Highest Lawful Rate, the rate at which interest shall accrue shall automatically be fixed by operation of this sentence at the Highest Lawful Rate for that day, and shall remain fixed at the Highest Lawful Rate for each day thereafter until the total amount of interest accrued equals the total amount of interest which would have accrued if there were no such ceiling rate as is imposed by this sentence. Thereafter, interest shall accrue at the Stated Rate unless and until the Stated Rate again exceeds the Highest Lawful Rate when the provisions of the immediately preceding sentence shall again automatically operate to limit the interest accrual rate. The daily interest rates to be used in calculating interest at the Highest Lawful Rate shall be determined by dividing the applicable Highest Lawful Rate per annum by the number of days in the calendar year for which such calculation is being made. None of the terms and provisions contained in this Agreement or in any other Loan Document which directly or indirectly relate to interest shall ever be construed without reference to this
Section 2.24, or be construed to create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the Highest Lawful Rate. If the term of any Obligation is shortened by reason of acceleration of maturity as a result of any Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason any Lender at any time, including but not limited to, the stated maturity, is owed or receives (and/or has received) interest in excess of interest calculated at the Highest Lawful Rate, then and in any such event all of any such excess interest shall be canceled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to such Lender, it shall be credited pro tanto against the then-outstanding principal balance of the Borrowers' obligations to such Lender, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor. Chapter 346 of the Texas Finance Code (which regulates certain revolving credit accounts (formerly Tex. Rev. Civ. Stat. Ann. Art. 5069, Ch. 15)) shall not apply to this Agreement or to any Loan, nor shall this Agreement or any Loan be governed by or be subject to the provisions of such Chapter 346 in any manner whatsoever.

                                  ARTICLE III

                             YIELD PROTECTION; TAXES

         3.1. Yield Protection. If, on or after the Closing Date, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation or the LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                  (a) subjects any Lender or any applicable Lending Installation or the LC Issuer to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender or the LC Issuer in respect of its Eurodollar Loans, Facility LCs or participations therein, or

                  (b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending

A&R CREDIT AGREEMENT

         Installation or the LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

                  (c) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation or the LC Issuer of making, funding or maintaining its Eurodollar Loans, or of issuing or participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation or the LC Issuer in connection with its Eurodollar Loans, Facility LCs or participations therein, or requires any Lender or any applicable Lending Installation or the LC Issuer to make any payment calculated by reference to the amount of Eurodollar Loans, Facility LCs or participations therein held or interest or LC Fees received by it, by an amount deemed material by such Lender or the LC Issuer as the case may be, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation or the LC Issuer, as the case may be, of making or maintaining its Eurodollar Loans or Commitment or of issuing or participating in Facility LCs or to reduce the return received by such Lender or applicable Lending Installation or the LC Issuer, as the case may be, in connection with such Eurodollar Loans, Commitment, Facility LCs or participations therein, then, within fifteen days of demand by such Lender or the LC Issuer, as the case may be, the Borrowers shall pay such Lender or the LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the LC Issuer, as the case may be, for such increased cost or reduction in amount received.

         3.2. Changes in Capital Adequacy Regulations. If a Lender or the LC Issuer determines the amount of capital required or expected to be maintained by such Lender or the LC Issuer, any Lending Installation of such Lender or the LC Issuer, or any corporation controlling such Lender or the LC Issuer is increased as a result of a Change, then, within fifteen days of demand by such Lender or the LC Issuer, the Borrowers shall pay such Lender or the LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender or the LC Issuer determines is attributable to this Agreement, its Credit Exposure or its Commitment to make Loans and issue or participate in Facility LCs, as the case may be, hereunder (after taking into account such Lender's or the LC Issuer's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines (as defined below) or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or the LC Issuer or any Lending Installation or any corporation controlling any Lender or the LC Issuer. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the U.S. on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the U.S. implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         3.3. Availability of Types of Advances. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, then the Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

A&R CREDIT AGREEMENT

         3.4. Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower Representative for any reason other than default by the Lenders, the Borrowers will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

         3.5.     Taxes.

                           (a) All payments by the Borrowers to or for the account of any Lender, the LC Issuer or the Agent hereunder or under any Note or Facility LC Application shall be made free and clear of and without deduction for any and all Taxes. If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, the LC Issuer or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender, the LC Issuer or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) such Borrower shall make such deductions, (c) such Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) such Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within thirty days after such payment is made.

                           (b) In addition, each Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or Facility LC Application or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note or Facility LC Application ("Other Taxes").

                           (c) The Borrowers hereby agree to, jointly and severally, indemnify the Agent, the LC Issuer and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Agent, the LC Issuer or such Lender as a result of its Commitment, any Loans made by it hereunder, any Facility LC issued hereunder or otherwise in connection with its participation in this Agreement and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within thirty days of the date the Agent, the LC Issuer or such Lender makes demand therefor pursuant to Section 3.6.

                           (d) Each Lender that is not incorporated under the laws of the U.S. or a state thereof (each a "Non-U.S. Lender") agrees that it will, not more than ten Business Days after the date of this Agreement, (i) deliver to the Agent two duly completed copies of U.S. Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any U.S. federal income taxes, and
                  (ii) deliver to the Agent a U.S. Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from U.S. backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower Representative and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments

A&R CREDIT AGREEMENT
                  thereto as may be reasonably requested by the Borrower Representative or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any U.S. federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower Representative and the Agent that it is not capable of receiving payments without any deduction or withholding of U.S. federal income tax.

                           (e) For any period during which a Non-U.S. Lender has failed to provide the Borrower Representative with an appropriate form pursuant to clause (d), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the U.S.; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (d), above, the Borrowers shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

                           (f) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower Representative (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

                           (g) If the U.S. Internal Revenue Service or any other governmental authority of the U.S. or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Lenders under this Section 3.5(g) shall survive the payment of the Obligations and termination of this Agreement.

         3.6. Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrowers to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower Representative (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which

A&R CREDIT AGREEMENT
such Lender determined such amount and shall be final, conclusive and binding on the Borrowers in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower Representative of such written statement. The obligations of the Borrowers under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         4.1. Effectiveness. This Agreement will not become effective unless the Loan Parties have satisfied each of the following conditions in a manner satisfactory to the Agent and the Lenders, and with respect to any condition requiring delivery of any agreement, certificate, document, or instrument, the Loan Parties shall have furnished to the Agent sufficient copies of any such agreement, certificate, document, or instrument for distribution to the Lenders:

                           (a) This Agreement or counterparts hereof shall have been duly executed by each Loan Party, the Agent and the Lenders; and the Agent shall have received duly executed copies of the Loan Documents and such other documents, instruments, agreements and legal opinions as the Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, each in form and substance reasonably satisfactory to the Agent.

                           (b) Each Loan Party shall have delivered copies of its articles or certificate of incorporation, organization or limited partnership, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation or organization.

                           (c) Each Loan Party shall have delivered copies, certified by its Secretary or Assistant Secretary, of its by-laws or operating, management or partnership agreement and of its Board of Directors' resolutions or the resolutions of its members and of resolutions or actions of any other body authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party.

                           (d) Each Loan Party shall have delivered an incumbency certificate, executed by its Secretary or Assistant Secretary (or Secretary or Assistant Secretary of the general partner of such Borrower, if applicable), which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers such Loan Party authorized to sign the Loan Documents to which such Loan Party is a party, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by such Loan Party.

                           (e) Each Borrower and each other Loan Party shall have delivered a certificate, signed by the chief financial officer of such Borrower and such other Loan Party, on the initial Credit Extension Date (i) stating that no Default or Unmatured Default has occurred and is continuing,
                  (ii) stating that the representations and warranties

A&R CREDIT AGREEMENT
                  contained in Article V are true and correct as of such Credit Extension Date, (iii) specifying the deposit account at Bank One which shall be used as the Funding Account and (iv) certifying any other factual matters as may be reasonably requested by the Agent or any Lender.

                           (f) The Loan Parties shall have delivered a written opinion of the Loan Parties' counsel, addressed to the Agent, the LC Issuer and the Lenders in substantially the form of Exhibit D.

                           (g) The Borrowers shall have delivered any Notes requested by a Lender pursuant to Section 2.21 payable to the order of each such requesting Lender.

                           (h) The Borrowers shall have delivered money transfer authorizations as the Agent may have reasonably requested.

                           (i) Unless otherwise agreed by the Agent, the Loan Parties shall have delivered, with respect to each parcel of real Property which is required to be subject to a Lien in favor of the Agent, each of the following, in form and substance reasonably satisfactory to the Agent:

                                    (i)      a Mortgage on such property;

                                    (ii)     evidence that a counterpart of the
                           Mortgage has been recorded in the place necessary, in the Agent's judgment, to create a valid and enforceable first priority Lien in favor of the Agent for the benefit of itself and the Lenders;

                                    (iii)    ALTA or other mortgagee's title
                           policy;

                                    (iv)     copies of Phase I Environmental
                           Reports or other similar reports, (in form and substance satisfactory to the Agent) as the Agent may require;

                                    (v)      an opinion of counsel in the state
                           in which such parcel of real Property is located in form and substance and from counsel reasonably satisfactory to the Agent; and

                  such other information, documentation, and certifications as may be reasonably required by the Agent.

                           (j) The Agent shall have received all Lien and other searches that the Agent deems necessary, the Loan Parties shall have delivered UCC termination statements or amendments to existing UCC financing statements with respect to any filings against the Collateral as may be requested by the Agent and shall have authorized the filing of such termination statements or amendments, the Agent shall have been authorized to file any UCC financing statements that the Agent deems necessary to perfect its Liens in the Collateral and Liens creating a first priority security interest in the Collateral in favor of the Agent shall have been perfected.

                           (k) The Borrower Representative shall have delivered an Aggregate Borrowing Base Certificate which calculates the Aggregate Borrowing Base as of the end of the Business Day immediately preceding the Effective Date and each Borrower shall have delivered a duly executed Borrowing Base Certificate for such Borrower which

A&R CREDIT AGREEMENT
                  calculates such Borrower's Borrowing Base as of the end of the Business Day immediately preceding the Effective Date.

                           (l) The Borrowers shall have delivered to the Agent and the Lenders the unaudited consolidated financial statements of the Company and its Subsidiaries for the twelve-month period ending on December 31, 2003.

                           (m) The Agent shall have completed its business due diligence and the Loan Parties' corporate structure, capital structure, material accounts and governing documents shall be acceptable to the Agent. In addition, the terms and conditions of all Indebtedness of each Loan Party shall be acceptable to the Agent.

                           (n) All legal (including tax implications) and regulatory matters, including, but not limited to compliance with applicable requirements of Regulations U, T and X of the Board of Governors of the Federal Reserve System, shall be satisfactory to the Agent and the Lenders.

                           (o) The Loan Parties shall have delivered (i) Collateral audits, satisfactory to the Agent, prepared by an independent firm engaged directly by the Agent and (ii) unless otherwise agreed by the Agent, appraisals, prepared by an independent appraiser engaged directly by the Agent, of each parcel of real property or interest in real property described in the Mortgages, which appraisals satisfy the requirements of the Financial Institutions Reform, Recovery and Enforcement Act, as amended, and the regulations promulgated thereunder, if applicable, and which shall evidence compliance with the supervisory loan-to-value limits set forth in the Federal Deposit Insurance Corporation Improvement Act of 1991, as amended, and the regulations promulgated thereunder, if applicable, which audits and appraisals shall be satisfactory to the Agent, together with evidence of compliance with applicable federal regulations governing loans in areas having special flood hazards

                           (p) The Loan Parties shall have delivered any requested environmental review reports from firm(s) satisfactory to the Agent, which review reports shall be acceptable to the Agent. Any environmental hazards or liabilities identified in any such environmental review reports shall indicate the Loan Parties' plans with respect thereto.

                           (q) The Borrowers shall have delivered evidence of insurance coverage in form, scope, and substance reasonably satisfactory to the Agent and otherwise in compliance with the terms of Section 6.7.

                           (r) The Borrowers shall have delivered each Collateral Access Agreement required to be provided pursuant to Section 6.13.

                           (s) The Borrowers shall have delivered each Deposit Account Control Agreement required to be provided pursuant to Section 6.14.

                           (t) The Agent shall have determined that (i) since December 31, 2003, there is an absence of any material adverse change or disruption in primary or secondary loan syndication markets, financial markets or in capital markets generally that would likely impair syndication of the Credit Extensions hereunder and (ii) the Loan Parties shall have fully cooperated with the Agent's syndication efforts including, without limitation, by providing the Agent with information regarding the Loan Parties' operations and

A&R CREDIT AGREEMENT
                  prospects and such other information as the Agent deems necessary to successfully syndicate the Credit Extensions hereunder.

                           (u) The Borrowers shall have delivered a properly completed Facility LC Application if the initial Credit Extension will include the issuance of a Facility LC. The Borrowers shall have executed the LC Issuer's master agreement for the issuance of Letters of Credit.

                           (v) After giving effect to all Credit Extensions to be made on the Effective Date and payment of all fees and expenses due hereunder, and with all of the Loan Parties' indebtedness, liabilities, and current obligations, the Borrowers' Availability shall not be less than $12,000,000.

                           (w) The Borrowers shall have paid all of the fees and expenses owing to the Agent, the Arranger, the LC Issuer and the Lenders pursuant to Section 2.10, and Section 9.6(a).

                           (x) The Borrowers shall have delivered to the Agent true and complete Customer Lists for each Borrower.

                           (y) The Loan Parties shall have delivered to the Agent their most recent statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA.

                           (z) The Company shall have delivered a copy of a fully executed supplemental indenture to the Indenture (together with any related documents or agreements delivered to the Indenture trustee in connection therewith), in form and substance satisfactory to Agent in its discretion, reflecting the addition of certain Loan Parties as guarantors under the Indenture and including any other modifications necessary for the Loan Parties to comply with the terms of the Indenture as a result of the consummation of the transactions contemplated by this Agreement.

                           (aa) The Loan Parties shall have delivered such other documents as the Agent, the LC Issuer, any Lender or their respective counsel may have reasonably requested.

         4.2. Each Credit Extension. Except as otherwise expressly provided herein, the Lenders shall not be required to make any Credit Extension if on the applicable Credit Extension Date:

                           (a) There exists any Default or Unmatured Default or any Default or Unmatured Default shall result from any such Credit Extension and the Agent or the Required Lenders shall have determined not to make any Credit Extension as a result of such Default or Unmatured Default.

                           (b)      Any representation or warranty contained in
                  Article V is untrue or incorrect as of such Credit Extension Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, and the Agent or the Required Lenders shall have determined not to make any Credit Extension as a result of the fact that such representation or warranty is untrue or incorrect.

A&R CREDIT AGREEMENT

                           (c) After giving effect to any Credit Extension, the Borrowers' Availability would be less than zero.

                           (d) Any legal matter incident to the making of such Credit Extension shall not be satisfactory to the Agent and its counsel.

         Each Borrowing Notice or request for issuance of Facility LC with respect to each such Credit Extension shall constitute a representation and warranty by each Borrower that the conditions contained in Section 4.1 have been satisfied and that none of the conditions set forth in Section 4.2 exist as of the applicable Credit Extension Date. Any Lender may require a duly completed Compliance Certificate as a condition to making a Credit Extension.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         Each Loan Party represents and warrants to the Lenders as follows:

         5.1. Existence and Standing. Each Loan Party is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

         5.2. Authorization and Validity. Each Loan Party has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by each Loan Party of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper proceedings, and the Loan Documents to which such Loan Party is a party constitute legal, valid and binding obligations of such Loan Party enforceable against such Loan Party in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         5.3. No Conflict; Government Consent. Neither the execution and delivery by any Loan Party of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (a) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Loan Party or (b) any Loan Party's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (c) the provisions of any indenture, instrument or agreement to which any Loan Party is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of such Loan Party pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by a Loan Party, is required to be obtained by any Loan Party in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Loan Parties of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

A&R CREDIT AGREEMENT

         5.4. Security Interest in Collateral. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent, for the benefit of the Agent and the Lenders, and such Liens constitute perfected and continuing Liens on the Collateral, securing the Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral except in the case of (a) Permitted Liens, to the extent any such Permitted Liens would have priority over the Liens in favor of the Agent pursuant to any applicable law or agreement and (b) Liens perfected only by possession (including possession of any certificate of title) to the extent the Agent has not obtained or does not maintain possession of such Collateral.

         5.5.     Financial Statements.

                           (a)      The audited consolidated financial
                  statements of the Company and its Subsidiaries for the Fiscal Year ended on December 31, 2002 heretofore delivered to the Lenders were prepared in accordance with GAAP (as in effect on the date such statements were prepared) and fairly present the consolidated financial condition and operations of the Company and its Subsidiaries at such date and the consolidated results of their operations for the period then ended. The unaudited consolidated financial statements of the Company and its Subsidiaries for the Fiscal Year ended December 31, 2003 heretofore delivered by the Borrowers to the Lenders were prepared in accordance with GAAP (as in effect on the date such statements were prepared except for the presentation of footnotes and for applicable normal year-end audit adjustments) and fairly present the consolidated financial condition and operations of the Company and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

                           (b) The Projections for the Fiscal Year ending December 31, 2004, and the most recent Projections delivered to the Agent and the Lenders pursuant to Section 6.1(d), represent the Borrowers' good faith estimate of the future financial performance of the Borrowers for the period set forth therein.

         5.6. Material Adverse Change. Since December 31, 2003 there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Loan Parties which could reasonably be expected to have a Material Adverse Effect.

         5.7. Taxes. The Loan Parties have filed all U.S. federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by any Loan Party, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP and as to which no Lien exists. The U.S. income tax returns of the Loan Parties have been audited by the Internal Revenue Service through the Fiscal Year ended December 31, 2002. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Loan Parties in respect of any taxes or other governmental charges are adequate. If any Loan Party is a limited liability company, each such limited liability company that has elected to be taxed as a partnership qualifies for partnership tax treatment under U.S. federal tax law.

         5.8.     Litigation and Contingent Obligations. Except as set forth on
Schedule 5.8, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting any Loan Party (including, without limitation, with respect to the Company's interest in, or potential litigation with respect to, The Loma Company, LLC, a Louisiana limited liability company) which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions. Other than any

A&R CREDIT AGREEMENT
liability incident to any litigation, arbitration or proceeding which (i) could not reasonably be expected to have a Material Adverse Effect or (ii) is set forth on Schedule 5.8, no Loan Party has any material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.5.

         5.9. Capitalization and Subsidiaries. Schedule 5.9 sets forth (a) a correct and complete list of the name and relationship to the Company of each and all of the Company's Subsidiaries, (b) the location of the chief executive office of each Loan Party and each of its Subsidiaries and each other location where any of them have maintained their chief executive office in the past five years, (c) a true and complete listing of each class of each Loan Party's authorized Capital Stock, of which all of such issued shares or interests are validly issued and outstanding and, to the extent applicable, fully paid, non-assessable and owned beneficially and of record by the Persons identified on
Schedule 5.9, and (d) the type of entity of each Loan Party. With respect to each Loan Party, Schedule 5.9 also sets forth the employer or taxpayer identification number of each Loan Party and the organizational identification number issued by each Loan Party's jurisdiction of organization or a statement that no such number has been issued. All of the issued and outstanding Capital Stock owned by any Loan Party has been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and, to the extent applicable, is fully paid and non-assessable.

         5.10. ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $1,000,000. Neither the Company nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $1,000,000 in the aggregate. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Company nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

         5.11. Accuracy of Information. No information, exhibit or report furnished by any Loan Party to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

         5.12. Names; Prior Transactions. Except as set forth on Schedule 5.12, the Loan Parties have not, during the past five years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or been a party to any Acquisition.

         5.13. Regulation U. No Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). No Loan Party owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any of the Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulations T, U or X of the Federal Reserve Board. No Loan Party will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

         5.14. Material Agreements. Schedule 5.14 hereto sets forth as of the Closing Date all material agreements and contracts to which any Loan Party is a party or is bound as of the date hereof. No Loan Party is subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. No Loan Party is in default in the performance, observance or fulfillment of any

A&R CREDIT AGREEMENT
of the obligations, covenants or conditions contained in (i) any material agreement to which it is a party or (ii) any agreement or instrument evidencing or governing Indebtedness.

         5.15. Compliance With Laws. The Loan Parties have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property.

         5.16. Ownership of Properties. Except as set forth on Schedule 5.16, on the date of this Agreement, the Loan Parties will have good title, free of all Liens other than those permitted by Section 6.22, to all of the Property and assets reflected in the Loan Parties' most recent consolidated financial statements provided to the Agent as owned by the Loan Parties.

         5.17. Plan Assets; Prohibited Transactions. No Loan Party is an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Credit Extensions hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code. No "benefit plan investors" (as defined in 29 C.F.R. Section 2510.3 (101(f)) own 25% or more of the value of any class of equity interests in any Borrower.

         5.18. Environmental Matters. In the ordinary course of its business, the officers of each Loan Party consider the effect of Environmental Laws on the business of such Loan Party, in the course of which they identify and evaluate potential risks and liabilities accruing to such Loan Party due to Environmental Laws. On the basis of this consideration, the Loan Parties have concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. No Loan Party has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment.

         5.19. Investment Company Act. No Loan Party is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         5.20. Public Utility Holding Company Act. No Loan Party is a "holding company" or a "subsidiary company" of a "holding company", or an "Affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.21. Bank Accounts. As of the Closing Date, Exhibit B to the Security Agreement contains a complete and accurate list of all bank accounts maintained by each Loan Party with any bank or other financial institution.

         5.22. Indebtedness. As of the Closing Date and after giving effect to the Credit Extensions to be made on the Closing Date (if any), the Loan Parties have no Indebtedness, except for (a) the Obligations, and (b) any Indebtedness described on Schedule 5.22.

         5.23. Affiliate Transactions. Except as set forth on Schedule 5.23, as of the Closing Date, there are no existing or proposed agreements, arrangements, understandings, or transactions between any Loan Party and any of the officers, members, managers, directors, stockholders, parents, other interest holders,

A&R CREDIT AGREEMENT
employees, or Affiliates (other than Subsidiaries) of any Loan Party or any members of their respective immediate families, and none of the foregoing Persons are directly or indirectly indebted to or have any direct or indirect ownership, partnership, or voting interest in any Affiliate of any Loan Party or any Person with which any Loan Party has a business relationship or which competes with any Loan Party.

         5.24. Real Property; Leases. As of the Closing Date, Schedule 5.24 sets forth a correct and complete list of all real Property owned by each Loan Party, all leases and subleases of real Property by each Loan Party as lessee or sublessee, and all leases and subleases of real Property by each Loan Party as lessor or sublessor. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any party to any such lease or sublease exists. Each Loan Party has good and indefeasible title in fee simple to the real Property identified on Schedule
5.24 as owned by such Loan Party, or valid leasehold interests in all real Property designated therein as "leased" by such Loan Party.

         5.25.    Intellectual Property Rights. As of the Closing Date: (a)
Schedule 5.25 sets forth a correct and complete list of all Intellectual Property Rights of each Loan Party; (b) none of the Intellectual Property Rights listed in Schedule 5.25 is subject to any licensing agreement or similar arrangement except as set forth in Schedule 5.25; (c) the Intellectual Property Rights described in Schedule 5.25 constitute all of the property of such type necessary to the current and anticipated future conduct of the Loan Parties' business; (d) to the best of each Loan Party's knowledge, no slogan or other advertising device, product, process, method, substance, part, or other material now employed, or now contemplated to be employed, by any Loan Party infringes in any material respect upon any rights held by any other Person; and (e) no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard, or code is pending or, to the knowledge of any Loan Party, proposed.

         5.26. Insurance. Schedule 5.26 lists all insurance policies of any nature maintained, as of the Closing Date, by each Loan Party, as well as a summary of the terms of each such policy.

         5.27.    Solvency.

                           (a) Immediately after the consummation of the transactions to occur on the date hereof and immediately following the making of each Credit Extension, if any, made on the date hereof and after giving effect to the application of the proceeds of such Credit Extensions, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of each Loan Party; (b) the present fair saleable value of the Property of each Loan Party will be greater than the amount that will be required to pay the probable liability of each Loan Party on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

                           (b) No Borrower intends to, nor will any Borrower permit any of its Subsidiaries to, and no Borrower believes that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the

A&R CREDIT AGREEMENT
                  amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

         5.28. Subordinated Indebtedness; Indenture. The Secured Obligations constitute senior indebtedness which is entitled to the benefits of the subordination provisions of all outstanding Subordinated Indebtedness. In addition, (a) no Event of Default or Default (each as defined in the Indenture) exists, nor will any such Event of Default or Default exist immediately after the granting or continuation of any Loan, under the Indenture, the Senior Subordinated Notes or any agreement executed by any Borrower in connection therewith; (b) no Loan Party nor any of its Subsidiaries has incurred any Indebtedness (as defined in the Indenture) in violation of Section 1008 of the Indenture; and (c) all of the Obligations constitute Indebtedness permitted by the terms of Section 1008 of the Indenture.

         5.29. Post-Retirement Benefits. The present value of the expected cost of post-retirement medical and insurance benefits payable by each Loan Party to its employees and former employees, as estimated by such Loan Party in accordance with procedures and assumptions deemed reasonable by the Required Lenders, does not exceed $500,000.

         5.30. Common Enterprise. The successful operation and condition of each of the Loan Parties is dependent on the continued successful performance of the functions of the group of the Loan Parties as a whole and the successful operation of each of the Loan Parties is dependent on the successful performance and operation of each other Loan Party. Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from
(i) successful operations of each of the other Loan Parties and (ii) the credit extended by the Lenders to the Borrowers hereunder, both in their separate capacities and as members of the group of companies. Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, will be of direct and indirect benefit to such Loan Party, and is in its best interest.

         5.31. Reportable Transaction. The Borrowers do not intend to treat the Advances and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event a Borrower determines to take any action inconsistent with such intention, it will promptly notify the Agent thereof.

         5.32. Labor Disputes. Except as set forth on Schedule 5.32, as of the Closing Date (a) there is no collective bargaining agreement or other labor contract covering employees of the Borrower or any of its Subsidiaries, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of the Borrower or any of its Subsidiaries or for any similar purpose, and (d) there is no pending or (to the best of the Borrower's knowledge) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting the Borrower or its Subsidiaries or their employees.

         5.33. Joint Venture. The Company has set aside adequate reserves on its books to satisfy any obligations that may arise as a result of the potential dissolution of The Loma Company, LLC, a Louisiana limited liability company.

A&R CREDIT AGREEMENT

                                   ARTICLE VI

                                    COVENANTS

         Each Loan Party executing this Agreement jointly and severally agrees as to all Loan Parties that from and after the date hereof and until the Facility Termination Date:

         6.1. Financial and Collateral Reporting. Each Loan Party will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with GAAP, and will furnish to the Lenders:

                           (a) on the date of the filing of Form 10-K with the Securities and Exchange Commission, but in no event later than ninety days after the close of each Fiscal Year of the Company and its Subsidiaries, an audit report certified without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants acceptable to the Required Lenders, prepared in accordance with GAAP on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants), including balance sheets as of the end of such Fiscal Year, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by (i) any management letter prepared by said accountants and (ii) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof;

                           (b) on the date of the filing of Form 10-Q with the Securities and Exchange Commission, but in no event later than forty-five days after the close of the first three quarterly periods of each Fiscal Year of the Company and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such Fiscal Quarter and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of the applicable Fiscal Year to the end of such Fiscal Quarter, all certified by its chief financial officer and prepared in accordance with GAAP (except for exclusion of footnotes and subject to normal year-end audit adjustments);

                           (c) within thirty days after the close of each Fiscal Month of the Company and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such Fiscal Month and consolidated and consolidating profit and loss and reconciliation of surplus statements, and certain cash flow items deemed necessary by Agent in its discretion, from the beginning of the applicable Fiscal Year to the end of such Fiscal Month, all prepared in accordance with GAAP (except for exclusion of footnotes and subject to normal year-end audit adjustments) and certified by its chief financial officer;

                           (d) as soon as available, but not later than thirty days prior to the end of such Fiscal Year, a copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, income statement and funds flow statement) of the Company for each Fiscal Quarter of the following Fiscal Year (the "Projections") in form reasonably satisfactory to the Agent;

A&R CREDIT AGREEMENT

                           (e)      together with each of the financial
                  statements required under Sections 6.1(a), (b) and (c), a compliance certificate in substantially the form of Exhibit E (a "Compliance Certificate") signed by the chief financial officer of the Borrower Representative showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

                           (f) as soon as available but in any event within three days of the end of each calendar week (or Fiscal Month if Borrowers' average Availability for the prior thirty-day period exceeds $20,000,000), and at such other times as may be requested by the Agent, as of the period then ended, an Aggregate Borrowing Base Certificate, together with a duly executed Borrowing Base Certificate for each Borrower which calculates such Borrower's Borrowing Base, and supporting information in connection therewith;

                           (g) as soon as available but in any event within fifteen days of the end of each Fiscal Month and at such other times as may be requested by the Agent, as of the period then ended:

                                    (i)      a detailed aging of each Borrower's
                           Accounts (1) including all invoices aged by invoice date and (2) reconciled to the Aggregate Borrowing Base Certificate and such Borrower's Borrowing Base Certificate delivered as of such date prepared in a manner reasonably acceptable to the Agent, together with a summary specifying the name, address, and balance due for each Account Debtor;

                                    (ii)     a schedule detailing each
                           Borrower's Inventory, in form satisfactory to the Agent, (1) by location (showing Inventory in transit, any Inventory located with a third party under any consignment, bailee arrangement, or warehouse agreement), by class (raw material, work-in-process and finished goods), by product type, and by volume on hand, which Inventory shall be valued at the lower of cost (determined on a first-in, first-out basis) or market and adjusted for Reserves as the Agent has previously indicated to the Borrower are deemed by the Agent to be appropriate, (2) including a report of any variances or other results of Inventory counts performed by such Borrower since the last Inventory schedule (including information regarding sales or other reductions, additions, returns, credits issued by such Borrower and complaints and claims made against such Borrower), and (3) reconciled to such Borrower's Borrowing Base Certificate delivered as of such date;

                                    (iii)    a worksheet of calculations
                           prepared by each Borrower to determine Eligible Accounts, Eligible Unbilled Accounts and Eligible Inventory, such worksheets detailing the Accounts and Inventory excluded from Eligible Accounts, Eligible Unbilled Accounts and Eligible Inventory and the reason for such exclusion;

                                    (iv)     a reconciliation of each Borrower's
                           Accounts and Inventory between the amounts shown in such Borrower's general ledger and financial statements and the reports delivered pursuant to clauses (i) and (ii) above; and

                                    (v)      a reconciliation of the loan
                           balance per each Borrower's general ledger to the loan balance under this Agreement.

A&R CREDIT AGREEMENT

                           (h) as soon as available but in any event within fifteen days of the end of each Fiscal Month, and at such other times as may be requested by the Agent, as of the month then ended, a schedule and aging of the Borrowers' accounts payable;

                           (i)      promptly upon the Agent's request:

                                    (i)      copies of invoices in connection
                           with the invoices issued by the Borrowers in connection with any Accounts, credit memos, shipping and delivery documents, and other information related thereto;

                                    (ii)     copies of purchase orders,
                           invoices, and shipping and delivery documents in connection with any Inventory or Equipment purchased by any Loan Party; and

                                    (iii)    a schedule detailing the balance of
                           all intercompany accounts of the Loan Parties;

                           (j) as soon as available but in any event within three days of the end of each calendar week and at such other times as may be requested by the Agent, as of the period then ended, the Borrower's sales journal, cash receipts journal (identifying trade and non-trade cash receipts) and debit memo/credit memo journal;

                           (k) as soon as possible and in any event within thirty days of filing thereof, copies of all tax returns filed by any Loan Party with the U.S. Internal Revenue Service;

                           (l) as soon as possible and in any event within two-hundred and seventy days after the close of the Fiscal Year of the Company, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA;

                           (m) as soon as possible and in any event within ten days after any Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of such Borrower, describing said Reportable Event and the action which such Borrower proposes to take with respect thereto;

                           (n) as soon as possible and in any event within thirty days of filing therewith with the PBGC, the U.S. Internal Revenue Service or any other governmental entity, a copy of each annual report or other filing with respect to any Plan;

                           (o) as soon as possible and in any event within ten days after receipt by any Loan Party, a copy of (i) any material notice or claim to the effect that any Loan Party is or may be liable to any Person as a result of the release by any Loan Party, or any other Person of any toxic or hazardous waste or substance into the environment, and (ii) any material notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the any Loan Party;

                           (p) within ten days of each March 31 and September 30 (commencing September 30, 2004), an updated Customer List for each Borrower, certified as true and correct by an Authorized Officer of each such Borrower;

A&R CREDIT AGREEMENT
                                       60

                           (q) concurrently with the furnishing thereof to the shareholders of the Borrowers, copies of all financial statements, reports and proxy statements so furnished;

                           (r) promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which any Loan Party files with the Securities and Exchange Commission;

                           (s) as soon as possible and in any event within ten days after the end of each Fiscal Quarter (or more frequently as requested by Agent in its discretion), a detailed listing of all advances of proceeds of Loans made by the Borrower Representative to each Borrower during the immediately preceding Fiscal Month and a detailed listing of all intercompany loans made by the Borrowers during such Fiscal Month;

                           (t) on the first Business Day of the month of each March and September (commencing September 2004), a certificate of good standing for each Loan Party from the appropriate governmental officer in its jurisdiction of incorporation, formation, or organization; and

                           (u)      such other information (including
                  non-financial information) as the Agent or any Lender may from time to time reasonably request.

         6.2.     Use of Proceeds.

                           (a) The Borrowers will use the proceeds of the Credit Extensions (i) for general corporate purposes (not otherwise prohibited by this Agreement) and (ii) for Permitted Acquisitions.

                           (b) No Loan Party will use any of the proceeds of the Credit Extensions to (i) purchase or carry any Margin Stock in violation of Regulation U, (ii) repay or refinance any Indebtedness of any Person incurred to buy or carry any Margin Stock, (iii) acquire any security in any transaction that is subject to Section 13 or Section 14 of the Securities Exchange Act of 1934 (and the regulations promulgated thereunder), or (iv) make any Acquisition other than Permitted Acquisitions.

         6.3. Notices. Each Loan Party will give prompt notice in writing to the Agent and the Lenders of:

                           (a)      the occurrence of any Default or Unmatured
                  Default;

                           (b)      any other development, financial or
                  otherwise, which could reasonably be expected to have a Material Adverse Effect;

                           (c) the assertion by the holder of any Capital Stock of any Loan Party or the holder of any Indebtedness of any Loan Party in excess of $1,000,000 that any default exists with respect thereto or that any Loan Party is not in compliance therewith;

                           (d) receipt of any material written notice that any Loan Party is subject to any investigation by any governmental entity with respect to any potential or alleged violation of any applicable Environmental Law or of imposition of any Lien against any Property of any Loan Party for any liability with respect to damages arising from, or costs resulting from, any violation of any Environmental Laws;

A&R CREDIT AGREEMENT

                           (e)      receipt of any notice of litigation
                  commenced or threatened against any Loan Party that (i) seeks damages in excess of $2,000,000, (ii) seeks injunctive relief,
                  (iii) is asserted or instituted against any Plan, its fiduciaries or its assets, (iv) alleges criminal misconduct by any Loan Party, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Laws; or (vi) involves any product recall;

                           (f) any Lien (other than Permitted Liens) or claim made or asserted against any of the Collateral;

                           (g) its decision to change, (i) such Loan Party's name or type of entity, (ii) such Loan Party's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, and (iii) the location where any Collateral is held or maintained; provided that, in no event shall the Agent receive notice of such change less than thirty days prior thereto;

                           (h) commencement of any proceedings contesting any tax, fee, assessment, or other governmental charge in excess of $500,000;

                           (i) the opening of any new deposit account by any Loan Party with any bank or other financial institution;

                           (j) any loss, damage, or destruction to the Collateral in the amount of $500,000 or more, whether or not covered by insurance;

                           (k) any and all default notices received under or with respect to any leased location or public warehouse where Collateral is located (which shall be delivered within two Business Days after receipt thereof);

                           (l) all material amendments to real estate leases, together with a copy of each such amendment;

                           (m) immediately after becoming aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting the Borrower or any of its Subsidiaries in a manner;

                           (n) evidence of payment of monthly lease or rental payments as to each leased or rented location for which a landlord or bailee waiver has not been obtained (which shall be delivered within three Business Days after payment thereof);

                           (o) the fact that such Loan Party has entered into a Rate Management Transaction or an amendment to a Rate Management Transaction, together with copies of all agreements evidencing such Rate Management Transactions or amendments thereto (which shall be delivered within two Business Days);

                           (p) any notice provided to the trustee of the Holders (as defined in the Indenture) of the Senior Subordinated Notes under the Indenture, such notice to be contemporaneously delivered by the Borrower Representative to the Agent and the lenders; and

A&R CREDIT AGREEMENT

                           (q) any other matter as the Agent may reasonably request.

         6.4.     Conduct of Business. Each Loan Party will:

                           (a) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted;

                           (b) do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted;

                           (c) keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements delivered to the Agent pursuant to Section 4.1(n) (unless otherwise consented to by Agent in its discretion);

                           (d) at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and

                           (e) transact business only in such corporate and trade names as are set forth in Schedule 5.12, unless such Loan Party has provided Agent with thirty days' prior written notice of a change to such corporate or trade names and otherwise complied with the terms of Section 6.23.

         6.5. Taxes. Each Loan Party will timely file complete and correct U.S. federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits, Property or Collateral, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP. At any time that any Loan Party is organized as a limited liability company, each such limited liability company that has elected to be taxed as a partnership will qualify for partnership tax treatment under U.S. federal tax law.

         6.6. Payment of Indebtedness and Other Liabilities. Each Loan Party will pay or discharge when due all Material Indebtedness permitted by Section
6.17 owed by such Loan Party and all other liabilities and obligations due to materialmen, mechanics, carriers, warehousemen, and landlords, except that the Loan Parties may in good faith contest, by appropriate proceedings diligently pursued, any such obligations; provided that, (a) adequate reserves have been set aside for such liabilities in accordance with GAAP, (b) such liabilities would not result in aggregate liabilities in excess of $1,000,000, (c) no Lien shall be imposed to secure payment of such liabilities that is superior to the Agent's Liens securing the Secured Obligations, (d) none of the Collateral becomes subject to forfeiture or loss as a result of the contest and (e) such Loan Party shall promptly pay or discharge such contested liabilities, if any, and shall deliver to the Agent evidence reasonably acceptable to the Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Loan Party or the conditions set forth in this proviso are no longer met.

A&R CREDIT AGREEMENT

         6.7.     Insurance.

                           (a) Except as set forth on Schedule 6.7, each Loan Party shall at all times maintain, with financially sound and reputable carriers having a Financial Strength rating of at least A by A.M. Best Company, insurance against: (i) loss or damage by fire and loss in transit; (ii) theft, burglary, pilferage, larceny, embezzlement, and other criminal activities; (iii) business interruption; (iv) general liability and (v) and such other hazards, as is customary in the business of such Loan Party. All such insurance shall be in amounts, cover such assets and be under policies acceptable to the Agent in its Permitted Discretion. In the event any Collateral is located in any area that has been designated by the Federal Emergency Management Agency as a "Special Flood Hazard Area", the applicable Loan Party shall purchase and maintain flood insurance on such Collateral (including any personal Property which is located on any real Property leased by such Loan Party within a "Special Flood Hazard Area"). The amount of all insurance required by this Section shall at a minimum comply with applicable law, including the Flood Disaster Protection Act of 1973, as amended. All premiums on such insurance shall be paid when due by the applicable Loan Party, and copies of the policies delivered to the Agent. If any Loan Party fails to obtain any insurance as required by this Section, the Agent at the direction of the Required Lenders may obtain such insurance at the Borrowers' expense. By purchasing such insurance, the Agent shall not be deemed to have waived any Default or Unmatured Default arising from any Loan Party's failure to maintain such insurance or pay any premiums therefor. No Loan Party will use or permit any Property to be used in violation of applicable law or in any manner which might render inapplicable any insurance coverage.

                           (b)      All insurance policies required under
                  Section 6.7(a) shall name the Agent (for the benefit of the Agent and the Lenders) as an additional insured or as loss payee, as applicable, and shall provide that, or contain loss payable clauses or mortgagee clauses, in form and substance satisfactory to the Agent, which provide that:

                                    (i)      all proceeds thereunder with
                           respect to any Collateral shall be payable to the Agent;

                                    (ii)     no such insurance shall be affected
                           by any act or neglect of the insured or owner of the Property described in such policy; and

                                    (iii)    such policy and loss payable
                           clauses may be canceled, amended, or terminated only upon at least thirty days prior written notice given to the Agent.

                           (c) The Borrowers must give the Agent prior written notice of any change in insurance carriers and any new insurance policy shall comply with the provisions of this
                  Section 6.7 and otherwise be acceptable to the Agent. Without in any way limiting the foregoing, in no event shall the Borrowers change their insurance carrier without first obtaining a loss payable endorsement in form and substance satisfactory to the Agent.

                           (d) Notwithstanding the foregoing, any insurance or condemnation proceeds received by the Loan Parties shall be immediately forwarded to the Agent and the Agent may, at its option, apply any such proceeds to the reduction of the Obligations in accordance with Section 2.15(e), provided that in the case of insurance proceeds pertaining to any Loan Party other than the Borrowers, such insurance proceeds shall be

A&R CREDIT AGREEMENT
                  applied to the Loans owing by the Borrowers. The Agent may permit or require any Loan Party to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction. Notwithstanding the foregoing, if the casualty giving rise to such insurance proceeds could not reasonably be expected to have a Material Adverse Effect and such insurance proceeds do not exceed $1,000,000 in the aggregate, upon the applicable Loan Party's request, the Agent shall permit such Loan Party to replace, restore, repair or rebuild the property; provided that, if such Loan Party has not completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within ninety days of such casualty, the Agent may apply such insurance proceeds to the Obligations in accordance with Section 2.15. All insurance proceeds that are to be made available to the Borrowers to replace, repair, restore or rebuild the Collateral shall be applied by the Agent to reduce the outstanding principal balance of the Revolving Loans (which application shall not result in a permanent reduction of the Revolving Commitment) and upon such application, the Agent shall establish a Reserve against the Aggregate Borrowing Base in an amount equal to the amount of such proceeds so applied. All insurance proceeds made available to any Loan Party that is not a Borrower to replace, repair, restore or rebuild Collateral shall be deposited in a cash collateral account. In either case, thereafter, such funds shall be made available to the applicable Loan Party to provide funds to replace, repair, restore or rebuild the Collateral as follows:

                                    (i)      the Borrower Representative, on
                           behalf of the applicable Borrower, shall request a Revolving Loan or the Borrower Representative, on behalf of the applicable Loan Party, shall request a release from the cash collateral account be made in the amount needed;

                                    (ii)     so long as the conditions set forth
                           in Section 4.2 have been met, the Revolving Lenders shall make such Revolving Loan or the Agent shall release funds from the cash collateral account; and

                                    (iii)    in the case of insurance proceeds
                           applied against the Revolving Loan, the Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Revolving Loan.

         6.8. Compliance with Laws. Each Loan Party will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws.

         6.9. Maintenance of Properties and Intellectual Property Rights. Each Loan Party will do all things necessary to (a) maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times and
(b) obtain and maintain in effect at all times all material franchises, governmental authorizations, Intellectual Property Rights, licenses and permits, which are necessary for it to own its Property or conduct its business as conducted on the Closing Date.

         6.10. Inspection. Each Loan Party will permit the Agent and the Lenders, by their respective employees, representatives and agents, from time to time upon two Business Days' prior notice as frequently as the Agent reasonably determines to be appropriate, to (a) inspect any of the Property, the Collateral, and the books and financial records of such Loan Party, (b) examine, audit and make extracts

A&R CREDIT AGREEMENT
or copies of the books of accounts and other financial records of such Loan Party, (c) have access to its properties, facilities, the Collateral and its advisors, officers, directors and employees to discuss the affairs, finances and accounts of such Loan Party and (d) review, evaluate and make test verifications and counts of the Accounts, Inventory and other Collateral of such Loan Party. If a Default or an Unmatured Default has occurred and is continuing, each Loan Party shall provide such access to the Agent and to each Lender at all times and without advance notice. Furthermore, so long as any Default has occurred and is continuing, each Loan Party shall provide the Agent and each Lender with access to its suppliers. Each Loan Party shall promptly make available to the Agent and its counsel originals or copies of all books and records that the Agent may reasonably request. The Loan Parties acknowledge that from time to time the Agent may prepare and may distribute to the Lenders certain audit reports pertaining to the Loan Parties' assets for internal use by the Agent and the Lenders from information furnished to it by or on behalf of the Loan Parties, after the Agent has exercised its rights of inspection pursuant to this Agreement.

         6.11. Appraisals; Additional Real Property Requirements. Whenever a Default or Unmatured Default exists, and at such other times (which shall occur not less than once per calendar year) as the Agent requests, the Loan Parties shall, at their sole expense, provide the Agent with appraisals or updates thereof of their Inventory, Equipment and real Property from an appraiser selected and engaged by the Agent, and prepared on a basis, satisfactory to the Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulations and by the internal policies of the Lenders. At the request of the Agent, the Loan Parties shall, at their sole expense, deliver, with respect to each parcel of real Property, which is required from time to time to be subject to a Lien in favor of the Agent, a Mortgage on such real Property duly executed by the appropriate Loan Party in recordable form, an ALTA or other mortgagee's title policy and a copy of a Phase I Environmental Report or other similar report, each in form and substance satisfactory to the Agent.

         6.12. Communications with Accountants. Each Loan Party executing this Agreement authorizes (a) the Agent and (b) so long as a Default has occurred and is continuing, each Lender, to communicate directly with its independent certified public accountants and authorizes and shall instruct those accountants and advisors to communicate to the Agent and each Lender information relating to any Loan Party with respect to the business, results of operations and financial condition of any Loan Party.

         6.13. Collateral Access Agreements and Real Estate Purchases. Each Loan Party shall use commercially reasonable efforts to obtain a Collateral Access Agreement, from the lessor of each leased property, mortgagee of owned property or bailee or consignee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall provide access rights, contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee or consignee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the Agent. With respect to such locations or warehouse space leased or owned as of the Closing Date and thereafter, if the Agent has not received a Collateral Access Agreement as of the Effective Date (or, if later, as of the date such location is acquired or leased), the Borrowers' Eligible Inventory at that location shall be excluded from the Aggregate Borrowing Base and the applicable Borrower's Borrowing Base. After the Closing Date, no real property or warehouse space shall be leased by any Loan Party and no Inventory shall be shipped to a processor or converter under arrangements established after the Closing Date, unless and until a satisfactory Collateral Access Agreement shall first have been obtained with respect to such location and if it has not been obtained, Borrowers' Eligible Inventory at that location shall be excluded from the Aggregate Borrowing Base and the applicable Borrower's Borrowing Base. Each Loan Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or third party warehouse where any Collateral is or may be located. To the extent permitted hereunder, if any Loan Party proposes to acquire a fee ownership interest in real Property after the Closing Date, it shall first

A&R CREDIT AGREEMENT
provide the Agent with notice of such proposed acquisition and, if required by the Agent, provide to the Agent a mortgage or deed of trust granting the Agent a first priority Lien on such real Property, together with environmental audits, mortgage title insurance commitment, real property survey, local counsel opinion(s), and, if required by the Agent, supplemental casualty insurance and flood insurance, and such other documents, instruments or agreements reasonably requested by the Agent, in each case, in form and substance reasonably satisfactory to the Agent.

         6.14. Deposit Account Control Agreements. The Loan Parties will provide to the Agent upon the Agent's request, a Deposit Account Control Agreement duly executed on behalf of each financial institution holding a deposit account of a Loan Party as set forth in the Security Agreement.

         6.15.    Additional Collateral; Further Assurances.

                           (a) Subject to applicable law, each Loan Party shall, unless the Required Lenders otherwise consent, (i) cause each of its Subsidiaries (excluding any Foreign Subsidiary) to become or remain a Borrower (unless otherwise permitted by Agent in its sole discretion) and (ii) cause each of its Subsidiaries (excluding any Foreign Subsidiary) formed or acquired after the Closing Date in accordance with the terms of this Agreement to become a party to this Agreement by executing the Joinder Agreement set forth as Exhibit F hereto (the "Joinder Agreement").

                           (b) Upon the request of the Agent, each Loan Party shall (i) grant Liens to the Agent, for the benefit of the Agent and the Lenders, pursuant to such documents as the Agent may reasonably deem necessary and deliver such property, documents, and instruments as the Agent may request to perfect the Liens of the Agent in any Property of such Loan Party which constitutes Collateral, including any parcel of real Property located in the U.S. owned by any Loan Party, and (ii) in connection with the foregoing requirements, or either of them, deliver to the Agent all items of the type required by
                  Section 4.1 (as applicable). Upon execution and delivery of such Loan Documents and other instruments, certificates, and agreements, each such Person shall automatically become a Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents.

                           (c) Each Loan Party will cause (i) 100% of the issued and outstanding Capital Stock of each of its Domestic Subsidiaries and (ii) 65% (or such greater percentage that, due to a change in an applicable law after the date hereof,
                  (1) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for U.S. federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's U.S. parent and (2) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary directly owned by such Loan Party or any Domestic Subsidiary to be subject at all times to a first priority, perfected Lien in favor of the Agent pursuant to the terms and conditions of the Loan Documents or other security documents as the Agent shall reasonably request.

                           (d) Without limiting the foregoing, each Loan Party shall, and shall cause each of the Loan Parties' Subsidiaries which is required to become a Loan Party pursuant to the terms of this Agreement to, execute and deliver, or cause to be executed and delivered, to the Agent such documents and agreements, and shall take or cause to be

A&R CREDIT AGREEMENT
                  taken such actions as the Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.

                           (e) Notwithstanding the foregoing, at any time after a Default has occurred, each Loan Party shall, upon the request of the Agent, cause each Foreign Subsidiary to become a Loan Party and a Guarantor and to grant Liens to the Agent on its assets and have the balance of its stock pledged to the Agent.

         6.16.    Dividends.

                           (a) No Loan Party will declare or pay any dividends or make any distributions on its Capital Stock (other than dividends or distributions payable in its own common stock) or redeem, repurchase or otherwise acquire or retire any of its Capital Stock at any time outstanding, other than with respect to the following:

                                    (i)      any Subsidiary may declare and pay
                           dividends or make distributions to the Borrowers or to a Wholly-Owned Subsidiary of the Borrowers;

                                    (ii)     the Company may pay cash dividends
                           on its Existing Preferred Stock in an aggregate amount not to exceed $1,000,000 per Fiscal Year, provided that there is no Default or Unmatured Default and none would result from such payment;

                                    (iii)    the Company may repurchase or
                           redeem its Capital Stock from time to time, not in excess of an aggregate of $10,000,000 from the Closing Date to the Facility Termination Date; provided, however, that no repurchase or redemption may be made unless (A) the Supplemental Term Loans have been paid in full in cash, and (B) both before and (on a pro-forma basis) after giving effect thereto (1) the Borrowers' Fixed Charge Coverage Ratio has been and will be equal to or greater than
                           1.5 to 1.0 for two consecutive Fiscal Quarters, (2) the Borrowers' Availability is equal to or greater than $15,000,000, and (3) there is no Default or Unmatured Default and none would result from such repurchase of redemption,

                                    (iv)     any Loan Party may retire Capital
                           Stock if the retirement (A) consists of a conversion of any class of Capital Stock into another class of common stock or (B) the sole consideration paid in connection with such retirement is common stock; and

                                    (v)      each Borrower may pay dividends or
                           make distributions to its partners or members in an aggregate amount not greater than the amount necessary for such partners or members to pay their actual state and United States federal income tax liabilities in respect of income earned by such Borrower.

                           (b) No Loan Party shall directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) that could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of the Borrowers to the Borrowers.

A&R CREDIT AGREEMENT

         6.17. Indebtedness. No Loan Party will create, incur or suffer to exist any Indebtedness, except:

                           (a)      the Obligations;

                           (b) Indebtedness existing on the date hereof and described in Schedule 5.22;

                           (c) purchase money Indebtedness incurred in connection with the purchase of any Equipment; provided that, the amount of such purchase money Indebtedness shall be limited to an amount not in excess of the purchase price of such Equipment and the aggregate of all such purchase money Indebtedness shall not exceed $5,000,000;

                           (d) Indebtedness which represents an extension, refinancing, or renewal of any of the Indebtedness described in clauses (b), (c), (g) and (i) hereof; provided that, (i) the principal amount or interest rate of such Indebtedness is not increased, (ii) any Liens securing such Indebtedness are not extended to any additional Property of any Loan Party,
                  (iii) no Loan Party that is not obligated with respect to repayment of such Indebtedness as of the Closing Date or as of the date such Indebtedness was incurred, whichever is later, is required to become obligated with respect thereto, (iv) such extension, refinancing or renewal does not result in a shortening of the average weighted maturity of the Indebtedness so extended, refinanced, renewed, (v) the terms of any such extension, refinancing, or renewal are not less favorable to the obligor thereunder than the original terms of such Indebtedness and (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to the Agent and the Lenders as those that were applicable to the refinanced, renewed, or extended Indebtedness;

                           (e) Indebtedness owing by any Borrower to any other Loan Party with respect to intercompany loans, provided further, that:

                                    (i)      upon the request of the Agent, the
                           applicable Loan Parties shall have executed and delivered to the other Borrower, on the Effective Date, a demand note (collectively, the "Intercompany Notes") to evidence any such intercompany Indebtedness owing at any time by any Borrower to another Loan Party, which Intercompany Notes shall be in form and substance reasonably satisfactory to the Agent and shall be pledged and delivered to the Agent pursuant to the Security Agreement as additional collateral security for the Secured Obligations;

                                    (ii)     the Loan Parties shall record all
                           intercompany transactions on their books and records in a manner reasonably satisfactory to the Agent;

                                    (iii)    the obligations of the Borrowers
                           under any such Intercompany Notes shall be subordinated to the Obligations of the Loan Parties hereunder in a manner reasonably satisfactory to the Agent;

                                    (iv)     at the time any such intercompany
                           loan or advance is made and after giving effect thereto, each Loan Party thereto shall be Solvent; and

A&R CREDIT AGREEMENT

                                    (v)      no Default or Unmatured Default
                           would occur and be continuing after giving effect to any such proposed intercompany loan.

                           (f) Contingent Obligations (i) by endorsement of instruments for deposit or collection in the ordinary course of business, (ii) consisting of the Reimbursements Obligations and (iii) consisting of guarantees of Indebtedness incurred for the benefit of any other Loan Party if the primary obligation is expressly permitted elsewhere in this Section 6.17;

                           (g) Indebtedness arising under Rate Management Transactions related to the Loans having a Net Mark-to-Market Exposure not exceeding $1,000,000;

                           (h) Indebtedness under the Senior Subordinated Notes, provided that such Indebtedness is subordinate and junior in right of payment to the Obligations; and

                           (i) other unsecured Indebtedness in an amount not in excess of $5,000,000.

         6.18. Capital Structure. If all or any part of a Loan Party's Capital Stock has been pledged to the Agent, that Loan Party shall not issue additional Capital Stock. No Loan Party shall engage in any business other than the businesses currently engaged in by it.

         6.19. Merger. No Loan Party will merge or consolidate with or into any other Person, except that (a) any Subsidiary of a Borrower may merge into such Borrower or a Wholly-Owned Subsidiary of such Borrower is a Loan Party, (b) any Loan Party (other than the Borrowers) may merge with any other Loan Party and (c) in connection with a Permitted Acquisition, provided that the Loan Party is the surviving entity.

         6.20. Sale of Assets. No Loan Party will lease, sell or otherwise dispose of its Property (including any Capital Stock owned by it) to any other Person, except:

                           (a) sales of Inventory in the ordinary course of business;

                           (b) the sale or other disposition of Equipment that is obsolete or no longer useful in such Loan Party's business and having a book value not exceeding $100,000 in the aggregate in any Fiscal Year; and

                           (c) the sale or disposition of other assets having a book value not exceeding $100,000 in the aggregate in any Fiscal Year.

The Net Cash Proceeds of any sale or disposition (to the extent such Net Cash Proceeds exceed $100,000) permitted pursuant to this Section (other than pursuant to Section 6.20(a)) shall be delivered to the Agent as required by
Section 2.15 and applied to the Obligations as set forth therein; provided, however, that the Company may retain up to $150,000 of un-reinvested Net Cash Proceeds from any sale or disposition pursuant to this Section in any calendar year.

         6.21. Investments and Acquisitions. No Loan Party will (i) make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor,
(ii) create any Subsidiary, (iii) become or remain a partner in any partnership or joint venture, or (iv) make any Acquisition, except:

A&R CREDIT AGREEMENT

                           (a) Cash Equivalent Investments, subject to control agreements in favor of the Agent for the benefit of the Lenders or otherwise subject to a perfected security interest in favor of the Agent for the benefit of the Lenders;

                           (b) Investments in existence on the Closing Date and described in Schedule 6.21;

                           (c) Investments consisting of loans or advances made to (i) the executive officers of such Loan Party on an arms-length basis in the ordinary course of business consistent with past practices for travel and entertainment expenses and similar purposes up to a maximum of $25,000 to any employee and up to a maximum of $75,000 in the aggregate (for all Loan Parties) at any one time outstanding and (ii) the executive officers of such Loan Party on an arms-length basis in the ordinary course of business consistent with past practices for relocation expenses and similar purposes up to a maximum of $300,000 to any employee and up to a maximum of $300,000 in the aggregate (for all Loan Parties) at any one time outstanding;

                           (d) subject to Sections 4.2(a) and 4.4 of the Security Agreement, Investments comprised of notes payable, or stock or other securities issued by Account Debtors to such Loan Party pursuant to negotiated agreements with respect to settlement of such Account Debtor's Accounts in the ordinary course of business, consistent with past practices;

                           (e) additional Investments in Wholly-Owned Subsidiaries which are Loan Parties; and

                           (f) Permitted Acquisitions and the formation of Wholly Owned Subsidiaries of the Borrowers in connection with a Permitted Acquisition; and

                           (g) Investments in the form of loans and advances to Wholly-Owned Foreign Subsidiaries, provided that:

                                    (i)      the applicable Foreign Subsidiary
                           shall have executed and delivered to the Loan Party a demand note (collectively, the "Foreign Intercompany Notes") to evidence any such intercompany Indebtedness owing at any time by any Foreign Subsidiary to a Loan Party, which Foreign Intercompany Notes shall be in form and substance reasonably satisfactory to the Agent (a copy of such executed note shall be delivered to Agent);

                                    (ii)     all Foreign Subsidiaries and Loan
                           Parties shall record all intercompany transactions on their books and records in a manner reasonably satisfactory to the Agent;

                                    (iii)    at the time any such intercompany
                           loan or advance is made by a Loan Party and after giving effect thereto, such Loan Party shall be Solvent;

                                    (iv)     no Default or Unmatured Default
                           would occur and be continuing after giving effect to any such proposed intercompany loan;

A&R CREDIT AGREEMENT

                                    (v)      in the case of any such
                           intercompany loans made by any Borrower, the Borrowers' Availability shall not be less than $15,000,000 after giving effect to such intercompany loan; and

                                    (vi)     the aggregate balance of all such
                           intercompany loans owing to the Borrowers by the Foreign Subsidiaries shall not exceed $20,000,000 at any time.

         6.22.    Liens.

                           (a) No Loan Party will create, incur, or suffer to exist any Lien in, of, or on the Property of such Loan Party, (including, without limitation, the real Property or marine vessels of such Loan Party) except the following (collectively, "Permitted Liens"):

                                    (i)      Liens for taxes, fees, assessments,
                           or other governmental charges or levies on the Property of such Loan Party if such Liens (1) shall not at the time be delinquent or (2) subject to the provisions of Section 6.6, do not secure obligations in excess of $250,000, are being contested in good faith and by appropriate proceedings diligently pursued, adequate reserves in accordance with GAAP have been set aside on the books of such Loan Party, and a stay of enforcement of such Lien is in effect;

                                    (ii)     Liens imposed by law, such as
                           carrier's, warehousemen's, and mechanic's Liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than ten days past due;

                                    (iii)    statutory Liens in favor of
                           landlords of real Property leased by such Loan Party; provided that, such Loan Party is current with respect to payment of all rent and other amounts due to such landlord under any lease of such real Property;

                                    (iv)     Liens arising out of pledges or
                           deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation or to secure the performance of bids, tenders, or contracts (other than for the repayment of Indebtedness) or to secure indemnity, performance, or other similar bonds for the performance of bids, tenders, or contracts (other than for the repayment of Indebtedness) or to secure statutory obligations (other than liens arising under ERISA or Environmental Laws) or surety or appeal bonds, or to secure indemnity, performance, or other similar bonds;

                                    (v)      utility easements, building
                           restrictions, and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of such real Property or interfere with the use thereof in the business of such Loan Party;

                                    (vi)     Liens existing on the Closing Date
                           and described in Schedule 6.22;

A&R CREDIT AGREEMENT

                                    (vii)    Liens resulting from any extension,
                           refinancing, or renewal of the related Indebtedness as permitted pursuant to Section 6.17(d); provided that, the Liens evidenced thereby are not increased to cover any additional Property not covered thereby immediately prior to such extension, refinancing or renewal;

                                    (viii)   Liens securing purchase money
                           Indebtedness of such Loan Party permitted pursuant to
                           Section 6.17(c); provided that, such Liens attach only to the Property which was purchased with the proceeds of such purchase money Indebtedness; and

                                    (ix)     Liens in favor of the Agent granted
                           pursuant to any Loan Document.

                           (b) Notwithstanding the foregoing, none of the Liens permitted pursuant to this Section 6.22, other than (1) clauses (i) and (ix) above, may at any time attach to any Accounts of any Loan Party and (2) clauses (i) through (iii) and (ix) above, may at any time attach to any Inventory of any Loan Party.

                           (c) Other than as provided in the Loan Documents or in connection with the creation or incurrence of any Indebtedness under Section 6.17(c), no Loan Party will enter into or become subject to any negative pledge or other restriction on the right of such Loan Party to grant Liens to the Agent and the Lenders on any of its Property; provided that, any such negative pledge or other restriction entered into in connection with the creation of Indebtedness under
                  Section 6.17(c) shall be limited to the Property securing such purchase money Indebtedness.

         6.23. Change of Name or Location; Change of Fiscal Year. No Loan Party shall (a) change its name as it appears in official filings in the state of its incorporation or organization, (b) change its chief executive office, principal place of business, mailing address, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral as set forth in the Security Agreement, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization, in each case, unless (1) the Agent shall have received at least thirty days' prior written notice of such change and (2) the Agent shall have acknowledged in writing that, either (i) such change will not adversely affect the validity, perfection or priority of the Agent's security interest in the Collateral, or (ii) any reasonable action requested by the Agent in connection therewith has been completed or taken (including any action to continue the perfection of any Liens in favor of the Agent, on behalf of Lenders, in any Collateral), provided that, any new location shall be in the continental U.S. No Loan Party shall change its Fiscal Year.

         6.24. Affiliate Transactions. No Loan Party will enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer (including, without limitation, any payment or transfer with respect to any fees or expenses for management services) to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of such Loan Party's business and upon fair and reasonable terms no less favorable to such Loan Party than such Loan Party would obtain in a comparable arms-length transaction.

         6.25. Amendments to Agreements. No Loan Party will, nor will any Loan Party permit its Subsidiary to, amend or terminate its articles of incorporation, charter, certificate of formation, by-laws, operating, management or partnership agreement or other organizational document.

A&R CREDIT AGREEMENT

6.26.    Prepayment of Indebtedness; Subordinated Indebtedness.

                           (a) No Loan Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to its scheduled maturity, other than (i) the Obligations; (ii) Indebtedness secured by a Permitted Lien if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Section 6.20; (iii) Indebtedness permitted by Section 6.17(d) upon any refinancing thereof in accordance therewith; (iv) Indebtedness permitted by Section 6.17(e); (v) Indebtedness under the Senior Subordinated Notes repaid in connection with a refinancing thereof, provided that such refinancing constitutes Indebtedness permitted under Section 6.17(d); and
                  (vi) the purchase of Senior Subordinated Notes, provided that
                  (x) the Supplemental Term Loans have been paid in full in cash, (y) both before and (on a pro-forma basis) after giving effect thereto (1) the Borrowers' Fixed Charge Coverage Ratio has been and will be equal to or greater than 1.5 to 1.0 for two consecutive Fiscal Quarters (2) the Borrowers' Availability is equal to or greater than $15,000,000, (3) there is no Default or Unmatured Default and none would result from such purchase, and (z) the purchase price paid for any Senior Subordinated Note is not in excess of the outstanding principal balance thereof, plus accrued and unpaid interest thereon.

                           (b) No Loan Party shall make any amendment or modification to the Indenture, or any note or other agreement evidencing or governing any Subordinated Indebtedness, or directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire any Indebtedness under the Indenture or any Subordinated Indebtedness.

         6.27. Financial Contracts. No Loan Party shall enter into or remain liable upon any Financial Contract, except for (a) Rate Management Transactions permitted by Section 6.17(g), and (b) Financial Contracts that constitute currency swap transactions of Canadian Dollars provided that (i) they do not exceed an aggregate notional amount of 100% of all Canadian Dollar loans reasonably projected to be outstanding from the Company to Newpark Canada and any other Canadian Subsidiaries, together with all Investments by the Company in such entities during the term of such Financial Contract minus the aggregate principal amount (stated in Canadian Dollars) of all Revolving Loans, reasonably projected to be outstanding during the term of such Financial Contract, and (ii) they are for a term of three years or less.

         6.28. Capital Expenditures. No Loan Party shall expend, or be committed to expend, in excess of (a) during the Fiscal Year 2004 $15,000,000 or, if the Bridge Period has terminated, $20,000,000, provided for each expenditure during such year in excess of $15,000,000 in the aggregate, both before and (on a pro-forma basis) after giving effect to such expenditure (i) Borrowers' Fixed Charge Coverage Ratio shall be equal to or greater than 1.1 to 1.0, (ii) the Aggregate Borrowing Base less the Aggregate Revolving Exposure shall be at least $15,000,000, and (iii) there is no Default or Unmatured Default and none would result therefrom, and (b) $20,000,000 during any subsequent Fiscal Year, for Capital Expenditures in the aggregate for the Company and its Subsidiaries.

         6.29.    Financial Covenants.

                  6.29.1. Fixed Charge Coverage Ratio. The Company will not permit the Fixed Charge Coverage Ratio, determined as of the end of each of the Company's Fiscal Quarter for the applicable Test Period, to be less than the corresponding ratio set forth below:

A&R CREDIT AGREEMENT

-------------------------------------------------------------------------------------
                                                             MINIMUM FIXED CHARGE
               DATE OF DETERMINATION                            COVERAGE RATIO
-------------------------------------------------------------------------------------
Through and including September 30, 2004                          1.0 to 1.0
-------------------------------------------------------------------------------------
Thereafter                                                        1.1 to 1.0
-------------------------------------------------------------------------------------

                  6.29.2. Minimum Tangible Net Worth. The Company will at all times maintain Consolidated Tangible Net Worth of not less than the sum of (a) $140,771,900 plus (b) 75% of positive Consolidated Net Income earned in each Fiscal Quarter beginning with the Fiscal Quarter ending March 31, 2004.

                  6.29.3. Minimum Excess Availability. Borrowers shall maintain at all times during the period from May 16, 2004, through and including June 16, 2004, Availability (with all of the Loan Parties' indebtedness, liabilities and obligations current) in excess of $5,000,000.

         6.30. Depository Banks. Each Loan Party shall maintain the Agent as such Loan Party's principal depository bank, including for the maintenance of operating, administrative, cash management, collection activity, and other deposit accounts for the conduct of its business.

         6.31. Real Property Purchases. No Loan Party shall purchase a fee simple ownership interest in real Property with an aggregate purchase price in excess of $5,000,000

         6.32. Sale of Accounts. No Loan Party will, nor will any Loan Party permit its Subsidiary to, sell or otherwise dispose of any notes receivable or accounts receivable, with or without recourse.

         6.33. Canadian Subsidiaries Negative Pledge. No Loan Party will, nor will any Loan Party permit any of its Subsidiaries that are organized under the laws of a province of Canada ("Canadian Subsidiaries") to, create, incur or suffer to exist, any Lien in, of, or on any Property of such Canadian Subsidiary (including, without limitation, the real Property or marine vessels of such Canadian Subsidiary).

                                  ARTICLE VII

                                    DEFAULTS

         The occurrence of any one or more of the following events shall constitute a "Default" hereunder:

                           (a) any representation or warranty made or deemed made by or on behalf of any Loan Party to any Lender or the Agent under or in connection with this Agreement, any other Loan Document, any Credit Extension, or any certificate or information delivered in connection with any of the foregoing shall be materially false on the date as of which made;

                           (b) nonpayment, when due (whether upon demand or otherwise), of any principal, interest, fee, Reimbursement Obligation or any other obligation owing under any of the Loan Document;

A&R CREDIT AGREEMENT

                           (c) the breach by any Loan Party of any of the terms or provisions of Section 6.2, 6.3(a), 6.16 through 6.23 or 6.25 through 6.33;

                           (d) the breach by any Loan Party (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of (i)
                  Section 6.1, 6.3 (other than Section 6.3(a)), 6.4 through 6.15, or 6.24 of this Agreement which is not remedied within five days from the earlier of (x) the date on which any Loan Party had actual or constructive knowledge of such breach or
                  (y) the date on which such Loan Party receives written notice from the Agent or any Lender or (ii) any other Section of this Agreement which is not remedied within fifteen days after the earlier of (x) the date on which any Loan Party had actual or constructive knowledge of such breach or (y) the date on which such Loan Party receives written notice from the Agent or any Lender;

                           (e) failure of any Loan Party to pay when due any Material Indebtedness or a default, breach or other event occurs under any term, provision or condition contained in any Material Indebtedness Agreement of any Loan Party, the effect of which default, event or condition is to cause, or to permit the holder(s) of such Material Indebtedness or the lender(s) under any Material Indebtedness Agreement to cause, such Material Indebtedness to become due prior to its stated maturity or any commitment to lend under any Material Indebtedness Agreement to be terminated prior to its stated expiration date; any Material Indebtedness of any Loan Party shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or any Loan Party shall not pay, or admit in writing its inability to pay, its debts generally as they become due;

                           (f) any Loan Party shall (i) have an order for relief entered with respect to it under the Bankruptcy Code as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any portion of its Property which constitutes a Substantial Portion, (iv) institute any proceeding seeking an order for relief under the Bankruptcy Code as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this subsection (f) or (vi) fail to contest in good faith any appointment or proceeding described in subsection (g) below;

                           (g) a receiver, trustee, examiner, liquidator or similar official shall be appointed for any Loan Party or any portion of its Property which constitutes a Substantial Portion, or a proceeding described in subsection (f)(iv) of
                  Article VII shall be instituted against any Loan Party and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty consecutive days;

                           (h) any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of any Loan Party which, when taken together with all other Property of any Loan Party so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion;

A&R CREDIT AGREEMENT

                           (i) any loss, theft, damage or destruction of any item or items of Collateral or other property of any Loan Party occurs which could reasonably be expected to cause a Material Adverse Effect and is not adequately covered by insurance;

                           (j) any Loan Party shall fail within thirty days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $1,000,000 (or the equivalent thereof in currencies other than U.S. Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued;

                           (k)      any Change in Control shall occur;

                           (l) the Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $1,000,000 or any Reportable Event shall occur in connection with any Plan;

                           (m) any Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by such Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $1,000,000 or requires payments exceeding $1,000,000 per annum;

                           (n) a Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of such Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $1,000,000;

                           (o) any Loan Party shall (i) be the subject of any proceeding or investigation pertaining to the release by the any Loan Party or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), could reasonably be expected to have a Material Adverse Effect (as determined by Agent in its Permitted Discretion);

                           (p) the occurrence of any "default", as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided;

                           (q) any Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of the Guaranty to

A&R CREDIT AGREEMENT
                  which it is a party, or any Guarantor shall deny that it has any further liability under any Guaranty to which it is a party, or shall give notice to such effect;

                           (r) any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any Collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or any Loan Party shall fail to comply with any of the terms or provisions of any Collateral Document;

                           (s) any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms);

                           (t) the representations and warranties set forth in Section 5.17 (Plan Assets; Prohibited Transactions) shall at any time not be true and correct;

                           (u) nonpayment by any Borrower or any of its Subsidiaries of any Rate Management Obligation when due or the breach by any Borrower or any of its Subsidiaries of any term, provision or condition contained in any Rate Management Transaction or any transaction of the type described in the definition of "Rate Management Transactions," whether or not any Lender or Affiliate of a Lender is a party thereto; or

                           (v) any Loan Party is criminally indicted or convicted under any law that may reasonably be expected to lead to a forfeiture of any Property of such Loan Party having a fair market value in excess of $500,000.

                                  ARTICLE VIII

                        REMEDIES; WAIVERS AND AMENDMENTS

         8.1.     Remedies.

                           (a) If any Default occurs, the Agent may in its discretion (and at the written request of the Required Lenders, shall) (i) reduce the Aggregate Commitment or the Revolving Commitment, (ii) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs,
                  (iii) declare all or any portion of the Obligations to be due and payable, whereupon such Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives, (iv) upon notice to the Borrower Representative and in addition to the continuing right to demand payment of all amounts payable under this Agreement, the Agent may either (1) make demand on the Borrowers to pay, and the Borrowers will, forthwith upon such demand and without any further notice or act, pay to the Agent an amount, in immediately available funds (which funds shall be held in the Facility LC Collateral Account), equal to 105% of the Collateral Shortfall Amount or (2) deliver a Supporting

A&R CREDIT AGREEMENT

                  Letter of Credit as required by Section 2.1.2(l), whichever the Agent may specify in its sole discretion, (v) increase the rate of interest applicable to the Loans and the LC Fees as set forth in this Agreement and (vi) exercise any rights and remedies provided to the Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

                           (b) If any Default described in subsections (f) or (g) of Article VII occurs with respect to any Loan Party, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs shall automatically terminate and all Obligations shall immediately become due and payable without any election or action on the part of the Agent, the LC Issuer or any Lender and the Loan Parties will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Agent an amount equal to 105% of the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

                           (c) If, within thirty days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuer to issue Facility LCs hereunder as a result of any Default (other than any Default as described in subsections (f) or (g) of Article VII with respect to any Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower Representative, rescind and annul such acceleration and/or termination.

                           (d)      If at any time while any Default is
                  continuing, the Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Agent may make demand on the Borrowers (upon notice to the Borrower Representative) to pay, and the Borrowers will, forthwith upon such demand and without any further notice or act, pay to the Agent an amount equal to 105% of the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account. The Borrowers hereby pledge, assign, and grant to the Agent, on behalf of and for the benefit of the Agent, the Lenders, and the LC Issuer, a security interest in all of the Borrowers' right, title, and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations.

                           (e) The Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrowers to the Lenders or the LC Issuer under the Loan Documents.

                           (f) At any time while any Default is continuing, neither the Borrowers nor any Person claiming on behalf of or through the Borrowers shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Secured Obligations have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Agent to the Borrowers or paid to whomever may be legally entitled thereto at such time.

         8.2. Waivers by Loan Parties. Except as otherwise provided for in this Agreement or by applicable law, each Loan Party waives: (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity,

A&R CREDIT AGREEMENT
release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by the Agent on which any Loan Party may in any way be liable, and hereby ratifies and confirms whatever the Agent may do in this regard, (b) all rights to notice and a hearing prior to the Agent's taking possession or control of, or to the Agent's replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing the Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

         8.3.     Amendments.

                           (a) Subject to the provisions of this Section 8.3, no amendment, waiver or modification of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Loan Party therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Loan Parties and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                           (b) Notwithstanding subsection (a) above, no such amendment, waiver or other modification with respect to this Agreement shall, without the consent of all of the
                  Lenders:

                                    (i)      extend the final maturity of any
                           Loan to a date after the Facility Termination Date;

                                    (ii)     postpone any regularly scheduled
                           payment of principal of any Loan or reduce or forgive all or any portion of the principal amount of any Loan or any Reimbursement Obligation;

                                    (iii)    reduce the rate or extend the time
                           of payment of interest or fees payable to the Lenders pursuant to any Loan Document;

                                    (iv)     reduce the percentage or number of
                           Lenders specified in the definition of Required Lenders;

                                    (v)      extend the Facility Termination
                           Date;

                                    (vi)     increase the amount of the
                           Aggregate Commitment or the Commitment of any Lender hereunder (other than pursuant to Section 12.3);

                                    (vii)    increase the advance rates set
                           forth in the definition of Borrowing Base;

                                    (viii)   permit any Loan Party to assign its
                           rights under this Agreement;

                                    (ix)     amend this Section 8.3;

                                    (x)      release any guarantor of any Credit
                           Extension, except as otherwise permitted herein or in the other Loan Documents; or

A&R CREDIT AGREEMENT

                                    (xi)     except as provided in Section 10.16
                           or any Collateral Document, release all or substantially all of the Collateral.

                           (c) No amendment of any provision of this Agreement relating to the Agent or to the Non-Ratable Loans, the Overadvances or the Protective Advances shall be effective without the written consent of the Agent. No amendment of any provision relating to the LC Issuer shall be effective without the written consent of the LC Issuer. The Agent may (i) amend the Commitment Schedule to reflect assignments entered into pursuant to Section 12.3, and (ii) waive payment of the fee required under Section 12.3(c) without obtaining the consent of any other party to this Agreement.

         8.4. Preservation of Rights. No delay or omission of the Lenders, the LC Issuer or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or the inability of the Borrowers to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.3, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent, the LC Issuer and the Lenders until the Obligations have been paid in full.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1. Survival of Representations. All representations and warranties of the Loan Parties contained in this Agreement and the other Loan Documents shall survive the execution and delivery of the Loan Documents and the making of the Credit Extensions herein contemplated.

         9.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, neither the LC Issuer nor any Lender shall be obligated to extend credit to the Borrowers in violation of any limitation or prohibition provided by any applicable statute or regulation.

         9.3. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         9.4. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Loan Parties, the Agent, the LC Issuer and the Lenders and supersede all prior agreements and understandings among the Loan Parties, the Agent and the Lenders relating to the subject matter thereof other than those contained in the Fee Letter which shall survive and remain in full force and effect during the term of this Agreement. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         9.5. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other

A&R CREDIT AGREEMENT
lender (except to the extent to which the Agent is authorized to act as administrative agent for the Lenders hereunder). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided however,, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

         9.6.     Expenses; Indemnification.

                           (a) Expenses. The Borrowers shall reimburse the Agent and the Arranger for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, distribution (including, without limitation, via the internet or through a service such as Intralinks), review, amendment, modification, and administration of the Loan Documents. The Borrowers also agree to reimburse the Agent, the Arranger, the LC Issuer and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, the Arranger, the LC Issuer and the Lenders, which attorneys may be employees of the Agent, the Arranger, the LC Issuer or the Lenders) paid or incurred by the Agent, the Arranger, the LC Issuer or any Lender in connection with the collection and enforcement of the Loan Documents. Expenses being reimbursed by the Borrowers under this Section include, without limitation, costs and expenses incurred in connection with:

                                    (i)      appraisals of all or any portion of
                           the Collateral, including each parcel of real Property or interest in real Property described in any Collateral Document, if required, which appraisals shall be in conformity with the applicable requirements of any law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, including, without limitation, the provisions of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, reformed or otherwise modified from time to time, and any rules promulgated to implement such provisions (including travel, lodging, meals and other out of pocket expenses);

                                    (ii)     field examinations and audits and
                           the preparation of Reports at the Agent's then customary charge (such charge is currently $800 per day (or portion thereof) for each Person retained or employed by the Agent with respect to each field examination or audit) plus travel, lodging, meals and other out of pocket expenses;

                                    (iii)    any amendment, modification,
                           supplement, consent, waiver or other documents prepared with respect to any Loan Document and the transactions contemplated thereby;

                                    (iv)     lien and title searches and title
                           insurance;

A&R CREDIT AGREEMENT

                                    (v)      taxes, fees and other charges for
                           recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent's Liens (including costs and expenses paid or incurred by the Agent in connection with the consummation of the Agreement);

                                    (vi)     sums paid or incurred to take any
                           action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take;

                                    (vii)    any litigation, contest, dispute,
                           proceeding or action (whether instituted by Agent, the LC Issuer, any Lender, any Loan Party or any other Person and whether as to party, witness or otherwise) in any way relating to the Collateral, the Loan Documents or the transactions contemplated thereby; and

                                    (viii)   costs and expenses of forwarding
                           loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Funding Account and lock boxes, and costs and expenses of preserving and protecting the Collateral

                  The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrowers. All of the foregoing costs and expenses may be charged to the Borrower's Loan Account as Revolving Loans, or to another deposit account, all as described in Section 2.17(b).

                           (b) Indemnification. The Borrowers hereby further agree, jointly and severally, to indemnify the Agent, the Arranger, the LC Issuer each Lender, their respective Affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger, the LC Issuer any Lender or any Affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrowers under this Section 9.6 shall survive the termination of this Agreement. WITHOUT LIMITATION OF THE FOREGOING, IT IS THE INTENTION OF THE BORROWERS AND THE BORROWERS AGREE THAT THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PARTY WITH RESPECT TO LOSSES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, LIABILITIES AND EXPENSES (INCLUDING, WITHOUT LIMITATION, ALL EXPENSES OF LITIGATION OR PREPARATION THEREFOR), WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PARTY.

         9.7. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

         9.8. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP

A&R CREDIT AGREEMENT
in a manner consistent with that used in preparing the financial statements referred to in Section 5.5, except that any calculation or determination which is to be made on a consolidated basis shall be made for the Company and all of its Subsidiaries, including those Subsidiaries, if any, which are unconsolidated on the Company's audited financial statements. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and the Borrowers (through the Borrower Representative), the Agent or the Required Lenders shall so request the Agent, the Lenders and the Loan Parties shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders), provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and the Borrowers shall provide to the Agent and the Lenders reconciliation statements showing the difference in such calculation, together with the delivery of monthly, quarterly and annual financial statements required hereunder.

         9.9. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         9.10. Nonliability of Lenders. The relationship between any Loan Party on the one hand and the Lenders, the LC Issuer and the Agent on the other hand shall be solely that of debtor and creditor. Neither the Agent, the Arranger, the LC Issuer nor any Lender shall have any fiduciary responsibilities to any Loan Party. Neither the Agent, the Arranger, the LC Issuer nor any Lender undertakes any responsibility to any Loan Party to review or inform such Loan Party of any matter in connection with any phase of any Loan Party's business or operations. The Loan Parties agree that neither the Agent, the Arranger, the LC Issuer nor any Lender shall have liability to any Loan Party (whether sounding in tort, contract or otherwise) for losses suffered by any Loan Party in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the Arranger, the LC Issuer nor any Lender shall have any liability with respect to, and each Loan Party hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by any Loan Party in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

         9.11. Confidentiality. The Agent and each Lender agrees to hold any confidential information which it may receive from the Borrower in connection with this Agreement in confidence, except for disclosure (a) to its Affiliates and to the Agent and any other Lender and their respective Affiliates, (b) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (c) to regulatory officials, (d) to any Person as requested pursuant to or as required by law, regulation, or legal process, (e) to any Person in connection with any legal proceeding to which it is a party, (f) to its direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, (g) permitted by Section 12.4, and (h) to rating agencies if requested or required by such agencies in connection with a rating relating to the Credit Extensions hereunder. Without limiting Section 9.4, the Borrowers agree that the terms of this Section 9.11 shall set forth the entire agreement between the Borrowers and each Lender (including the Agent) with respect to any confidential information previously or hereafter received by such Lender in connection with this Agreement, and this Section 9.11 shall supersede any and all prior confidentiality agreements entered into by such Lender with respect to such confidential information. Notwithstanding anything herein to the contrary, confidential information shall not include, and each party to any of the Loan Documents and

A&R CREDIT AGREEMENT
their respective Affiliates (and the respective partners, directors, officers, employees, advisors, representatives and other agents of each of the foregoing and their Affiliates) may disclose to any and all Persons, without limitation of any kind, (i) any information with respect to the U.S. federal and state income tax treatment of the transactions contemplated hereby and any facts that may be relevant to understanding such tax treatment, which facts shall not include for this purpose the names of the parties or any other Person named herein, or information that would permit identification of the parties or such other Persons, or any pricing terms or other nonpublic business or financial information that is unrelated to such tax treatment or facts, and (ii) all materials of any kind (including opinions or other tax analyses) relating to such tax treatment or facts that are provided to any of the Persons referred to above, and it is hereby confirmed that each of the Persons referred to above has been authorized to make such disclosures since the commencement of discussions regarding the transactions contemplated hereby.

         9.12. Nonreliance. Each Lender hereby represents that it is not relying on or looking to any Margin Stock for the repayment of the Credit Extensions provided for herein.

         9.13. Disclosure. Each Loan Party and each Lender hereby acknowledges and agrees that Bank One and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.

         9.14. PATRIOT ACT NOTICE. IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. TO HELP THE GOVERNMENT FIGHT THE FUNDING OF TERRORISM AND MONEY LAUNDERING ACTIVITIES, FEDERAL LAW REQUIRES ALL FINANCIAL INSTITUTIONS TO OBTAIN, VERIFY, AND RECORD INFORMATION THAT IDENTIFIES EACH PERSON OR ENTITY THAT OPENS AN ACCOUNT, INCLUDING ANY DEPOSIT ACCOUNT, TREASURY MANAGEMENT ACCOUNT, LOAN, OTHER EXTENSION OF CREDIT, OR OTHER FINANCIAL SERVICES PRODUCT. WHAT THIS MEANS FOR THE BORROWERS: WHEN A BORROWER OPENS AN ACCOUNT, IF SUCH BORROWER IS AN INDIVIDUAL, THE AGENT AND THE LENDERS WILL ASK FOR SUCH BORROWER'S NAME, RESIDENTIAL ADDRESS, DATE OF BIRTH, AND OTHER INFORMATION THAT WILL ALLOW AGENT AND THE LENDERS TO IDENTIFY SUCH BORROWER, AND, IF THE BORROWER IS NOT AN INDIVIDUAL, THE AGENT AND THE LENDERS WILL ASK FOR SUCH BORROWER'S NAME, EMPLOYER IDENTIFICATION NUMBER, BUSINESS ADDRESS, AND OTHER INFORMATION THAT WILL ALLOW THE AGENT AND THE LENDERS TO IDENTIFY SUCH BORROWER. THE AGENT AND THE LENDERS MAY ALSO ASK, IF A BORROWER IS AN INDIVIDUAL, TO SEE SUCH BORROWER'S DRIVER'S LICENSE OR OTHER IDENTIFYING DOCUMENTS, AND, IF A BORROWER IS NOT AN INDIVIDUAL, TO SEE SUCH BORROWER'S LEGAL ORGANIZATIONAL DOCUMENTS OR OTHER IDENTIFYING DOCUMENTS.

A&R CREDIT AGREEMENT

         9.15. Amendment and Restatement. This Agreement is an amendment and restatement of that certain Amended and Restated Credit Agreement, dated as of January 31, 2002, among Newpark Resources, Inc., the lending institutions party thereto as "Lenders", Bank One, NA, as administrative agent and LC Issuer, and the other parties thereto, as amended (the "Amended Loan Agreement" and together with the Original Loan Agreement and all interim amendments, restatements and other modifications thereto, collectively, the "Prior Loan Agreements"). All "Obligations" under the Prior Loan Agreements and all Liens securing payment of "Obligations" under the Prior Loan Agreements shall in all respects be continuing and this Agreement shall not be deemed to evidence or result in a novation or repayment and re-borrowing of such "Obligations". This Agreement shall supersede the Prior Loan Agreements. From and after the Effective Date, this Agreement shall govern the terms of the "Obligations" under the Prior Loan Agreements. To the extent not replaced by Loan Documents dated as of the Closing Date, any "Loan Documents" (as defined in the Prior Loan Agreements) executed in connection with the Prior Loan Agreements (other than any such Loan Document that is specifically terminated by the parties thereto) shall continue to be effective, and all references in those prior Loan Documents to the "Amended and Restated Credit Agreement," the "Credit Agreement", the "Agreement" or similar references, shall be deemed to refer to this Agreement without further amendment thereof.

                                   ARTICLE X

                                   THE AGENT

         10.1. Appointment; Nature of Relationship. Bank One, NA is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article
X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (a) does not hereby assume any fiduciary duties to any of the Lenders, (b) is a "representative" of the Lenders within the meaning of the term "secured party" as defined in the Texas Uniform Commercial Code and (c) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

         10.2. Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

A&R CREDIT AGREEMENT

         10.3. General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrowers, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

         10.4. No Responsibility for Credit Extensions, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith;
(f) the value, sufficiency, creation, perfection or priority of any Lien in any Collateral; or (g) the financial condition of any Loan Party, any Guarantor or any Affiliate of any Loan Party.

         10.5. Action on Instructions of the Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         10.6. Employment of Agents and Counsel. The Agent may execute any of its duties as the Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by the Agent or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

         10.7. Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, electronic mail message, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent. For purposes of determining compliance with the conditions specified in Sections 4.1 and 4.2, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Agent shall have received notice from such Lender prior to the applicable date specifying its objection thereto.

         10.8. Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (a) for any

A&R CREDIT AGREEMENT
amounts not reimbursed by the Borrowers for which the Agent is entitled to reimbursement by the Borrowers under the Loan Documents, (b) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that, (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 3.5(g) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

         10.9. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender, any Borrower or the Borrower Representative referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders; provided, that, the Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to the Agent's gross negligence or willful misconduct.

         10.10. Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Credit Extensions as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with any Loan Party in which such Loan Party is not restricted hereby from engaging with any other Person, all as if Bank One were not the Agent and without any duty to account therefor to Lenders. Bank One and its Affiliates may accept fees and other consideration from any Loan Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders. The Agent in its individual capacity, is not obligated to remain a Lender.

         10.11. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Loan Parties and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents. Except for any notice, report, document, credit information or other information expressly required to be furnished to the Lenders by the Agent or Arranger hereunder, neither the Agent nor the Arranger shall have any duty or responsibility (either initially or on a continuing basis) to provide any Lender with any notice, report, document, credit information or other information

A&R CREDIT AGREEMENT
concerning the affairs, financial condition or business of the Borrowers or any of their Affiliates that may come into the possession of the Agent or Arranger (whether or not in their respective capacity as Agent or Arranger) or any of their Affiliates.

         10.12. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower Representative, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrowers and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrowers and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrowers or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrowers shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

         10.13. Delegation to Affiliates. The Borrowers and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

         10.14. Execution of Loan Documents. The Lenders hereby empower and authorize the Agent, on behalf of the Agent and the Lenders, to execute and deliver to the Loan Parties the Loan Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents. Each Lender agrees that any action taken by the Agent or the Required Lenders in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Agent or the Required Lenders of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders. The Lenders acknowledge that all of the Obligations hereunder constitute one debt, secured pari passu by all of the Collateral.

A&R CREDIT AGREEMENT

         10.15.   Collateral Matters.

                           (a) The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release or subordinate (as applicable) any Liens granted to the Agent by the Loan Parties on any Collateral (i) upon the termination of the Aggregate Commitment, payment and satisfaction in full in cash of all Obligations (other than Unliquidated Secured Obligations), and the cash collateralization of all Unliquidated Secured Obligations in a manner satisfactory to each affected Lender, (ii) constituting Property being sold or disposed of if the Loan Party disposing of such Property certifies to the Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting Property in which no Loan Party has at any time during the term of this Agreement owned any interest, (iv) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement, (v) owned by or leased to an Loan Party which is subject to a purchase money security interest or which is the subject of a Capitalized Lease, in either case, entered into by such Loan Party pursuant to Section 6.17(c), or (vi) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Agent and the Lenders pursuant to Section 8.1. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release any Liens upon particular types or items of Collateral pursuant to this Section 10.15. Except as provided in the preceding sentence, the Agent will not release any Liens on Collateral without the prior written authorization of the Required Lenders; provided that, the Agent may in its discretion, release its Liens on Collateral valued in the aggregate not in excess of $2,500,000 during any calendar year without the prior written authorization of the Lenders.

                           (b)      Upon receipt by the Agent of any
                  authorization required pursuant to Section 10.15(a) from the Required Lenders of the Agent's authority to release any Liens upon particular types or items of Collateral, and upon at least five Business Days prior written request by the Loan Parties, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of its Liens upon such Collateral; provided that, (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                           (c)      The Agent shall have no obligation
                  whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Loan Parties or is cared for, protected, or insured or has been encumbered, or that the Liens granted to the Agent therein have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion given the Agent's own interest in the Collateral in its

A&R CREDIT AGREEMENT
                  capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

                           (d) Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Agent and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or otherwise deal with such Collateral in accordance with the Agent's instructions.

                           (e) Each Lender hereby agrees as follows: (a) such Lender is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each Report prepared by or on behalf of the Agent; (b) such Lender expressly agrees and acknowledges that neither Bank One nor the Agent (i) makes any representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein, or (ii) shall be liable for any information contained in any Report;
                  (c) such Lender expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent, Bank One, or any other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties' books and records, as well as on representations of the Loan Parties' personnel and that Bank One undertakes no obligation to update, correct or supplement the Reports; (d) such Lender agrees to keep all Reports confidential and strictly for its internal use, not share the Report with any Loan Party and not to distribute any Report to any other Person except as otherwise permitted pursuant to this Agreement; and (e) without limiting the generality of any other indemnification provision contained in this Agreement, such Lender agrees (i) that neither Bank One nor the Agent shall be liable to such Lender or any other Person receiving a copy of the Report for any inaccuracy or omission contained in or relating to a Report, (ii) to conduct its own due diligence investigation and make credit decisions with respect to the Loan Parties based on such documents as such Lender deems appropriate without any reliance on the Reports or on the Agent or Bank One, (iii) to hold the Agent and any such other Person preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any Credit Extensions that the indemnifying Lender has made or may make to the Loan Parties, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, any Obligations and (iv) to pay and protect, and indemnify, defend, and hold the Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorney fees) incurred by the Agent and any such other Person preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

         10.16. Co-Agents, Documentation Agent, Syndication Agent, etc. Neither any of the Lenders identified in this Agreement as a "co-agent" nor the Documentation Agent or the Syndication Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Agent in Section 10.11.

A&R CREDIT AGREEMENT

                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS

         11.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Loan Party becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of any Borrower may be offset and applied toward the payment of the Secured Obligations owing to such Lender, whether or not the Secured Obligations, or any part thereof, shall then be due.

         11.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Credit Exposure (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Secured Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to respective Pro Rata Share of the Aggregate Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                   ARTICLE XII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         12.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Loan Parties and the Lenders and their respective successors and assigns permitted hereby, except that (a) the Loan Parties shall not have the right to assign their rights or obligations under the Loan Documents without the prior written consent of each Lender, (b) any assignment by any Lender must be made in compliance with Section 12.3, and (c) any transfer by Participation must be made in compliance with
Section 12.2. Any attempted assignment or transfer by any party not made in compliance with this Section 12.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Section
12.2. The parties to this Agreement acknowledge that clause (b) of this Section
12.1 relates only to absolute assignments and this Section 12.1 does not prohibit assignments creating security interests, including, without limitation,
(x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Agent may treat the Person which made any Credit Extension or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided however, that the Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Credit Extension or which holds any Note to direct payments relating to such Credit Extension or Note to another Person. Any assignee of the rights to any Credit Extension or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Credit

A&R CREDIT AGREEMENT

Extension (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Credit Extension.

         12.2.    Participations.

                           (a) Permitted Participants; Effect. Any Lender may at any time sell to one or more banks or other entities ("Participants") participating interests in any Credit Exposure of such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrowers under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrowers and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

                           (b) Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Extension or Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section
                  8.3 or of any other Loan Document.

                           (c) Benefit of Certain Provisions. Each Loan Party agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that, each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section
                  11.2 as if each Participant were a Lender. The Borrowers further agree that each Participant shall be entitled to the benefits of Sections 3.1, 3.2, 3.4 and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3, provided that, (i) a Participant shall not be entitled to receive any greater payment under Section 3.1, 3.2 or 3.5 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Borrower Representative, and (ii) any Participant not incorporated under the laws of the U.S. or any state thereof agrees to comply with the provisions of Section 3.5 to the same extent as if it were a Lender.

         12.3.    Assignments.

                           (a) Permitted Assignments. Any Lender may at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit

A&R CREDIT AGREEMENT

                  G (an "Assignment Agreement"). Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate of a Lender or an Approved Fund shall either be in an amount equal to the entire applicable Commitment and Credit Extensions of the assigning Lender or (unless each of the Borrower Representative and the Agent otherwise consents) be in an aggregate amount not less than $5,000,000 in the case of any assignment of a Revolving Commitment and $1,000,000 in the case of any assignment of a Term Loan or Term Loan Commitment. The amount of the assignment shall be based on the Commitment or outstanding Credit Extensions (if the Commitment has been terminated) subject to the assignment, determined as of the date of such assignment or as of the "Trade Date," if the "Trade Date" is specified in the assignment.

                           (b) Consents. The consent of the Borrower Representative shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund, provided that, the consent of the Borrower Representative shall not be required if a Default has occurred and is continuing. The consent of the Agent shall be required prior to an assignment becoming effective unless the Purchaser is a Lender with a Revolving Commitment (in the case of an assignment of a Revolving Commitment) or is a Lender, an Affiliate of a Lender or an Approved Fund (in the case of an assignment of any other Commitment or Loans). The consent of the LC Issuer shall be required prior to an assignment of a Revolving Commitment becoming effective unless the Purchaser is a Lender with a Revolving Commitment. Any consent required under this Section 12.3(b) shall not be unreasonably withheld or delayed.

                           (c) Effect; Effective Date. Upon (i) delivery to the Agent of a duly executed Assignment Agreement, together with any consents required by Sections 12.3(a) and 12.3(b), and (ii) payment of a $3,500 fee to the Agent for processing such assignment effective on the effective date specified by the Agent in such Assignment Agreement. The Assignment Agreement shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Credit Exposure under the applicable Assignment Agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such Assignment Agreement, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and the transferor Lender shall be released with respect to the Commitment and Credit Exposure assigned to such Purchaser without any further consent or action by the Borrowers, the Lenders or the Agent. In the case of an Assignment Agreement covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Obligations and termination of the applicable agreement. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.2. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3(c), the transferor Lender, the Agent and the Borrowers shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal

A&R CREDIT AGREEMENT
                  amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

                           (d) Register. The Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at one of its offices in the U.S. a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Credit Extensions owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         12.4. Dissemination of Information. Each Loan Party authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Loan Parties, including without limitation any information contained in any Reports; provided that, each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

         12.5. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is not incorporated under the laws of the U.S. or any state thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(d).

         12.6. Assignment by LC Issuer. Notwithstanding anything contained herein, if at any time Bank One assigns all of its Revolving Commitment and Revolving Loans pursuant to Section 12.3, Bank One may, upon thirty days' notice to the Borrower Representative and the Lenders, resign as LC Issuer. In the event of any such resignation as LC Issuer, the Borrower Representative shall be entitled to appoint from among the Lenders a successor LC Issuer hereunder; provided however, that no failure by the Borrower Representative to appoint any such successor shall affect the resignation of Bank One as LC Issuer. If Bank One resigns as LC Issuer, it shall retain all the rights and obligations of the LC Issuer hereunder with respect to the Facility LCs outstanding as of the effective date of its resignation as LC Issuer and all LC Obligations with respect thereto (including the right to require the Lenders to make Revolving Loans or fund risk participations in outstanding Reimbursement Obligations pursuant to Section 2.1.2(d)).

                                  ARTICLE XIII

                                     NOTICES

         13.1.    Notices; Effectiveness; Electronic Communications.

                           (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

A&R CREDIT AGREEMENT

                                    (i)      if to any Loan Party, at its
                           address or telecopier number set forth on the signature page hereof;

                                    (ii)     if to the Agent, at its address or
                           telecopier number set forth on the signature page hereof;

                                    (iii)    if to the LC Issuer, at its address
                           or telecopier number set forth on the signature page hereof;

                                    (iv)     if to a Lender, to it at its
                           address or telecopier number set forth in its Administrative Questionnaire.

                  Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph
         (b) below, shall be effective as provided in said paragraph (b).

                           (b) Electronic Communications. Notices and other communications to the Lenders and the LC Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Agent or as otherwise determined by the Agent, provided that, the foregoing shall not apply to notices to any Lender or the LC Issuer pursuant to Article II if such Lender or the LC Issuer, as applicable, has notified the Agent that it is incapable of receiving notices under such Article by electronic communication. The Agent or any Loan Party may, in its respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it or as it otherwise determines, provided that such determination or approval may be limited to particular notices or communications. Notwithstanding the foregoing, in every instance, the Borrower Representative shall be required to provide paper copies of the Compliance Certificates required by Section 6.1(e) to the Agent.

                  Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

         13.2. Change of Address, Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

                                  ARTICLE XIV

                                  COUNTERPARTS

A&R CREDIT AGREEMENT

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Loan Parties, the Agent, the LC Issuer and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.

                                   ARTICLE XV

                                    GUARANTY

         15.1. Guaranty. Each Guarantor (other than those that have delivered a separate Guaranty; each to be referred to in this Article XV as a Guarantor and collectively as the Guarantors) hereby agrees that it is jointly and severally liable for, and, as primary obligor and not merely as surety, absolutely and unconditionally guarantees to the Lenders the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and all costs and expenses including, without limitation, all court costs and attorneys' and paralegals' fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Agent, the LC Issuer and the Lenders in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, any Borrower, any Guarantor or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, collectively the "Guaranteed Obligations"). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal.

         15.2. Guaranty of Payment. This Guaranty is a guaranty of payment and not of collection. Each Guarantor waives any right to require the Agent, the LC Issuer or any Lender to sue any Borrower, any Guarantor, any other guarantor, or any other person obligated for all or any part of the Guaranteed Obligations, or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

         15.3.    No Discharge or Diminishment of Guaranty.

                           (a) Except as otherwise provided for herein and to the extent provided for herein, the obligations of each Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including:

                                    (i)      any claim of waiver, release,
                           extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise;

                                    (ii)     any change in the corporate
                           existence, structure or ownership of any Borrower or any other guarantor of or other person liable for any of the Guaranteed Obligations;

                                    (iii)    any insolvency, bankruptcy,
                           reorganization or other similar proceeding affecting any Borrower, any Guarantor, or any other guarantor of or other person liable for any of the Guaranteed Obligations, or their assets or any resulting release or discharge of any obligation of any Borrower, any Guarantor,

A&R CREDIT AGREEMENT
                           or any other guarantor of or other person liable for any of the Guaranteed Obligations; or

                                    (iv)     the existence of any claim, setoff
                           or other rights which any Guarantor may have at any time against any Borrower, any Guarantor, any other guarantor of the Guaranteed Obligations, the Agent, the LC Issuer, any Lender, or any other person, whether in connection herewith or in any unrelated transactions.

                           (b) The obligations of each Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Borrower, any Guarantor or any other guarantor of or other person liable for any of the Guaranteed Obligations, of the Guaranteed Obligations or any part thereof.

                           (c) Further, the obligations of any Guarantor hereunder are not discharged or impaired or otherwise affected by:

                                    (i)      the failure of the Agent, the LC
                           Issuer or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations;

                                    (ii)     any waiver or modification of or
                           supplement to any provision of any agreement relating to the Guaranteed Obligations;

                                    (iii)    any release, non-perfection, or
                           invalidity of any indirect or direct security for the obligations of any Borrower for all or any part of the Guaranteed Obligations or any obligations of any other guarantor of or other person liable for any of the Guaranteed Obligations;

                           (d) any action or failure to act by the Agent, the LC Issuer or any Lender with respect to any collateral securing any part of the Guaranteed Obligations; and

                           (e) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of the Guaranteed Obligations).

         15.4. Defenses Waived. To the fullest extent permitted by applicable law, each Guarantor hereby waives any defense based on or arising out of any defense of any Borrower or any Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of any Borrower or any Guarantor, other than the indefeasible payment in full in cash of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against any Borrower, any Guarantor, any other guarantor of any of the Guaranteed Obligations, or any other person. The Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or

A&R CREDIT AGREEMENT
otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Borrower, any Guarantor, any other guarantor or any other person liable on any part of the Guaranteed Obligations or exercise any other right or remedy available to it against any Borrower, any Guarantor, any other guarantor or any other person liable on any of the Guaranteed Obligations, without affecting or impairing in any way the liability of such Guarantor under this Guaranty except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any Borrower, any other guarantor or any other person liable on any of the Guaranteed Obligations, as the case may be, or any security.

         15.5. Rights of Subrogation. No Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any Borrower, any Guarantor, any person liable on the Guaranteed Obligations, or any collateral, until the Loan Parties and the Guarantors have fully performed all their obligations to the Agent, the LC Issuer and the Lender.

         15.6. Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of any Borrower or otherwise, each Guarantor's obligations under this Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Agent, the LC Issuer and the Lenders are in possession of this Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Guarantors forthwith on demand by the Lender.

         15.7. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrowers' financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Guarantor assumes and incurs under this Guaranty, and agrees that neither the Agent, the LC Issuer nor any Lender shall have any duty to advise any Guarantor of information known to it regarding those circumstances or risks.

         15.8. Termination. The Lenders may continue to make loans or extend credit to any Borrower based on this Guaranty until five days after the Agent receives written notice of termination from any Guarantor. Notwithstanding receipt of any such notice, each Guarantor will continue to be liable to the Lender for any Guaranteed Obligations created, assumed or committed to prior to the fifth day after receipt of the notice, and all subsequent renewals, extensions, modifications and amendments with respect to, or substitutions for, all or any part of that Guaranteed Obligations.

         15.9. Taxes. All payments of the Guaranteed Obligations will be made by each Guarantor free and clear of and without deduction for or on account of any and all present or future taxes, levies, imposts, duties, charges, deductions or withholdings of whatever nature imposed by any governmental authority with respect to such payments, and any and all liabilities with respect to the foregoing, but excluding franchise taxes and taxes imposed on overall net income of the Lender by the U.S. or the jurisdiction in which the Lender's applicable Lending Installation is located (collectively, "Taxes"). If any Guarantor is required by law to deduct any Taxes from or in respect of any sum payable to the Lenders under this Guaranty, (a) the sum payable must be increased as necessary so that after making all

A&R CREDIT AGREEMENT
required deductions (including deductions applicable to additional sums payable under this provision) the Lenders receive an amount equal to the sum it would have received had no such deductions been made, (b) the Guarantors must then make such deductions, and must pay the full amount deducted to the relevant authority in accordance with applicable law, and (c) the Guarantors must furnish to the Lender within forty-five days after their due date certified copies of all official receipts evidencing payment thereof.

         15.10. Severability. The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor's liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Guarantors or the Lenders, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor's "Maximum Liability". This Section with respect to the Maximum Liability of each Guarantor is intended solely to preserve the rights of the Lenders to the maximum extent not subject to avoidance under applicable law, and no Guarantor nor any other person or entity shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Guarantor hereunder shall not be rendered voidable under applicable law. Each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Guarantor without impairing this Guaranty or affecting the rights and remedies of the Lenders hereunder, provided that, nothing in this sentence shall be construed to increase any Guarantor's obligations hereunder beyond its Maximum Liability.

         15.11. Contribution. In the event any Guarantor (a "Paying Guarantor") shall make any payment or payments under this Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Guaranty, each other Guarantor (each a "Non-Paying Guarantor") shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor's "Pro Rata Share" of such payment or payments made, or losses suffered, by such Paying Guarantor. For purposes of this Article XV, each Non-Paying Guarantor's "Pro Rata Share" with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor's Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor's Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Borrowers after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Guarantor, the aggregate amount of all monies received by such Guarantors from the Borrowers after the date hereof (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any Guarantor's several liability for the entire amount of the Guaranteed Obligations (up to such Guarantor's Maximum Liability). Each of the Guarantors covenants and agrees that its right to receive any contribution under this Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the payment in full in cash of the Guaranteed Obligations. This provision is for the benefit of both the Agent, the LC Issuer, the Lenders and the Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

A&R CREDIT AGREEMENT

         15.12. Lending Installations. The Guaranteed Obligations may be booked at any Lending Installation. All terms of this Guaranty apply to and may be enforced by or on behalf of any Lending Installation.

         15.13. Liability Cumulative. The liability of each Loan Party as a Guarantor under this Article XV is in addition to and shall be cumulative with all liabilities of each Loan Party to the Agent, the LC Issuer and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations of liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

                                  ARTICLE XVI

          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

         16.1. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF TEXAS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         16.2. CONSENT TO JURISDICTION. EACH LOAN PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR TEXAS STATE COURT SITTING IN DALLAS, TEXAS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND EACH LOAN PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT, THE LC ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY LOAN PARTY AGAINST THE AGENT, THE LC ISSUER OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTION WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN DALLAS, TEXAS.

A&R CREDIT AGREEMENT

         16.3. WAIVER OF JURY TRIAL. EACH LOAN PARTY, THE AGENT, THE LC ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

                                  ARTICLE XVII

                           THE BORROWER REPRESENTATIVE

         17.1. Appointment; Nature of Relationship. The Company is hereby appointed by each of the Borrowers as its contractual representative (herein referred to as the "Borrower Representative") hereunder and under each other Loan Document, and each of the Borrowers irrevocably authorizes the Borrower Representative to act as the contractual representative of such Borrower with the rights and duties expressly set forth herein and in the other Loan Documents. The Borrower Representative agrees to act as such contractual representative upon the express conditions contained in this Article XVI. Additionally, the Borrowers hereby appoint the Borrower Representative as their agent to receive all of the proceeds of the Loans in the Funding Account, at which time the Borrower Representative shall promptly disburse such Loans to the appropriate Borrower. The Agent and the Lenders, and their respective officers, directors, agents or employees, shall not be liable to the Borrower Representative or any Borrower for any action taken or omitted to be taken by the Borrower Representative or the Borrowers pursuant to this Section 17.1.

         17.2. Powers. The Borrower Representative shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Borrower Representative by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Borrower Representative shall have no implied duties to the Borrowers, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Borrower Representative.

         17.3. Employment of Agents. The Borrower Representative may execute any of its duties as the Borrower Representative hereunder and under any other Loan Document by or through Authorized Officers.

         17.4. Notices. Each Borrower shall immediately notify the Borrower Representative of the occurrence of any Default or Unmatured Default hereunder referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default." In the event that the Borrower Representative receives such a notice, the Borrower Representative shall give prompt notice thereof to the Agent and the Lenders. Any notice provided to the Borrower Representative hereunder shall constitute notice to each Borrower on the date received by the Borrower Representative.

         17.5. Successor Borrower Representative. Upon the prior written consent of the Agent, the Borrower Representative may resign at any time, such resignation to be effective upon the appointment of a successor Borrower Representative. The Agent shall give prompt written notice of such resignation to the Lenders.

         17.6. Execution of Loan Documents; Aggregate Borrowing Base Certificate. The Borrowers hereby empower and authorize the Borrower Representative, on behalf of the Borrowers, to execute and deliver to the Agent and the Lenders the Loan Documents and all related agreements, certificates,

A&R CREDIT AGREEMENT
documents, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents, including without limitation, the Aggregate Borrowing Base Certificates and the Compliance Certificates. Each Borrower agrees that any action taken by the Borrower Representative or the Borrowers in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Borrower Representative of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Borrowers.

         17.7. Reporting. Each Borrower hereby agrees that such Borrower shall furnish promptly after each Fiscal Month to the Borrower Representative a copy of its Borrowing Base Certificate and any other certificate or report required hereunder or requested by the Borrower Representative on which the Borrower Representative shall rely to prepare the Aggregate Borrowing Base Certificates and Compliance Certificates required pursuant to the provisions of this Agreement.

                            [SIGNATURE PAGES FOLLOW]

A&R CREDIT AGREEMENT

         IN WITNESS WHEREOF, the Loan Parties, the Lenders, the LC Issuer and the Agent have executed this Agreement as of the date first above written.

                       BORROWERS:

                       NEWPARK RESOURCES, INC.,
                       DURA-BASE NEVADA, INC.,
                       EXCALIBAR MINERALS, INC.,
                       EXCALIBUR MINERALS OF LA., L.L.C.,
                       NEWPARK DRILLING FLUIDS, L.L.C.,
                       NEWPARK ENVIRONMENTAL SERVICES, L.L.C.,
                       NEWPARK ENVIRONMENTAL MANAGEMENT COMPANY, L.L.C., NEWPARK HOLDINGS, INC.,
                       NEWPARK TEXAS L.L.C.,
                       OGS LABORATORY, INC.,
                       SOLOCO, L.L.C., AND
                       SUPREME CONTRACTORS, L.L.C.

                       By: /s/ John R. Dardenne
                           ----------------------------------------------------
                       Print Name: John R. Dardenne
                       Title: Treasurer

                       BATSON-MILL, L.P.,
                       NES PERMIAN BASIN, L.P.,
                       NEWPARK ENVIRONMENTAL SERVICES OF TEXAS, L.P., NID, L.P., and
                       SOLOCO TEXAS, L.P.

                       By: Newpark Holdings, Inc., the general partner of such
                           entity

                       By: /s/ John R. Dardenne
                           ----------------------------------------------------
                       Print Name: John R. Dardenne
                       Title: Treasurer

                       LOAN PARTIES:

                       CHESSHER CONSTRUCTION, INC.,
                       MALLARD & MALLARD OF LA., INC., AND
                       SHAMROCK DRILLING FLUIDS, INC.

                       By: /s/ John R. Dardenne
                           ----------------------------------------------------
                       Print Name: John R. Dardenne
                       Title: Treasurer

SCHEDULE 6.22 TO
A&R CREDIT AGREEMENT

                       DARCOM INTERNATIONAL, L.P.,
                       NEWPARK ENVIRONMENTAL SERVICES
                       MISSISSIPPI, L.P., AND
                       NEWPARK SHIPHOLDING TEXAS, L.P.

                       By: Newpark Holdings, Inc., the general partner of each

                       By: /s/ John R. Dardenne
                           ----------------------------------------------------
                       Print Name: John R. Dardenne
                       Title: Treasurer

                       NOTICE ADDRESS FOR ALL LOAN PARTIES:
                       c/o Newpark Resources, Inc.
                       3850 North Causeway Blvd., Suite 1770
                       Metairie, Louisiana 70002-1752
                       Attention: Mr. John R. Dardenne, Sr., Treasurer
                       Telephone: (504) 838-8222
                       Facsimile: (504) 833-9506

SCHEDULE 6.22 TO
A&R CREDIT AGREEMENT

                       LENDERS:

                       BANK ONE, NA
                       Individually, as Agent and LC Issuer

                       By: /s/ C. C. Prudhomme III
                           ----------------------------------------------------
                       Name: C. C. Prudhomme III
                       Title: Director

                       Address:
                       Bank One, N.A.
                       1717 Main Street, LL1
                       Dallas, Texas 75201
                       Attention: J. Devin Mock
                       Telephone: (214) 290-2596
                       Facsimile: (214) 290-5382

SCHEDULE 6.22 TO
A&R CREDIT AGREEMENT

                       FLEET CAPITAL CORPORATION,
                       as Lender

                       By: /s/ Larry Trussell
                           ----------------------------------------------------
                       Name: Larry Trussell
                       Title: Vice-President

SCHEDULE 6.22 TO
A&R CREDIT AGREEMENT

                       HIBERNIA NATIONAL BANK,
                       as Lender

                       By: /s/ Lisa D. Morton
                           ----------------------------------------------------
                       Name: Lisa D. Morton
                       Title: AVP

SCHEDULE 6.22 TO
A&R CREDIT AGREEMENT

                       WHITNEY NATIONAL BANK,
                       as Lender

                       By: /s/ M. J. Shannon
                           ----------------------------------------------------
                       Name: Michael Jesse Shannon
                       Title: Senior Vice President

SCHEDULE 6.22 TO
A&R CREDIT AGREEMENT